     As filed with the Securities and Exchange Commission on August 13, 2002



                                                      Registration No. 333-87760

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 3
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                        ------------------------------

                            JAG MEDIA HOLDINGS, INC.
                            (f/k/a JagNotes.com Inc.)
             (Exact name of registrant as specified in its charter)

                   Nevada                                   88-0380456
       (State or other jurisdiction of                   (I.R.S. Employer
        incorporation or organization)                  Identification Number)

                            JAG Media Holdings, Inc.
                         6865 SW 18th Street, Suite B13
                              Boca Raton, FL 33433
                                 (561) 393-0605
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                          -----------------------------

                               Thomas J. Mazzarisi
                            Executive Vice President
                            JAG Media Holdings, Inc.
                         6865 SW 18th Street, Suite B13
                              Boca Raton, FL 33433
                               Tel: (561) 393-0605
                               Fax: (561) 393-6018
                       (Name, address, including zip code,
                  and telephone number, including area code, of
                          agent for service of process)

                          -----------------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |x|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE


                                                            Proposed Maximum      Proposed Maximum
Title of Each Class of                  Amount to be       Offering Price Per    Aggregate Offering        Amount of
Securities to be Registered              Registered               Unit                   Price          Registration Fee
---------------------------              ----------               ----                   -----          ----------------
Class A common stock,                    24,911,807(1)           $0.58 (2)         $14,448,848.06 (2)      $493.71(3)(4)
$.00001 par value


        (1) We are registering hereunder 170,619 shares of Class A common stock that may be issued if certain of the selling stockholders opt to convert their shares of Series 1 Class B common stock into Class A common stock on a one-for-one basis. We have registered 20,000,000 shares of Class A common stock based on a good faith estimate of the maximum amount that may be sold pursuant to an equity line purchase agreement.

        (2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based upon the average of the ask and bid prices of the Class A common stock reported on the OTC Bulletin Board on May 1, 2002.

        (3) Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the filing fee of $835.58 paid with respect to 57,588,490 unsold shares is being carried forward from Registration Statement No. 333-69144 to this Registration Statement. Therefore, a registration fee of $493.71 ($1,329.29 - $835.58) is being paid in connection with the filing of this Registration Statement.

        (4) Previously paid on May 7, 2001 in connection with original filing of this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                24,911,807 Shares

                            JAG Media Holdings, Inc.

                              Class A Common Stock

This prospectus relates to the resale of up to 24,911,807 shares of our Class A common stock, including 20,000,000 shares of our Class A common stock that Cornell Capital, L.P. may receive pursuant to an equity line purchase agreement entered into with us as of April 9, 2002. Cornell Capital is an "underwriter" within the meaning of the Securities Act in connection with the resale of these shares. In connection with the equity line purchase agreement, we also agreed to pay to Cornell Capital a cash fee on each closing date under the equity line in an amount equal to five percent of the total advance made to us by Cornell Capital at such closing, which cash fee may be deducted by Cornell Capital from the gross proceeds due and payable to us. Accordingly, both the 5% discount on the purchase of the Class A common stock to be received by Cornell Capital and the 5% cash fee received by Cornell Capital on each closing date under the equity line will be underwriting discounts under the Securities Act.

The following shares of our Class A common stock are also being registered for resale under this prospectus:

         o 10,000 shares issuable to Westrock Advisors, Inc, as a placement agent fee in connection with the equity line,

         o up to 1,000,000 shares issuable to our President and Chief Executive Officer, Gary Valinoti, upon exercise of a stock option,

         o up to 500,000 shares issuable to our Executive Vice President and Chief Operating Officer, Stephen J. Schoepfer, upon exercise of a stock option,

         o up to 500,000 shares issuable to our Executive Vice President and Chief Financial Officer, Thomas J. Mazzarisi, upon exercise of a stock option,

         o up to 750,000 shares issuable to M.S. Farrell & Co., Inc. upon exercise of a stock purchase warrant (which amount assumes conversion of all Series 1 Class B shares into Class A shares),

         o up to 25,000 shares issuable to Butler Gonzalez LLP upon exercise of a stock purchase warrant,

         o up to 500,000 shares issuable to Strategic Growth International, Inc., upon exercise of a stock option (which amount assumes conversion of all Series 1 Class B shares into Class A shares),

         o        441,807 shares issued to Strategic Growth International Inc.
                  as payment for services rendered to us under an investor relations agreement (which amount assumes conversion of all Series 1 Class B shares into Class A shares),

         o        1,000,000 shares owned by First Allied Capital Group, LLC,

         o 110,000 shares owned by Thomas J. Mazzarisi (which amount assumes conversion of all Series 1 Class B shares into Class A shares), and

         o 75,000 shares owned by Stephen J. Schoepfer (which amount assumes conversion of all Series 1 Class B shares into Class A shares).



Our Class A common stock is traded on the Nasdaq OTC Bulletin Board under the symbol "JGMHA." On August 8, 2002, the closing bid price of our Class A common stock as reported on the Nasdaq OTC Bulletin Board was $0.35.


The shares of Class A common stock offered hereby involve a high degree of risk It is likely that the Class A common stock will be subject to "penny stock" rules, which generally require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transactions setting forth the identity and quantity of the penny stock to be purchased before a trade involving a penny stock is executed. See "Risk Factors" beginning on page 9.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                 The date of this prospectus is August 12, 2002

                                    TABLE OF CONTENTS

DESCRIPTION                                                             PAGE
-----------                                                             ----

SUMMARY.................................................................    3
RISK FACTORS............................................................    9
USE OF PROCEEDS.........................................................   17
SELECTED FINANCIAL DATA.................................................   18
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATION......................................   19
MARKET FOR CLASS A COMMON STOCK AND RELATED
STOCKHOLDER MATTERS.....................................................   28
THE COMPANY.............................................................   29
MANAGEMENT AND EXECUTIVE COMPENSATION...................................   35
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..........................   41
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT...................................................   42
SELLING STOCKHOLDERS....................................................   43
PLAN OF DISTRIBUTION....................................................   45
DESCRIPTION OF SECURITIES...............................................   48
REGISTRAR AND TRANSFER AGENT............................................   50
LEGAL MATTERS...........................................................   50
EXPERTS.................................................................   50
OTHER INFORMATION.......................................................   50

                                     SUMMARY

This section highlights selected information only and may not contain all of the information that may be important to you. Please read this entire prospectus before making your investment decision. This summary, including the summary financial information, is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus.

Throughout this prospectus, when we refer to (i) "JAG Media" or when we speak of ourselves generally, we are referring to JAG Media Holdings, Inc. (formerly known as JagNotes.com Inc.) unless the context indicates otherwise or as otherwise noted and (ii) "Cornell Capital" we are referring to Cornell Capital Partners, L.P., a selling stockholder offering shares covered by this prospectus.

                                   The Company

We are a provider of Internet-based equities information and advice that offers its subscribers a variety of stock market news, commentary, research and analysis. While our target market in the past has been primarily limited to institutional investors, we are now, through the Internet, targeting retail subscribers in an effort to expand our subscriber base.

Our jagnotes.com web site currently consists of free and subscription-based portions.

On the free portion of our site, we offer commentaries from journalists, money managers, analysts and other Wall Street professionals as well as selected financial data for the investor and trader. On the subscription-based portion of our web site, we offer our subscribers two targeted products:

         o the JAGNotes Upgrade/Downgrade Report, a daily consolidated investment report that summarizes newly issued research, analyst opinions, upgrades, downgrades and analyst coverage changes from various investment banks and brokerage houses, and

         o The JAG Media Rumor Report where we post rumors that have been heard on the street about various stocks.

We also maintain our original JAGNotes fax-based service for a limited number of mostly institutional subscribers. These two products are accessible only to paid subscribers.

While we expect the primary source of our revenue from our jagnotes.com web site to be subscriptions, we may supplement this with advertising revenue. Such revenues have, however, not been meaningful to date and we would not expect such revenues to become material until there is a major upturn in Internet banner advertising generally or we are able to offer advertisers various media advertising alternatives to banners.

In addition, through our wholly owned subsidiary, JAG Company Voice LLC, we have begun marketing our "Company Voice" service, which makes available to publicly traded companies production and distribution services that enable them to deliver press releases and other company messages to stockholders and potential investors in streaming video/audio format. We maintain a separate web site for this service located at www.thecompanyvoice.com.


We are currently assembling a network of sites through which the Company Voice will be distributed and have, to date, entered into distribution agreements with Lycos, FreeRealTime and Zacks. The Company Voice will be initially marketed to clients as part of a package of four video/audio segments, each approximately 2-10 minutes in duration, which will be distributed through The Company Voice network of affiliated web sites, which will include Lycos Finance (www.lycos.finance.com), FreeRealTime (www.freerealtime.com), Zacks.com (www.zacks.com) and Zacks Advisor (www.zacksadvisor.com). Clients will be charged an introductory fee for each basic video/audio package and will be given the opportunity to upgrade their packages with various premium services that will be offered through affiliates of The Company Voice network.

As of the date of this prospectus, our Company Voice service has not been officially launched. Based upon our most recent discussions with Lycos, we anticipate a launch date during the first quarter of our fiscal year ending July 31, 2003 but note that our agreement with Lycos provides that Lycos has the sole right to determine the timing of the launch date of its distribution of the Company Voice service. We expect Lycos to be our major distribution channel and therefore do not intend to provide our service on the Zacks and FreeRealTime sites until our service is operational on the Lycos Finance site. Although we are in discussions with several companies and investor relations firms who have expressed interest in buying Company Voice packages, we have not yet signed placement agreements with any clients.


A detailed description of our business strategy is provided under the heading "The Company" below.

Our address is 6865 S.W. 18th Street, Suite B13, Boca Raton, Florida 33433, and our telephone number is 561-393-0605.

                                  The Offering

Effects of Recapitalization.

On April 8, 2002, we effected a recapitalization of our common stock into shares of Class A common stock and Class B common stock. Pursuant to our amended articles of incorporation, each one and one-tenth (1.1) shares of our outstanding common stock were reclassified into one (1) share of Class A common stock and one-tenth (1/10th) of a share of Series 1 Class B common stock. Each share of Series 1 Class B common stock is immediately convertible by the holder on a one-for-one basis into one share of Class A Common Stock. Each share of Series 1 Class B common stock also may be redeemed by us at any time for, at the election of the Board of Directors of JAG Media, either (A) an equal number of shares of Class A common stock or (B) equivalent cash value. In connection with the recapitalization, certain outstanding options and warrants entitling the holders thereof to purchase shares of our common stock now enable such holders to purchase, upon exercise of their options or warrants, a proportional number of shares of Class A common stock and Series 1 Class B common stock at an exercise price adjusted to reflect the effects of the recapitalization. Our shares of Class A common stock are qualified for trading on the Nasdaq OTC Bulletin Board. The securities being offered pursuant to this prospectus include 170,619 shares of Class A common stock issuable to the selling stockholders upon conversion of their shares of Series 1 Class B common stock.

Selling Stockholders.

The shares of Class A common stock covered by this prospectus that are being offered by the selling stockholders consist of:

         o up to 20,000,000 shares that Cornell Capital may purchase from us pursuant to an equity line purchase agreement dated as of April 9, 2002,

         o 10,000 shares issuable to Westrock Advisors, Inc, as a placement agent fee in connection with the equity line,

         o up to 1,000,000 shares issuable to our President and Chief Executive Officer, Gary Valinoti, upon exercise of a stock option,

         o up to 500,000 shares issuable to our Executive Vice President and Chief Operating Officer, Stephen J. Schoepfer, upon exercise of a stock option,

         o up to 500,000 shares issuable to our Executive Vice President and Chief Financial Officer, Thomas J. Mazzarisi, upon exercise of a stock option,

         o up to 750,000 shares issuable to M.S. Farrell & Co., Inc. upon exercise of a stock purchase warrant (which amount assumes conversion of all Series 1 Class B shares into Class A shares),

         o up to 25,000 shares issuable to Butler Gonzalez LLP upon exercise of a stock purchase warrant,

         o up to 500,000 shares issuable to Strategic Growth International, Inc., upon exercise of a stock option (which amount assumes conversion of all Series 1 Class B shares into Class A shares),

         o        441,807 shares issued to Strategic Growth International Inc.
                  as payment for services rendered to us under an investor relations agreement (which amount assumes conversion of all Series 1 Class B shares into Class A shares),

         o        1,000,000 shares owned by First Allied Capital Group, LLC,

         o 110,000 shares owned by Thomas J. Mazzarisi (which amount assumes conversion of all Series 1 Class B shares into Class A shares), and

         o 75,000 shares owned by Stephen J. Schoepfer (which amount assumes conversion of all Series 1 Class B shares into Class A shares).

Equity Line.

Under our equity line purchase agreement, dated as of April 9, 2002, with Cornell Capital, we are entitled to periodically cause Cornell Capital to purchase shares of our Class A common stock. The following is a summary of the terms and conditions of the equity line purchase agreement:

MATERIAL TERMS:

Effective Date:                 The date on which the registration statement
                                covering the shares issuable under the equity line is declared effective by the SEC.

Term: The term of the equity line commences on the effective date and expires on the earliest to occur of: (a) the date on which Cornell Capital shall have paid an aggregate of $10,000,000 for shares under the equity line, (b) the date the equity line purchase agreement is terminated in accordance with its terms, or (c) the date occurring 24 months after the effective date. We may terminate the equity line purchase agreement in our sole discretion by providing 5 days' prior notice to Cornell Capital at any time on or after the 90th day following the effective date without any liability to Cornell Capital.

Investment Amount:              Cornell Capital has committed to purchase up to
                                $10,000,000 of our Class A common stock over the Term after an effective registration of the shares. The timing and amount of the purchases shall be at our discretion subject to certain conditions, provided that the amount of each advance shall not exceed $500,000.

Securities:                     JAG Media Class A common stock, par value
                                $0.00001 per share issued in a private placement pursuant to Regulation D under the Securities
                                Act of 1933, as amended.

Valuation Period:               The period of 5 trading days commencing on the
                                first trading day following the date on which we deliver a notice to Cornell Capital exercising our right to require Cornell Capital to purchase our shares of Class A common stock.

Market Price:                   The lowest closing bid price of our Class A
                                common stock over the applicable Valuation
                                Period.

Purchase Price:                 The Purchase Price is calculated at each closing
                                under the equity line. The Purchase Price is not fixed but instead based on the Market Price of the Class A Common Stock, which will vary from closing to closing. The Purchase Price is set at 95% of the Market Price.

Number of Shares
Issuable to Cornell Capital:    The number of shares  issuable to Cornell
                                Capital at each closing shall be equal to the quotient of the amount specified by us in the notice we deliver to Cornell Capital divided by the Purchase Price.


Illustration:                   To illustrate how the equity line purchase
                                agreement would work, we can assume that if we delivered a notice to Cornell Capital on July
                                19, 2002, the Market Price for our stock would be $0.40, ie., the lowest closing price of our Class A common stock during the five trading day period ending July 26, 2002. The Purchase Price for the shares would equal $0.38 per share, or 95% of $0.40, reflecting the 5% agreed upon discount. At a Purchase Price of $0.38 per share, if we were to require Cornell Capital to purchase $500,000 worth of our stock, representing the maximum amount permitted per drawdown under the equity line, we would sell and issue 1,315,790 shares of our Class A common stock to Cornell Capital. If in the foregoing example, our stock price were 25%, 50% or 75% lower, we would issue 1,754,386, 2,631,579 or
                                5,263,158 shares, respectively, at such a closing.


Restrictions:                   There will be a minimum of 5 trading days
                                between the each date on which we deliver a notice to Cornell Capital exercising our right to require Cornell Capital to purchase our shares of Class A common stock, and we can only deliver such notice after an effective registration of the shares.

Legal Fees:                     Concurrently with our first drawdown under the
                                equity line purchase agreement, we will pay
                                $7,500 in legal expenses of Cornell Capital associated with the proposed transaction.

Closing Date:                   The first business day following the applicable
                                Valuation Period.

Placement Agent Fee:            10,000 shares of our Class A common stock that
                                will be delivered to Westrock Advisors, Inc.
                                within three business days following the Effective Date. Westrock Advisors has piggyback registration rights with respect to such shares.
                                We are registering 10,000 shares of Class A common stock for this purpose on the registration statement of which this prospectus forms a part.

Investor Cash Fee:              Cornell Capital is entitled to a cash fee equal
                                to 5% of the gross proceeds received from Cornell Capital in connection with each drawdown we make under the equity line.

Termination of Prior
Equity Line: On August 17, 2001, we entered into an equity line purchase agreement with Cornell Capital for a $10 million equity line pursuant to which we would be able to sell shares of our common stock to Cornell Capital from time to time over a 36-month period. On the effective date of the registration statement of which this prospectus forms a part, such agreement will be superseded by the equity line purchase agreement dated as of April 9, 2002 and will be of no further force and effect.

CONDITIONS TO CLOSING:

Performance by
JAG Media: We are required to have performed, satisfied and complied in full with all covenants, agreements and conditions set forth in the transaction documents and our representations and warranties set forth in those agreements must be true and correct at closing.

Registration Statement:         We are obligated to register the shares of Class
                                A common stock issuable to Cornell Capital under the equity line. A condition to closing under the equity line agreement is that this registration statement shall have been declared effective under the Securities Act by the SEC and shall have remained effective at all times, not subject to any actual or threatened stop order or subject to any actual or threatened suspension at any time prior to any closing date.

Active Market for Shares:       The shares of Class A common stock issuable to
                                Cornell Capital at the closing must be
                                authorized for trading on the Nasdaq OTC
                                Bulletin Board or other market or exchange and such trading shall not have been suspended at any time by the SEC, Nasdaq or other regulatory authority from the date we deliver our put notice to Cornell Capital through the closing date of the drawdown. On any given closing date, there must be at least one bid for the Class A common stock on the Nasdaq OTC Bulleting Board.

RISKS RELATED TO OUR EQUITY LINE PURCHASE AGREEMENT:

We may not be able to draw in whole or in part on the equity line purchase agreement with Cornell Capital, which would adversely affect our liquidity.


We entered into a $10 million equity line financing arrangement with Cornell Capital Partners, L.P. on April 9, 2002. The equity line purchase agreement provides for the purchase by Cornell Capital of up to $10 million worth of shares of our Class A common stock over a 24-month period. There are limitations on the amount of our equity line draws under the securities purchase agreement with Cornell Capital. If we are unable to draw a sufficient amount, our cash, cash equivalents, and securities may not be sufficient to meet our anticipated cash needs unless we obtain alternative financing. The maximum dollar amount we can draw on the equity line at any one time is $500,000. We must satisfy certain conditions before Cornell Capital is obligated to buy shares from us, the most significant of which is that the registration statement covering the shares be declared effective by the SEC and remain effective. There can be no guarantee that we will be able to meet these and other conditions, or that we will be able to draw on any portion of the $10 million equity line purchase agreement. If we are unable to draw on the equity line purchase agreement, our cash, cash equivalents, and securities will not be sufficient to meet our anticipated cash needs unless we obtain alternative financing. There can be no assurance that such financing will be available to us.


You may suffer dilution in the future upon issuance of our Class A common stock to Cornell Capital.

The future issuance of shares of our Class A common stock to Cornell Capital under the equity line may result in significant dilution to our stockholders and may depress the market price of your investment. Moreover, as all the shares we sell to Cornell Capital will be available for immediate resale, the mere prospect of our sales to Cornell Capital could depress the market price for our Class A common stock. The shares of our Class A common stock issuable to Cornell Capital under the equity line facility will be sold at a 5% discount to the defined market price of our Class A common stock at the time of the sale. Because Cornell Capital is purchasing our shares at a discount, it will have an incentive to sell immediately so that it can realize a gain on the difference. If our Class A common stock market price does decline, this could further accelerate sales of our Class A common stock. During June 2002, our Class A common stock has been trading at an average of approximately $0.37. If we were to require Cornell Capital to purchase our Class A common stock when our stock price is low, our existing Class A common stockholders would experience substantial dilution.

The risk of dilution of our Class A common stock may cause third parties to engage in short sales of our Class A common stock.

The perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to a downward movement in the stock price of our Class A common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage third parties to engage in short sales of our Class A common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our Class A common stock. These factors could also make it more difficult for us to raise funds through future offerings of Class A common stock.

Stock Purchase Warrants.

M.S. Farrell & Co., Inc.

Pursuant to a consulting agreement, dated as of March 15, 2000, we issued a stock purchase warrant to M.S. Farrell & Co., Inc. to acquire an aggregate of 750,000 shares of our common stock in exchange for investment banking services which have been and shall continue to be provided to us by this consultant. The stock purchase warrant is for a five-year term and is exercisable at a price of $6.00 per share. As a result of the recapitalization, M.S. Farrell's warrant is now exercisable into 681,818 shares of our Class A common stock and 68,182 shares of our Series 1 Class B common stock. Other than the aforementioned change in shares, our recapitalization resulted in no changes to the exercise prices or other terms of the M.S. Farrell warrant. We are registering on the registration statement of which this prospectus forms a part 750,000 shares of Class A common stock issuable to M.S. Farrell, including 68,182 shares of Class A common stock which would be issuable to M.S. Farrell upon conversion of its Series 1 Class B common stock.

Butler Gonzalez LLP

As a legal fee earned in connection with the preparation of documents relating to a private placement of securities which was consummated in June 2000, we issued to Butler Gonzalez LLP a stock purchase warrant to acquire 25,000 shares of our common stock. The stock purchase warrant is for a five-year term and is exercisable at a price of $2.00 per share. Pursuant to an amendment to the Butler Gonzalez warrant entered into following the recapitalization, Butler Gonzalez's warrant is now exercisable into 25,000 shares of our Class A common stock, which shares are being registered on the registration statement of which this prospectus forms a part. The amendment does not provide for any changes to the exercise prices or other terms of the Butler Gonzalez warrant.

Stock Options.

Management.

Pursuant to amended and restated employment agreements between us and our senior executives, each dated August 31, 2001, we granted stock options to purchase 1,000,000 shares of our common stock at $0.02 per share to each of Gary Valinoti, our President and Chief Executive Officer, Stephen J. Schoepfer, our Executive Vice President and Chief Operating Officer, and Thomas J. Mazzarisi, our Executive Vice President, Chief Financial Officer and General Counsel, as compensation for services to be rendered under such contracts. These options were granted under our Long-Term Incentive Plan. Prior to the recapitalization, our executive officers exercised an aggregate of 1,000,000 stock options. In connection with the recapitalization which was effected on April 8, 2002, all options granted under our Long-Term Incentive Plan which were previously exercisable into shares of our common stock became exercisable into an equivalent number of shares of our Class A common stock. As a result of the foregoing, our senior executives now hold options exercisable into an aggregate of 2,000,000 shares of our Class A common stock. We are registering on the registration statement of which this prospectus forms a part 2,000,000 shares of Class A common stock issuable to such executives.

Strategic Growth International.

Pursuant to an agreement, dated March 14, 2000, we granted a stock option to Strategic Growth International, Inc. to purchase 500,000 shares of our common stock at $3.50 per share in exchange for investor relations consulting services provided to us. As a result of the recapitalization, Strategic Growth's option is now exercisable into 454,545 shares of our Class A common stock and 45,455 shares of our Series 1 Class B common stock. Other than the aforementioned change in shares, our recapitalization resulted in no changes to the exercise prices or other terms of the Strategic Growth option. We are registering on the registration statement of which this prospectus forms a part 500,000 shares of Class A common stock issuable to Strategic Growth, including 45,455 shares of Class A common stock which would be issuable to Strategic Growth upon conversion of its Series 1 Class B common stock.

Shares Issued to Strategic Growth International as part of a Settlement
Agreement.

Pursuant to a settlement agreement, dated October 5, 2001, we issued to Strategic Growth International Inc. 441,807 shares of our common stock in lieu of $57,434.52 in cash payments which were owed to Strategic Growth International under our investor relations services agreement. As a result of the recapitalization of our common stock which was effected on April 8, 2002, those common shares were reclassified into 401,643 shares of our Class A common stock and 40,164 shares of our Series 1 Class B common stock. In connection with the foregoing, we are registering on the registration statement of which this prospectus forms a part 441,807 Class A common shares owned by Strategic Growth, including 40,164 shares of Class A common stock which would be issuable to Strategic Growth upon conversion of its Series 1 Class B common stock.

Shares Owned by First Allied Capital Group, LLC

Pursuant to a consulting agreement, dated December 31, 2001, as amended by letter agreement dated February 1, 2002, we agreed to issue a stock purchase warrant to FAS Holdings, Inc. to acquire an aggregate of 1,000,000 shares of our common stock in exchange for financial advisory services rendered by its subsidiary, First Allied Capital Group, LLC. The stock purchase warrant, dated April 9, 2002, is for a five-year term and is exercisable at a price of $0.001 per share. Because the warrant was issued following the recapitalization, the warrant was exercisable into 1,000,000 shares of our Class A common stock. On April 10, 2002, FAS Holdings exercised its right under the terms of the warrant to assign the warrant to an affiliate, First Allied Capital Group, LLC, for no consideration. On April 12, 2002, First Allied Capital Group, LLC exercised the warrant in full. We are registering on the registration statement of which this prospectus forms a part 1,000,000 shares of Class A common stock beneficially owned by First Allied Capital Group, LLC as a result of the aforementioned exercise.

Shares Owned by Certain Executive Officers.

Stephen J. Schoepfer, our Executive Vice President and Chief Operating Officer, owns 68,182 shares of Class A common stock and 6,818 shares of Series 1 Class B common stock. We are registering on the registration statement of which this prospectus forms a part 75,000 shares of Class A common stock beneficially owned by Mr. Schoepfer, including 6,818 shares of Class A common stock which would be issuable to Mr. Schoepfer upon conversion of his Series 1 Class B common stock.

Thomas J. Mazzarisi, our Executive Vice President, Chief Financial Officer and General Counsel, owns 100,000 shares of Class A common stock and 10,000 shares of Series 1 Class B common stock. We are registering on the registration statement of which this prospectus forms a part 110,000 shares of Class A common stock beneficially owned by Mr. Mazzarisi, including 10,000 shares of Class A common stock which would be issuable to Mr. Schoepfer upon conversion of his Series 1 Class B common stock.

                             Summary Financial Data

The consolidated statements of operations data for the years ended July 31, 2001 and 2000 and the consolidated balance sheet data as of July 31, 2001 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The consolidated statements of operations data for the nine months ended April 30, 2002 and 2001 and the consolidated balance sheet data as of April 30, 2002 have not been audited, but have been derived from unaudited financial information prepared, in management's opinion, on the same basis as the audited financial statements. In the management's opinion, this unaudited financial information includes all adjustments, consisting of normal recurring adjustments, necessary to present such information fairly.

                   Consolidated Statements of Operations Data
                   ------------------------------------------


                                            Fiscal year ended                      Nine Months Ended
                                                   July 31,                           April 30
                                         2001                2000              2002                 2001
                                         ----                ----              ----                 ----
                                                                            (Unaudited)       (Unaudited)
Revenues                                 $1,001,463        $1,042,033           $467,962          $784,595
Net loss                               $(16,665,269)     $(16,663,658)      $(3,224,845)      $(15,367,975)
Basic net loss per share                      $(.93)           $(1.18)            $(.13)             $(.89)
Basic weighted average
common shares outstanding                17,853,515        14,166,218         25,112,971        17,354,565


                           Consolidated Balance Sheets
                           ---------------------------

                                                            April 30, 2002
                                         July 31, 2001         (unaudited)

Total assets                                $599,421             $216,346
Total liabilities                           $443,865             $919,308
Stockholders' equity (deficiency)           $155,556            $(702,962)

                                  RISK FACTORS

An investment in our company involves a high degree of risk. You should carefully consider the risks below, together with the other information contained in this report, before you decide to invest in our company. If any of the following risks occur, our business, results of operations and financial condition could be harmed, the trading price of our Class A common stock could decline, and you could lose all or part of your investment.

                          Risks Related to Our Business

We have a history of losses, anticipate losses for the foreseeable future and may never achieve profitability.

As of April 30, 2002 we had incurred losses to date of $37,764,115. We may never achieve profitability. We have made, and will continue to make, very significant expenditures well before our revenues increase sufficiently to cover these additional costs. We are not able to estimate when, if ever, our revenues will increase sufficiently to cover these costs. Internet users have only been attracted to subscription sites in limited areas. Our subscription revenues have recently fluctuated but are below the level of a year ago. We will continue to incur significant losses for the foreseeable future and cannot assure you that our revenue will grow in the future or that additional financing will be made available to us. Recently, many dot-com companies have found it difficult to raise funds, and a number of such companies have gone bankrupt. If we require additional funding and do not obtain it, we may be forced to restructure, file for bankruptcy or cease operations, any of which could cause you to lose all or part of your investment in our Class A common stock.

We will require additional funds to meet our cash operating expenses and achieve our current business strategy.

We will require more capital to meet our current operating expenses and achieve our current business strategy. As we require additional funds to sustain our operations as well as the expansion of our business we will have to seek additional equity or other financing. Such financing is very difficult to achieve under current market conditions and may not be available. Even if it is, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms.

We cannot guarantee that we will be able to obtain additional financing as we need it. When our operations require additional financing, if we are unable to obtain it on reasonable terms, we would be forced to restructure, file for bankruptcy or cease operations, any of which could cause you to lose all or part of your investment in our Class A common stock.

We recently have been forced to discontinue various commentators and curtail certain services which may cause us to lose subscribers.

In order to attempt to reduce costs to a level commensurate with our subscription revenues, we have been forced to discontinue various well known commentators and curtail our international and other expansion plans. Accordingly, we run the risk that existing and potential subscribers may not find the site valuable.

We may not be able to adequately expand our subscriber base because many of our competitors offer free financial information.

We must expand our subscriber base to be successful. As of April 30, 2002, we had 6,096 subscribers to our JAGNotes product compared with 8,363 subscribers as of April 30, 2001. As a result, our subscription revenues are below the level they were a year ago. During the nine months ended April 30, 2002, our subscription revenues decreased as compared to the nine months ended April 30, 2001 with total subscription revenues for the comparable periods of approximately $468,000 and $785,000, respectively. Although we are still attempting to expand our subscriber base, our efforts may be ineffective, our competitors may be more successful than we are in attracting customers, or the number of Internet users seeking or willing to pay for financial information may not increase or may even decrease. Any of these would adversely affect us. Moreover, many of our competitors offer financial information for free and are likely to continue to do so at an increasing rate. Our current and potential subscribers may be unwilling to pay for our service if they feel they can receive comparable information for free. Because there is currently limited potential for Internet banner advertising revenues, if we cannot expand our subscriber base, we will have little, if any, financial success.

All of our commentators have competing web sites.

All of our commentators have their own web sites on which they provide financial information. If current or potential future subscribers were to turn to these sites for financial information in lieu of jagnotes.com, our business and financial condition could be adversely affected.

We may not be successful at building brand awareness or building strategic relationships.

Our growth and success depends in part on our ability to build awareness of the JAG Media name. We have recently changed our name to JAG Media after operating for almost three years under the name JagNotes.com. The JAG Media name has only limited recognition within the financial community and little if any recognition among the general public. We do not allocate any of our working capital to marketing and advertising but rather rely solely upon strategic alliances to increase our name recognition. Our ability to build our subscriber base, offer new services or otherwise expand the business will be limited if we cannot increase that name recognition. We cannot guarantee that we will be successful in doing so.

We may experience difficulties in developing new and enhanced services and features for our web site.

We believe that our web site will be more attractive to subscribers if we introduce additional or enhanced services in the future in order to retain our current users and attract new users. Our first attempt to introduce streaming audio and video was not financially successful and the business was sold. We are considering various new enhanced services for our web site, but adequate financing is not currently available.

We may experience other difficulties that could delay or prevent us from introducing new enhanced services. We may encounter technological problems in enhancing our web sites. We may need to modify significantly the design of these services on our web sites. Our business could be adversely affected if we experience difficulties in introducing or maintaining new services, if these new services are not accepted by users or if their cost exceeds the revenue they generate.

If we introduce enhanced service that is not favorably received, our current users may not continue using our service as frequently. New users could also choose a competitive service over ours.

We may not successfully attract or manage strategic alliances.

We currently intend to evaluate strategic alliances, partnerships or joint ventures, as a means of acquiring additional sources of content, distribution and investment. Pursuing such transactions will entail a number of risks and difficulties. We compete with a wide variety of information providers and there may be competition for content providers, distribution channels and funding. We can offer no guarantee that we will be able to locate suitable candidates for alliances or risk sharing partners. If we are able to do so, we will require a high level of managerial skill to successfully evaluate and implement these transactions. We have little experience in evaluating and implementing transactions of this type, and we cannot guarantee that we will be able to successfully pursue this strategy.

We may have to defend against intellectual property infringement claims and libel and defamation claims, which may cause significant operational expenditures.

Parties may assert claims against us that we have violated a patent or infringed a copyright, trademark or other proprietary right belonging to them. Parties could also bring libel, defamation or similar claims based on the content published on our web sites. Much of the content on our web sites comes from third parties, so to protect ourselves against such claims, our license agreements with third party content providers generally require that the content providers defend, indemnify and hold us harmless with respect to any claim by a third party that the licensed content they have provided infringes on any proprietary right. While we endeavor to have commentators defend, indemnify and hold us harmless with respect to any third party claim for libel or defamation in connection with our commentators' work product, commentators do not often agree to provide us with such protection. Even where we are successful in making commentators agree to provide us such protections, we cannot assure you that these measures will be adequate to protect us from such claims. Any such claims, whether meritorious or not, could result in the expenditure of significant financial and managerial resources on our part, which could materially adversely affect our business, results of operations and financial condition.

Failure to maintain our reputation for trustworthiness may reduce the number of our users, which may harm our business.

It is very important that we maintain our reputation as a trustworthy provider of financial news and commentary. The occurrence of events, including our misreporting a news story or the non-disclosure of stock ownership by one or more of our commentators, could harm our reputation for trustworthiness. These events could result in a significant reduction in the number of our readers, which could materially adversely affect our business, results of operations and financial condition.

We depend on key people in management and operations.

We depend on our key employees' contacts within the professional financial community for certain information that we provide to our subscribers. Accordingly, our success will be largely dependent on our ability to retain Mr. Valinoti, our President and Chief Executive Officer, Mr. Stephen J. Schoepfer, our Executive Vice President and Chief Operating Officer and Thomas J. Mazzarisi, our Executive Vice President, Chief Financial Officer and General Counsel. We may also need to attract and retain additional qualified managers, officers and other key personnel in the future in order to successfully manage our planned growth. We cannot guarantee that we will be able to do so. If we lose the services of any of our key personnel or are unable to attract, hire, train and retain qualified officers, managers and operating, marketing and financial personnel, our business, and your investment, could be adversely affected.

Certain terms of the employment agreements of our executive officers could discourage a potential takeover of JAG Media by a third party.

Pursuant to the amended and restated employment agreements of Gary Valinoti, our President and Chief Executive Officer, Stephen J. Schoepfer, our Executive Vice President and Chief Operating Officer and Thomas J. Mazzarisi, our Executive Vice President, Chief Financial Officer and General Counsel, each executive may resign upon a change-in-control of JAG Media. A "change in control" shall be deemed to have occurred if, among other things, there is an acquisition of 30% or more of our then outstanding shares of Class A common stock. If such executive opts to resign from his position at JAG Media, he shall be entitled to receive (i) continued medical and life insurance coverage for a severance period equal to the greater of one year or the number of years and fractions thereof between the date of such termination and the end of the term, (ii) a lump sum cash payment equal to the executive's highest rate of annual salary in effect during the term multiplied by the severance period, (iii) a lump sum cash payment equal to the number of accrued and unused vacation days calculated at the executive's then current salary rate and (iv) accelerated vesting of all of the executive's outstanding stock options. Furthermore, immediately prior to a change-in-control, each of Messrs. Valinoti, Schoepfer and Mazzarisi shall also be granted an option to acquire 1,000,000 shares of our Class A common stock at an exercise price equal to 25% of the closing bid price of the stock immediately prior to such change in control, which option shall be fully vested and immediately exercisable in full and expire on a date which is the earlier of ten years from such change in control and three years after termination of employment. Any or all of these provisions may have the effect of preventing or discouraging an attempt by a party to take over or otherwise gain control of JAG Media or reduce the price which such a party is willing to pay for JAG Media.

We may face difficulties concerning continued availability of our sources of information for certain products.

Certain products that we offer through our site, including JAGNotes and the Rumor Room, rely on information from independent third party sources. We do not maintain written agreements with these sources to provide this information, so we cannot guarantee that any of these sources will continue to provide the information necessary to maintain these products on our site. If information from these sources is altered, curtailed or discontinued this could adversely affect the viability of these products. This, in turn, could decrease the demand for our site or otherwise materially adversely affect our business.

We may become a party to various legal proceedings relating to the dissemination of rumors and other information of questionable reliability.

Information posted in the JAG Media Rumor Report consists of rumors and other information received from third party sources that may have no reasonable factual basis. We realize that that rumors are inherently unreliable, and we provide a cautionary note on this portion of our site reminding subscribers that cyberfraud is prevalent and that rumors should not be relied upon when making investment decisions. There can be no assurance that we will be able to prevent the unlawful posting of misleading, fraudulent or intentionally erroneous information, however, and the law relating to our potential liability relating to such activity is currently unsettled. The potential imposition of liability for unlawful activities of subscribers to our site could require us to implement measures to reduce our exposure to such liability, which may require us, among other things, to spend substantial resources and/or to discontinue certain service offerings. In addition, it is possible that we could become subject to various legal proceedings alleging, among other things, that we have intentionally disseminated or have aided and abetted others in intentionally disseminating false information. These claims, even without merit, could cause us to expend significant financial and managerial resources, which could adversely affect our business operations.

The uncertainty of future government regulation of the Internet may add to our operating costs.

Like many businesses engaging in Internet-related activities, we may face unanticipated operating costs because of the current uncertainty surrounding potential government regulation of the Internet and e-commerce. We believe that we are not currently subject to direct regulation of online commerce, other than regulations applicable to businesses generally. However, the Internet has rapidly emerged as a commerce medium, and governmental agencies have not yet been able to adapt all existing regulations to the Internet environment. Laws and regulations may be introduced and court decisions reached that affect the Internet or other online services, covering issues such as user pricing, user privacy, freedom of expression, access charges, content and quality of products and services, advertising, intellectual property rights and information security. For example, if the government determines that our web site and the types of activities engaged in by visitors and/or subscribers to our web site should be subject to new or existing rules or regulations, our business model may be adversely affected and our operating costs may increase. In addition, as an Internet company it is unclear in which jurisdictions we are actually conducting business. Our failure to qualify to do business in a jurisdiction that requires us to do so could subject us to fines or penalties and could result in our inability to enforce contracts in that jurisdiction. Even if we were able to ascertain correctly in which jurisdictions we conduct business, many of these jurisdictions have yet to determine the application of their existing laws to Internet-related activities or develop laws that apply to such activities.

We could be deemed to be an investment adviser subject to federal or state regulatory oversight.

Companies and individuals that provide financial advice to investors in the United States are generally required to register as an investment adviser at either the federal or state level, and are subject to extensive regulation. We believe that our business consists of a publishing activity for which investment adviser registration and regulation do not apply under applicable federal or state law, and we do not believe that we are required to register as an investment adviser with either the SEC or any of the various states. The regulatory environment in which we operate is subject to change, however, and we could be required to register as an investment adviser with an appropriate regulatory agency at some point in the future. Such registration could adversely affect our method of operation and profitability. For example, if we were ever deemed to be in non-compliance with applicable investment adviser regulations, we could be subject to various penalties, including administrative or judicial proceedings that might result in censure, fine, civil penalties (including treble damages in the case of insider trading violations), the issuance of cease-and-desist orders or other adverse consequences.

                          Risks Related to Our Industry

Our business is dependent on the continued public interest in the stock market.

The volatility of the stock market in the 1990s generated unprecedented public interest in the stock market and trading. Our success as retail financial information providers depends upon the continued maintenance or growth of this interest. The recent downturn in the stock market may be responsible for an overall decrease in subscription revenues since the end of our second fiscal quarter of 2001. It is not clear what impact the recent downturn in the stock market will ultimately have on our business. A number of factors that are out of our control could lead to a stagnate or depressed stock market which would likely decrease the public's interest in stock trading and financial information. If this were to happen, it is likely that we would lose a significant percentage of our then current and potential subscriber base.

Our stock - and technology and Internet stocks generally - have been and may continue to be volatile.

The market for our stock has been and is likely to continue to be highly volatile and subject to wide price and volume fluctuations. These variations are the result of many factors, most of which are beyond our control. Furthermore, Internet and technology related stocks generally have been subject to wide fluctuations in price and volume that often appear to be unrelated to the operating success of these companies. The volatility of the stock market in recent months has made it difficult for many dot-com companies to raise funds, and a number of companies have gone bankrupt. Such volatility can present risks for investors. Moreover, such volatility often leads to securities litigation brought by investors who are seeking to recoup losses resulting from rapid and significant drops in price and/or volume. While we are not aware of any pending or threatened suit or basis therefor, such suits are costly and we could be adversely affected if such a suit were brought against us.

We are in an intensely competitive business with low barriers to entry.

Our web site's primary competitors provide financial news, commentary and analysis on the Internet such as Yahoo Finance, CBSMarketwatch.com, TheStreet.com, Briefing.com, America Online Personal Finance Channel, WebFN.com, Reuters PLC and MotleyFool.com. Providing financial information and analysis over the Internet is a relatively new business, but it is already intensely competitive. An increasing number of web-based financial information providers are competing for subscribers, customers, advertisers, content providers, analysts, commentators and staff, and we continue to face competition from traditional news and information sources including television and print. We expect competition from both sources to intensify and increase in the future. Many such competitors have substantially greater financial and other resources than we have.

Our major competitors include:

         o Online financial news and information providers including Yahoo Finance, CBSMarketwatch.com, TheStreet.com, Briefing.com, America Online Personal Finance Channel, WebFN.com, Reuters PLC and MotleyFool.com;

         o Internet portals and search engines such as America Online, MSN and Yahoo; o Traditional media sources such as The Wall Street Journal, The Financial Times, Barrons, CNNfn, and CNBC, all of whom also have an Internet presence;

         o        Webcasts of financial news, including WebFN;

         o Terminal-based financial news providers including Bloomberg, Reuters and Dow Jones; and

         o        Online brokerage firms such as E*Trade, Charles Schwab or CSFB
                  Direct.

Most of our current and potential competitors have greater name recognition, financial, technical and marketing resources, and more extensive customer bases than we do, all of which could be leveraged to gain market share to our detriment.

The barriers to entry into our business are relatively low - i.e., it is not difficult for new competitors to enter the market. Much of the information we provide is publicly available and we do not have any patented or otherwise protected technologies that would preclude or inhibit competitors from entering our markets. Our current and future competitors may develop or offer services that have significant price, substantive, creative or other advantages over the services we provide. If they do so and we are unable to respond satisfactorily, our business and financial condition will likely be adversely affected.

System slowdowns or failures could hurt our business.

In order for our business to be successful, we must provide consistently fast and reliable access to our web sites. Slowdowns, breakdowns or failures in our computer and communication systems, or of the Internet generally, are often beyond our control and could jeopardize access to our site at any time. In addition, heavy traffic on our site or on the Internet generally could severely slow access to, and the performance of, our site. Repeated system slowdowns will likely impair our ability to service and maintain our existing subscriber base and attract new subscribers. Failures of or damage to our computer or communications systems could render us unable to operate our site or even our business for extended periods of time.

We may not be able to adequately protect ourselves against security risks.

All Internet businesses are subject to electronic and computer security risks. We have taken steps to protect ourselves from unauthorized access to our systems and use of our site, but we cannot guarantee that these measures will be effective. If our security measures are ineffective, unauthorized parties could alter, misappropriate, or otherwise disrupt our service or information. If such unauthorized parties were able to access certain of our, or our customers', proprietary information, including subscribers' credit card numbers, we would face significant unexpected costs and a risk of material loss, either of which could adversely affect our business.

                     Risks Related to Our Capital Structure

A large percentage of our stock is owned by relatively few people, including officers and directors.


As of July 1, 2002, our named executive officers and directors beneficially owned or controlled a total of approximately 6,179,500 shares, or approximately 19.2% of our issued and outstanding capital stock. Taking into account shares issuable pursuant to our equity line purchase agreement with Cornell Capital, we estimate that Cornell Capital Partners, L.P. could beneficially own up to 20,000,000 shares of our Class A common stock, approximately 40.5% of our issued and outstanding capital stock. If all or most of these shares are issued to, and held by, Cornell Capital, these persons, acting in concert, could be able to control the disposition of any matter submitted to a vote of stockholders. This concentration of ownership may also have the effect of delaying or preventing a change of control of us. In addition, if these persons choose to sell all or a substantial number of shares of our Class A common stock in the public market at or about the same time, such sales could cause the market price of our Class A common stock to decline. In addition, the sale of these shares could impair our ability to raise capital through the sale of additional stock.


The market for our stock is limited.

Our Class A common stock is traded on the Nasdaq OTC Bulletin Board. Trading activity in our stock has fluctuated and at times been limited. We cannot guarantee that a consistently active trading market for our stock will continue, especially while we remain on the OTC Bulletin Board.

Because our stock currently trades below $5.00 per share, and is quoted on the Nasdaq OTC Bulletin Board, our stock is considered by the SEC a "penny stock," which can adversely effect its liquidity.

Our Class A common stock does not currently qualify for listing on the Nasdaq Stock Market, and we do not anticipate that we will qualify for such a listing in the foreseeable future. If our Class A common stock continues to be quoted on the Nasdaq OTC Bulletin Board, and if the trading price of our Class A common stock remains less than $5.00 per share, our Class A common stock is considered a "penny stock," and trading in our Class A common stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, brokers or dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker or dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a penny stock, including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements could severely limit the liquidity of such securities in the secondary market because few brokers or dealers are likely to undertake these compliance activities. In addition to the applicability of the penny stock rules, another risk associated with trading in penny stocks may be high price fluctuations.

Shareholders may experience significant dilution from our sale of shares to Cornell Capital Partners, L.P.

As the market price for our Class A common stock decreases, the number of shares that may be sold to Cornell Capital Partners, L.P. pursuant to our equity line purchase agreement will increase. If we were to require Cornell Capital to purchase our shares at a time when our stock price is depressed, our existing shareholders' interest in our company will be significantly reduced. This prospectus covers 20,000,000 shares for sale to Cornell Capital pursuant to the equity line purchase agreement. If we determine to sell Cornell Capital more than a total of 20,000,000 shares under the equity line purchase agreement, we would need to file an additional registration statement. Shareholders will experience significant dilution if, as the result of a declining market price of our Class A common stock, we are forced to sell most or all of these shares to Cornell Capital. In addition, if Cornell Capital is unable to resell the shares we issue to it under the equity line, Cornell Capital could obtain a controlling interest in JAG Media.


To illustrate this potential for dilution, the following table shows, based on the hypothetical variables shown in the table, (i) the fee payable to Cornell Capital, (ii) the net proceeds to be received by us, (iii) the number of shares we would issue to Cornell Capital, (iv) the price Cornell Capital would pay for those shares, (v) the percentage of our currently outstanding shares represented by the number of shares issued to Cornell Capital and (vi) the amount of decrease in the net tangible book value per share that would occur as a result of such issuance. Our net tangible book value as of April 30, 2002 was $(702,962), representing a net tangible book value per share of our Class A common stock, based on the number of such shares outstanding as of July 1, 2002, of $(.024).




                                                                                                                   Change in
                                                               Number of                       Percent of      Tangible Net Book
Market Price  Advance Amount   Investor Fee   Net Proceeds    Shares Issued  Purchase Price  Outstanding Shares Value per Share
------------  --------------   ------------   ------------    -------------  --------------  ------------------ ---------------
$0.40(3)      $500,000 (1)       $25,000       $475,000         1,315,790      $0.38(2)           4.5%(7)           $0.017
$0.30 (4)     $500,000 (1)       $25,000       $475,000         1,754,386      $0.285(2)          6.0%(7)           $0.017
$0.20(5)      $500,000 (1)       $25,000       $475,000         2,631,579      $0.19(2)           9.0%(7)           $0.017
$0.10(6)      $500,000 (1)       $25,000       $475,000         5,263,158      $0.095(2)         17.9%(7)           $0.017



(1) Represents the maximum advance amount under the equity line purchase agreement.

(2) Represents 95% of Market Price (as defined in the equity line purchase agreement).

(3) Represents the Market Price of our Class A common stock assuming our put right was exercised on July 19, 2002.

(4)  Represents a 25% decline in the Market Price of our Class A common stock

(5)  Represents a 50% decline in the Market Price of our Class A common stock.

(6)  Represents a 75% decline in the Market Price of our Class A common stock.

(7) Based on 29,402,887 shares of Class A common stock issued and outstanding as of July 1, 2002.

The resale by Cornell Capital Partners, L.P. of our shares may lower the market price of our Class A common stock

The resale by Cornell Capital Partners, L.P. of the Class A common stock that it purchases from us will increase the number of our publicly traded shares, which could lower the market price of our Class A common stock. Moreover, the shares that we sell to Cornell Capital will be available for immediate resale. There are no contractual restrictions on the ability of Cornell Capital to offer shares under this prospectus. If we continue to exercise our put right under the equity line purchase agreement every five trading days and Cornell Capital continues to immediately resell such shares, our market price could decrease significantly and you could experience significant dilution. In addition, the mere prospect of this transaction could by itself lower the market price for our Class A common stock. The shares of our Class A common stock issuable to Cornell Capital under the equity line facility will be sold at a 5% discount to the defined market price of our Class A common stock at the time of the sale. Because Cornell Capital is purchasing our shares at a discount, it will have an incentive to sell immediately so that it can realize a gain on the difference. If our Class A common stock market price does decline, this could further accelerate sales of our Class A common stock and would require us to sell more shares under the equity line to raise the same amount of money. In addition, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage third parties to engage in short sales of our Class A common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our Class A common stock.

We may not be able to obtain payment from Cornell Capital Partners, L.P.

As discussed below in the section entitled "Plan of Distribution" Cornell Capital Partners, L.P.'s obligation to purchase our shares under the equity line purchase agreement is dependent upon various conditions being satisfied. The most significant condition to closing is that the registration statement of which this prospectus forms a part shall have been declared effective under the Securities Act by the SEC and shall have remained effective at all times, not subject to any actual or threatened stop order or subject to any actual or threatened suspension at any time prior to any closing date. In addition, it is a condition to closing under the equity line that the shares of Class A common stock issuable to Cornell Capital at the closing be authorized for trading on the Nasdaq OTC Bulletin Board or another market or exchange and such trading shall not have been suspended at any time by the SEC, Nasdaq or other regulatory authority from the date we deliver our put notice to Cornell Capital through the closing date of the drawdown. It is also a condition that on any given closing date, there shall be at least one bid for the Class A common stock on the Nasdaq OTC Bulleting Board. We are also required to have performed, satisfied and complied in full with all covenants set forth in the transaction documents and our representations and warranties set forth in those agreements must be true and correct at closing. If these conditions are not satisfied, we cannot require Cornell Capital to purchase our shares. Since the obligation of Cornell Capital to complete its purchase is not secured or guaranteed, if Cornell Capital does not have available funds at the time it is required to make a purchase or if Cornell Capital otherwise refuses to honor its obligation to us, we may not be able to force it to do so.

We may not receive all of the proceeds that we anticipate from our agreement with Cornell Capital Partners, L.P.

Our equity line purchase agreement requires Cornell Capital Partners, L.P. to purchase up to $10,000,000 of our shares, as we elect from time to time. We are registering 20,000,000 shares under this prospectus to sell to Cornell Capital under such agreement. Since the price at which we will sell our shares to Cornell Capital is at a 5% discount to the average market price of our Class A common stock, if our closing stock price is less than $0.53 per share on the day prior to the date of sale, we will receive gross proceeds of less than $10,000,000, unless we determine to file an additional registration statement. In addition, depending on the trading volume and market price of our shares, we may not be able to raise funds through the sale of shares to Cornell Capital as fast as we would like or as much as we would like. For additional information concerning our agreement with Cornell Capital, see "Plan of Distribution."

Investors will be relying on our management's judgment regarding the use of proceeds from this offering.

Our management will have broad discretion with respect to the use of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of these proceeds. We intend to use the funds from this offering to provide general working capital for JAG Media, including working capital which might be required by our current or any new subsidiaries we may establish, and to repay certain officer loans.

Our recently amended charter contains provisions which may discourage an unaffiliated party to take us over.

We recently implemented a recapitalization which involved the authorization of 100,000,000 additional shares of stock. Without further stockholder action, our Board of Directors could authorize the issuance of all or any part of such additional shares, including a new series of Class B common stock and/or preferred stock with special voting rights by class or with more than one vote per share, to a "white knight" in order to deter a potential buyer of JAG Media. As a result, the recapitalization might have the effect of preventing or discouraging an attempt by a party unable to obtain the approval of the Board of Directors of JAG Media to take over or otherwise gain control of JAG Media.

                    NOTE REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this prospectus are forward-looking statements within the meaning of the federal securities laws. Generally, forward-looking statements can be identified by the use of terms like "may," "will," "expect," "anticipate," "plan," "hope" and similar words, although this is not a complete list and some forward-looking statements may be expressed differently. Our discussions relating to our liquidity and capital resources, our subscription and advertising revenues, our business strategy, our competition, and the future of the Internet, among others, contain such statements. Our actual results may differ materially from those contained in our forward-looking statements for a variety of reasons including those expressly set forth under "Risk Factors" or as otherwise detailed from time to time in our filings with the SEC.

                                 USE OF PROCEEDS

We will not receive any proceeds from the resale of our Class A common stock by the selling stockholders. However, we will receive proceeds from our sale of Class A common stock to Cornell Capital under the equity line purchase agreement. We could receive proceeds of up to $10,000,000 under the equity line purchase agreement with Cornell Capital, resulting in maximum net cash proceeds to us of $9,500,000 after payment of fees due under the equity line purchase agreement. We cannot assure you that we will require Cornell Capital to purchase any of our Class A common stock pursuant to the equity line purchase agreement.

Pursuant to our equity line purchase agreement with Cornell Capital, we have agreed to use the net proceeds from the sale of shares of Class A common stock under the equity line for working capital purposes and not for the satisfaction of any portion of our debt (other than payment of trade payables in the ordinary course of our business and prior practices) or to redeem any of our securities. We have, however, received a waiver, dated June 18, 2002, from Cornell Capital of this provision to the limited extent that we may utilize the proceeds of the equity line to make payments of up to $400,000 in the aggregate due under certain promissory notes dated April 1, 2002 between two of our executive officers, as lenders, and us, as borrower. For further disclosure regarding these notes, see the section herein entitled "Certain Relationships and Related Transactions" on page 41.


We plan to use the net proceeds received, if any, from (i) the sale of Class A common stock to Cornell Capital under the equity line purchase agreement, (ii) the exercise of stock options by each of Messrs. Valinoti, Schoepfer and Mazzarisi and by Strategic Growth International, and (iii) the exercise of stock purchase warrants by M.S. Farrell & Co., Inc. and Butler Gonzalez LLP for the funding of operating losses and for general corporate purposes, including the implementation of our business plan. We note that the stock purchase warrant issued to M.S. Farrell is exercisable on a cashless basis; therefore, if M.S. Farrell chooses to take advantage of the cashless exercise, we will not receive any proceeds from the exercise of that warrant.

                             SELECTED FINANCIAL DATA

The consolidated statements of operations data for the years ended July 31, 2001 and 2000 and the consolidated balance sheet data as of July 31, 2001 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The consolidated statements of operations data for the nine months ended April 30, 2002 and 2001 and the consolidated balance sheet data as of April 30, 2002 have not been audited, but have been derived from unaudited financial information prepared, in management's opinion, on the same basis as the audited financial statements. In the management's opinion, this unaudited financial information includes all adjustments, consisting of normal recurring adjustments, necessary to present such information fairly.


                   Consolidated Statements of Operations Data


                                               Fiscal year ended                   Nine Months Ended
                                                   July 31,                           April 30
                                         2001                2000              2002                 2001
                                         ----                ----              ----                 ----
                                                                            (Unaudited)       (Unaudited)
Revenues                                 $1,001,463        $1,042,033           $467,962          $784,595
Net loss                               $(16,665,269)     $(16,663,658)       $(3,224,845)     $(15,367,975)
Basic net loss per share                      $(.93)           $(1.18)             $(.13)            $(.89)
Basic weighted average
common shares outstanding                17,853,515        14,166,218         25,112,971        17,354,565


                           Consolidated Balance Sheets

                                                            April 30, 2002
                                         July 31, 2001         (unaudited)

Total assets                                $599,421             $216,346
Total liabilities                           $443,865             $919,308
Stockholders' equity (deficiency)           $155,556            $(702,962)

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                 OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion should be read in conjunction with the consolidated financial statements and the notes to those statements that appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in "Risk Factors."

Critical Accounting Policies and Estimates


         Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates. We base our estimates on historical experience and on other assumptions that are believed to be reasonable under the circumstances. Accordingly, actual results could differ from these estimates under different assumptions or conditions. This section summarizes the critical accounting policies and the related judgments involved in their application.


Fees for subscriptions are generally billed in advance on a monthly, quarterly, semi-annual or annual basis. Revenues from subscriptions are recognized ratably over the subscription period. Subscription fees collected that relate to periods subsequent to the date of the consolidated balance sheet are included in deferred revenues.

We have adopted the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). Under SFAS 121, impairment losses on long-lived assets, such as equipment and capitalized web site development costs, are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts. We do not expect that a new pronouncement amending SFAS 121 will have any material effects on our financial statements at the time it becomes effective. During the year ended July 31, 2000 we redesigned our web site and as a result the unamortized carrying value of our old web site of $407,375 was deemed to have been totally impaired and written off. During the nine months ended April 30, 2002 we had a similar charge of $264,000 for the write off of unamortized web site development costs that had been capitalized when we redesigned our web site during the year ended July 31, 2000. Those costs were deemed to have been totally impaired as a result of a declining subscriber base and our decision to terminate our efforts to commercially develop real time video programming. In addition, during the year ended July 31, 2001 we determined that our investments in two companies that were carried at a cost of $500,000 were impaired since these companies never commenced significant operations and, accordingly, we recorded an impairment charge of $500,000 during the year then ended.

We account for stock options, common stock and similar equity instruments issued to employees as compensation using fair value based methods pursuant to Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Accordingly, we estimate the fair value of options using an option-pricing model (generally, the Black Scholes model) that meets the criteria set forth in SFAS 123 and common stock using the market value of our stock. We record such value through charges to compensation cost and corresponding credits to equity. The charges to compensation cost are amortized to expense over the vesting period. In accordance with SFAS 123, all other issuances of common stock, stock options or other equity instruments to employees and nonemployees as consideration for goods or services received by us are accounted for based on the fair value of the consideration received or the fair value of the equity instrument, whichever is more readily measurable. Such fair value is measured at an appropriate date pursuant to the guidance in the consensus reached for EITF Issue No. 96-18 (generally, the earlier of the date the other party becomes committed to provide goods or services or the date the performance by the other party is complete) and capitalized or expensed as if we had paid cash for the goods or services. For purposes of determining the fair value of options and warrants using the Black-Scholes option pricing model we have estimated the life of options and/or warrants to be five years. Given an active trading market for our common stock, we estimate the volatility of our stock based on week ending closing prices over a historical period of not less than one year.

From time to time we issue stock at a discount and other equity instruments, such as warrants and options, as incentives for companies to enter equity financing agreements with us, as more fully described below in liquidity and capital resources. We do not record the fair value of such incentives since recording such value would only result in an equivalent increase and decrease in additional paid-in capital and would not result in a charge to any asset, liability or expense account. However such incentives do have an economic value to the recipient and to us and they also result in the dilution of the equity of the interests of other holders of our equity securities.


Due to uncertainties related to, among other things, potential changes in ownership which could subject our net operating loss carryforwards to substantial annual limitations, and the extent and timing of future taxable income, we have recorded a full valuation allowance to reduce our deferred tax assets. A positive adjustment to income will be required in future years if we determine that we could realize these deferred tax assets.

Results of Operations


Year ended July 31, 2001 as compared to the year ended July 31, 2000

Related party transactions


As more fully described elsewhere in this prospectus, concurrent with the sale of JAGfn Broadband LLC we entered into a one-year services agreement with JAGfn for shared facilities and administrative services. Pursuant to the terms of the agreement, JAGfn agreed to pay the salary under the existing employment agreements between us and each of our executive officers who continued to be responsible for managing both companies, and we agreed to reimburse JAGfn for 10% of such salary costs. In addition, they agreed to provide us with office space and provide technical support for our web site as well as bookkeeping, telephone and fax services. During the period from February 1, 2001 through July 31, 2001 reimbursements of such costs to JAGfn totaled approximately $110,000. Management believes that the terms of the services agreement resulted in a reasonable allocation of common expenses.

On July 21, 2000 the Company issued warrants to purchase 1,250,000 shares of its common stock to certain principals of the May Davis Group as consideration for its agreement to provide the Company with investment banking services over a six month period. The fair value of such warrants totaled approximately $2,560,000, which was amortized to investment banking expense over the term of the agreement. Certain former principals of the May Davis Group are now principals of Cornell Capital Partners, L.P. which entered into an equity line purchase agreement with the Company in August 2001 as further described below. In connection with the equity line purchase agreement, certain former principals of the May Davis Group agreed to the cancellation of warrants they held for the purchase of 690,000 shares of the Company's common stock.


Revenues:

Revenues primarily consist of subscription revenues from annual, semi-annual, quarterly and monthly subscriptions relating to our product "JAG Notes." JAGNotes is a daily consolidated investment report that summarizes newly issued research, analyst opinions, upgrades, downgrades, and analyst coverage changes from various investment banks and brokerage houses. Until May 1999, JAGNotes was faxed to a limited audience of financial professionals at an average monthly charge of $150. During the year ended July 31, 1999 we were in the process of changing our focus to also include the retail investor by providing a variety of investment information including but not limited to the JAGNotes through our web site. During the year ended July 31, 2001 subscription revenues decreased as compared to the year ended July 31, 2000 with total subscription revenues for the comparable periods of approximately $1,001,000 and $1,042,000, respectively. The decrease in our revenues can be attributed to two factors as follows; (i) during the year ended July 31, 2000 we had an infomercial airing on television that provided us with a large temporary increase in subscribers, and (ii) as more fully described below during the latter part of the fiscal year ended July 31, 2000 and continuing through the first six months of the fiscal year ended July 31, 2001 we focussed much of our efforts on the establishment of our real time streaming video programming through our web site.

As more fully described in previous filings, it was originally our intention to increase subscription revenues through international expansion and increased awareness of our United States of America web site. In addition, commensurate with the establishment of JAGfn effective August 1, 2000 we began focusing much of our efforts on the establishment of our webcasting or real time streaming video programming through our web site. It was our hope that this additional service would provide for our primary source of revenues in the form of advertising income on a going forward basis and that subscription income would be ancillary to our operations as a whole. During the six months ended January 31, 2001 we halted all of our international expansion plans, and did not receive any advertising income in connection with our real time streaming video programming. Accordingly, as more fully explained within Liquidity and Capital Resources below, we sold our interests in JAGfn effective February 1, 2001.

While our revenues do include revenues from other sources, such as advertising, these other revenues are not material to our operations as a whole.

Cost of revenues:

Cost of revenues includes the cost to transmit the product over the telephone and fax lines, on-line service charges for our web site, costs in connection with the development and maintenance of the web site, payments to commentators and employees for their reports that are posted on our web site and broadcast on our webcast and salaries associated with the production of our webcast. During the year ended July 31, 2001, cost of revenues decreased by approximately $1,455,000 to approximately $6,905,000 from approximately $8,360,000 during the year ended July 31, 2000.

The primary causes for this decrease were as follows:

         o A decrease of approximately $3,225,000 in costs for our commentators and consultants associated with our web site from approximately $7,021,000 during the year ended July 31, 2000 to approximately $3,796,000 during the year ended July 31, 2001. Such amounts included cash consideration of $1,302,000 and $2,314,000 and non-cash charges related to the amortization of unearned compensation of $2,494,000 and $4,707,000 during the years ended July 31, 2001 and 2000, respectively. Included in the cash and non-cash charges during the year ended July 31, 2001 were charges of $350,000 and $1,139,000, respectively, associated with the halting of our international expansion plans. The decrease in such costs is commensurate with the expiration of consulting agreements entered into during fiscal year ended July 31, 2000 that were not renewed. In addition, we were relieved of substantially all of our obligations under various consulting agreements as part of the sale of JAGfn effective February 1, 2001.

         o A decrease in costs associated with the development and maintenance of our web-site of approximately $641,000 from approximately $1,145,000 during the year ended July 31, 2000 to approximately $504,000 during the year ended July 31, 2001. The decrease results from the fact that during the year ended July 31, 2000 we began the process of re-designing our web site in anticipation of our webcast and accordingly during the year ended July 31, 2000 wrote off approximately $407,000 of capitalized web site development costs.

Such decreases were partially offset by an increase of approximately $2,488,000 for additional salaries incurred during the year ended July 31, 2001. Such additional salaries were incurred in connection with the production of the webcast. We paid cash for these expenses of approximately $2,182,000 and incurred approximately $306,000 of charges related to the amortization of unearned compensation, a non-cash charge.

The remainder of the decrease results from a decrease in telephone and fax costs which coincides with the decrease on our fax subscriber base.

Selling expense:

Selling expenses consist primarily of advertising and other promotional expenses. During the year ended July 31, 2001 selling expenses decreased approximately $1,718,000 to approximately $147,000 from their level of approximately $1,865,000 during the year ended July 31, 2000. The major components of this decrease are:

         o An approximate $1,247,000 decrease in advertising and promotional costs from approximately $1,296,000 during the year ended July 31, 2000 to approximately $49,000 during the year ended July 31, 2001. During the year ended July 31, 2000 we spent substantial amounts to promote the launch of our web site including the production and airing of an infomercial. Such costs were not repeated during the year ended July 31, 2001.

         o An approximate $464,000 decrease in business travel related expenses from $562,000 during the year ended July 31, 2000 to approximately $98,000 during the year ended July 31, 2001. During the year ended July 31, 2000 members of management traveled extensively to promote our web site and to explore opportunities in other countries. Similar travel expenses were not incurred during the year ended July 31, 2001.

General and administrative expenses:

General and administrative expenses consist primarily of compensation and benefits for the officers, other compensation, occupancy costs, professional fees and other office expenses. General and administrative expenses increased approximately $2,944,000 during the year ended July 31, 2001 to $8,498,000 from approximately $5,554,000 during the year ended July 31, 2000. The increase in general and administrative expenses is primarily attributable to the following:

         o An increase of approximately $446,000 in rent expense from approximately $766,000 during the year ended July 31, 2000 to approximately $1,212,000. The increase in rent expense is attributable to the lease costs associated with our webcasting studio and offices in New York City.

         o An increase of approximately $3,913,000 in amortization of unearned compensation, a non-cash charge from approximately $958,000 during the year ended July 31, 2000 to approximately $4,871,000. These costs were associated with the issuance of common stock options and warrants to investment bankers and other parties for exploring business expansion opportunities on our behalf.

         o A decrease in professional fees of approximately $814,000 from approximately $1,472,000 to approximately $658,000. The decrease results from significant attorneys' fees incurred during the year ended July 31, 2000 relating to general corporate matters such as, SEC filings and related matters and reviewing and negotiating contracts with consultants and other parties.

         o A decrease in payroll and payroll related expenses of approximately $643,000 from approximately $1,607,000 during the year ended July 31, 2000 to approximately $964,000 during the year ended July 31, 2001. The decrease results from the fact that during the year ended July 31, 2001 we allocated more salaries to cost of revenues as more time was spent by employees in development of our webcast operations. In addition, commencing with the sale of JAGfn on February 1, 2001 substantially all salaries were assumed by the purchaser.

Other income and expenses:

During the year ended July 31, 2001 we recognized a gain of approximately $197,000 relating to the sale of JAGfn and wrote off approximately $500,000 of investments in other companies.

Interest expense:

We incurred interest charges aggregating approximately $1,827,000 and $1,666,000 during the year ended July 31, 2001 and 2000, respectively. These charges consist of the following related primarily to convertible debentures as more thoroughly discussed within Liquidity and Capital Resources below:

         o Approximately $1,461,000 and $76,000, during the years ended July 31, 2001 and 2000, respectively, related to noncash charges resulting from amortization of deferred finance costs and debt discount.

         o Approximately $218,000 and $1,565,000, during the years ended July 31, 2001 and 2000, respectively, related to noncash charges resulting from recording beneficial conversion rights.

         o Approximately $148,000 and $25,000, during the years ended July 31, 2001 and 2000, respectively, of interest accrued on the outstanding principal of the convertible debt, a portion of which was converted into common stock and the remainder of which was assumed by the purchaser of JAGfn.

Net loss:

Primarily as a result of the above, the net loss of approximately $16,665,000 for the year ended July 31, 2001 was approximately the same as the net loss of approximately $16,664,000 for the year ended July 31, 2000 or a basic net loss per share of $.93 and $1.18 based on a basic weighted average common shares outstanding of 17,853,515 and 14,166,218 for the years ended July 31, 2001 and 2000, respectively.

In addition, as a result of our decision to sell JAGfn and terminate our foreign operations, we were able to reduce our net losses from $14,111,000 during the first six months of the fiscal year to $2,554,000 during the second six months of the fiscal year ended July 31, 2001.

Nine months ended April 30, 2002 as compared to the nine months ended April 30, 2001

Related Party Transactions


As more fully described elsewhere in this prospectus, concurrent with the sale of JAGfn Broadband LLC we entered into a one-year services agreement with JAGfn for shared facilities and administrative services. Pursuant to the terms of the agreement, JAGfn agreed to pay the salary under the existing employment agreements between us and each of our executive officers who continued to be responsible for managing both companies, and we agreed to reimburse JAGfn for 10% of such salary costs. In addition, they agreed to provide us with office space and provide technical support for our web site as well as bookkeeping, telephone and fax services. During the period from February 1, 2001 through April 30, 2001 reimbursements of such costs to JAGfn totaled approximately $58,000. Management believes that the terms of the services agreement resulted in a reasonable allocation of common expenses.


On April 1, 2001 two of our executive officers loaned the Company a total of $400,000 subject to the terms and conditions of unsecured promissory notes that bear interest at an annual rate of 2.69% that are due and payable on July 1, 2002. The maturity dates of these notes were extended to August 15, 2002 by amendments dated June 26, 2002.

Revenues:

During the nine months ended April 30, 2002 subscription revenues decreased as compared to the nine months ended April 30, 2001 with total subscription revenues for the comparable periods of approximately $468,000 and $785,000, respectively.

As explained above in previous filings it was originally our intention to increase subscription revenues through international expansion and increased awareness of our United States of America web site. In addition, commensurate with the establishment of JAGfn Broadband L.L.C., effective August 1, 2000 we began focusing much of our efforts on the establishment of our webcasting or real time streaming video programming through our web site. It was our hope that this additional service would have provided our primary source of revenues in the form of advertising income on a going forward basis and that subscription income would have been ancillary to our operations as a whole. However, during the nine months ended April 30, 2001 we halted our international expansion plans and did not receive any advertising income in connection with our real time streaming video programming. As a result JAGfn was sold on February 1, 2001 resulting in a gain of approximately $197,000. As a result of this change in focus we suffered a significant decrease in subscription revenue. We have once again re-focused our efforts on building the awareness of our JAGNotes products and our web site in an attempt to increase subscription revenues.

While our revenues do include revenues from other sources, such as advertising, these other revenues are not material to our operations as a whole. In addition, we did not generate any revenues from our subsidiary JAG Company Voice LLC ("Company Voice") during the nine months ended April 30, 2002. Company Voice was formed to provide production and distribution services to small and medium sized publicly traded companies.

Cost of revenues:

During the nine months ended April 30, 2002 cost of revenues decreased by approximately $6,089,000 to approximately $821,000 from approximately $6,910,000 during the nine months ended April 30, 2001.

The primary causes for this decrease were as follows:

         o A decrease of approximately $3,420,000 in costs for our commentators and consultants associated with our web site from approximately $3,949,000 during the nine months ended April 30, 2001 to approximately $529,000 during the nine months ended April 30, 2002. Such amounts included cash consideration of $64,000 and $1,265,000 and non-cash charges related to the amortization of unearned compensation and the issuance of stock options in exchange for services of $465,000 and $2,684,000 during the nine months ended April 30, 2002 and 2001, respectively. The decrease in such costs is commensurate with the expiration of consulting agreements entered into in prior years that were not renewed. In addition, we were relieved of substantially all of our obligations under various consulting agreements as part of the sale of JAGfn effective February 1, 2001.

         o During the nine months ended April 30, 2001 we incurred salary charges of approximately $2,438,000 in connection with the production of the JAGfn webcast. We were relieved of such costs concurrent with the sale of JAGfn effective February 1, 2001.

         o A decrease in costs associated with the development and maintenance of our web site of approximately $231,000 from approximately $355,000 during the nine months ended April 30, 2001 to approximately $124,000 during the nine months ended April 30, 2002. The decrease results from the fact that during the year ended July 31, 2000 and continuing into the nine months ended April 30, 2001 we re-designed our web site to integrate the JAGfn webcast and as a result incurred additional costs.

Selling expenses:

During the nine months ended April 30, 2002 selling expenses decreased approximately $94,000 to approximately $29,000 from their level of approximately $123,000 during the nine months ended April 30, 2001. The major components of this decrease are:

         o An approximate $45,000 decrease in advertising and promotional costs from approximately $48,000 during the nine months ended April 31, 2001 to approximately $3,000 during the nine months ended April 30, 2002.

         o An approximate $50,000 decrease in business travel related expenses from approximately $76,000 during the nine months ended April 30, 2001 to approximately $26,000 during the nine months ended April 30, 2002.

The decrease in both of these expense categories results from our efforts to better contain costs as we attempt to build our subscription base.

General and administrative expenses:

General and administrative expenses decreased approximately $5,223,000 during the nine months ended April 30, 2002 to approximately $2,579,000 from approximately $7,802,000 during the nine months ended April 30, 2001. The decrease in general and administrative expenses is primarily attributable to the following:

         o A decrease of approximately $1,195,000 in rent expense from approximately $1,208,000 during the nine months ended April 30, 2001 to approximately $13,000 during the nine months ended April 30, 2002. The decrease in rent expense is attributable to the lease costs that were associated with our webcasting studio and offices in New York City, which we no longer have.

         o A decrease of approximately $3,777,000 in amortization of unearned compensation, a non-cash charge, from approximately $4,482,000 during the nine months ended April 30, 2001 to approximately $705,000 during the nine months ended April 30, 2002. These costs were associated with the issuance of common stock options and warrants to investment bankers and other parties for exploring business expansion opportunities on our behalf during the fiscal year ended July 31, 2001. As of July 31, 2001 a significant portion of these costs had been fully amortized thus resulting in the significant decrease.

         o A decrease in payroll and payroll related expenses of approximately $350,000 from approximately $1,018,000 during the nine months ended April 30, 2001 to approximately $668,000 during the nine months ended April 30, 2002. The decrease results from a significant downsizing of our staff subsequent to the year ended July 31, 2001 to be more commensurate with our operations.

These decreases were partially offset by an increase in professional fees of approximately $50,000 from approximately $618,000 during the nine months ended April 30, 2001 to approximately $668,000 during the nine months ended April 30, 2002 and an increase in data processing expenses of approximately $106,000 from approximately $8,000 during the nine months ended April 30, 2001 to approximately $114,000 during the nine months ended April 30, 2002. These increases are attributable to various SEC filings in connection with our recapitalization and JAGfn's termination of its activities which terminated the sharing of our data processing costs.

The remainder of the decrease is attributable to our efforts to better contain costs.

Write-off of capitalized web site development costs:

During the nine months ended April 30, 2002, we recognized a charge of approximately $264,000 associated with the write-off of our capitalized web site development costs. Our web site was redesigned during 2001 to accommodate our webcast. As a result of the sale of JAGfn, and the fact that we continue to incur net operating losses, the carrying value of the capitalized web site costs was deemed to be impaired in accordance with accounting principles generally accepted in the United States of America.

Interest expense:

During the nine months ended April 30, 2001 we incurred interest expense of approximately $1,527,000 of which $1,379,000 was associated with the amortization of deferred financing costs and debt discounts associated with outstanding convertible debentures. The remaining $148,000 was a result of accrued interest on the outstanding principal balance of such debentures. These debentures were assumed and/or cancelled concurrent with the sale of JAGfn.

Net loss:

Primarily as a result of the above, we had a net loss of approximately $3,225,000 during the nine months ended April 30, 2002 as compared to a net loss of approximately $15,368,000 during the nine months ended April 30, 2001.

Liquidity and Capital Resources

During the years ended July 31, 2001 and 2000 we only generated revenues of approximately $1,001,000 and $1,042,000, and incurred net losses of approximately $16,665,000 and $16,664,000 and had cash flow deficiencies from operating activities of approximately $5,563,000 and $8,460,000, respectively. During the nine months ended April 30, 2002 and 2001, we only generated revenues of approximately $468,000 and $785,000, respectively, incurred net losses of approximately $3,225,000 and $15,368,000, respectively, and had cash flow deficiencies from operating activities of approximately $1,154,000 and $5,432,000, respectively. As a result, we had a cash balance of only $13,000, a working capital deficiency of $290,000 and an accumulated deficit of approximately $34,539,000 as of July 31, 2001 and a cash balance of only approximately $36,000, a working capital deficiency of $768,000 and an accumulated deficit of approximately $37,764,000 as of April 30, 2002. In addition, we believe that we will continue to incur net losses and cash flow deficiencies from operating activities through at least April 30, 2003. These matters raise substantial doubt about our ability to continue as a going concern.

Our net losses in 2001 and 2000 included noncash operating expenses of approximately $10,177,000 and $8,355,000, respectively. Primarily as a result of the sale of the advertiser-based financial webcast operations of JAGfn as of the beginning of the six months ended July 31, 2001 and the termination of our efforts to generate foreign revenues prior to January 31, 2001, we reduced our net loss from approximately $14,111,000 for the six months ended January 31, 2001 to $2,554,000 for the six months ended July 31, 2001. The net loss of approximately $2,554,000 for the six months ended July 31, 2001 included noncash charges for depreciation and amortization of approximately $1,441,000. Our net losses during the nine months ended April 30, 2002 and 2001 included noncash operating expenses of approximately $1,829,000 and $9,102,000, respectively. Primarily as a result of the sale of the advertiser-based financial webcast operations of JAGfn and the termination of our efforts to generate foreign revenues we reduced our net loss from approximately $15,368,000 for the nine months ended April 30, 2001 to $3,225,000 for the nine months ended April 30, 2002.

Our cash and cash equivalent position of approximately $13,000 as of July 31, 2001 resulted primarily from a series of private placements that occurred from June 2000 through January 31, 2001.


On June 12, 2000, we sold CALP II Limited Partnership (the "Investor") a convertible debenture that had a principal balance of $2,500,000, matured June 12, 2003 and bore interest at an annual rate of 8%. We received gross proceeds from the sale of $2,500,000. The Investor also received a five-year stock purchase warrant to purchase 428,571 shares of our common stock (389,610 and 38,961 of Class A and Series 1 Class B shares, respectively) at a price of $1.75 per share. Placement agents and their counsel received a fee of 10% of the principal amount of the debenture as well as five-year stock purchase warrants to purchase 275,000 shares of our common stock (250,000 and 25,000 of Class A and Series 1 Class B shares, respectively) at $2.00 per share. The aggregate fair value of the warrant issued to the investor of $934,285 was recorded as a debt discount, and the fair value of the warrants issued to placement agents and their counsel of $599,500 plus cash of $285,000 was initially recorded as deferred finance costs. During the year ended July 31, 2001 the Investor converted $1,052,000 of principal (which had a carrying value net of debt discounts of approximately $715,000) and approximately $37,000 of accrued interest into 3,376,952 shares of common stock.(3,069,956 and 306,996 of Class A and Series 1 Class B shares, respectively). The fair value of the Company's common stock on June 12, 2000 was $2.25 per share which exceeded the conversion price for the Debenture. Pursuant to the consensus for EITF Issue No. 98-5, such excess constituted a beneficial conversion feature or right for which the value was measured as of that date by the difference between the aggregate conversion price and the fair value of the common stock into which the securities are convertible, multiplied by the number of shares into which the securities are convertible (the intrinsic value method). Accordingly, the beneficial conversion rights attributable to the issuance of the Debenture had a fair value of approximately $1,794,000, which equaled the excess of the aggregate proceeds the Investor would have received if the Investor had converted the Debenture and sold the 1,908,397 shares of common stock (the amount of shares that would have been received if conversion occurred on June 12, 2000) for approximately $4,294,000 based on the fair market value of $2.25 per share on June 12, 2000. Since the Debenture became convertible upon issuance, the Company recorded a charge of $1,565,715 to interest expense for the beneficial conversion rights (the charge was limited to the principal balance of the Debenture of $2,500,000 net of the fair value of $934,285 allocated to the warrants) and a corresponding increase in additional paid-in capital on June 12, 2000.

Pursuant to the applicable guidance in the consensus for EITF Issue No. 00-27 which became effective on November 16, 2000, the Company was required to determine the value of the beneficial conversion feature using the effective conversion price instead of the intrinsic value method described above. Although the application of EITF 00-27 and the use of the effective conversion price would have increased the value of the beneficial conversion feature from approximately $1,794,000 to $2,728,000, the incremental amount was not recorded because of the limit of $1,565,715 imposed by EITF 98-5 and, accordingly, no retroactive adjustments were made.


As of June 14, 2000, we entered into another financing agreement with the Investor pursuant to which we could have required the Investor to purchase shares of our common stock from time to time at an aggregate purchase price of $10,000,000. We also agreed to issue to the Investor on each date on which the Investor advanced funds to us under the Equity Line of Credit Agreement a warrant to purchase a number of shares equal to 20% of the number of shares that are subject to the advance. The exercise price for these warrants was equal to 110% of the highest reported bid price of the common stock for the five trading days preceding the date on which an advance was made to us by the Investor. In addition, the placement agents and their counsel received a fee equal to 10% of the proceeds from the sale of any shares made pursuant to the Equity Line of Credit Agreement. During the year ended July 31, 2001, we issued 1,135,850 shares of common stock (1,032,591 and 103,259 of Class A and Series 1 Class B shares, respectively) and warrants to purchase 227,168 shares of common stock (206,516 and 20,652 of Class A and Series 1 Class B shares, respectively) to the Investor and received proceeds of $1,050,000, net of placement fees of $116,670, pursuant to the Equity Financing Agreement. The warrants were exercisable at prices ranging from $1.21 to $1.94 per share through September 2005.

On October 20, 2000, the Investor agreed to provide us with additional financing totaling $3,000,000 through periodic purchases of a total of six additional debentures during the period from October 20, 2000 to December 1, 2000. Each of the six debentures had a principal balance of $500,000, bore interest at an annual rate of 8% and matured three years from the date of its issuance. As additional consideration in connection with the sale of the New Debentures, we paid a 10% fee to placement agents and we also issued a warrant to the Investor for the purchase of 3,000,000 shares of our common stock (2,727,272 and 272,728 of Class A and Series 1 Class B shares, respectively) at $1.25 per share that was exercisable through October 20, 2005. The warrant issued to the Investor had an estimated fair value of $3,450,000, as determined by the Black-Scholes option-pricing model method pursuant to the provisions of SFAS 123, of which $3,000,000 (which equals the principal balance of the debentures) was recorded as debt discount and/or deferred financing costs. In January 2001, the Investor purchased two additional convertible debentures, each of which had a principal balance of $200,000. Since these debentures were convertible immediately upon issuance, the fair value of beneficial conversion rights of $217,770 was charged to interest expense during the year ended July 31, 2001.

Our obligations to repay the Investor under the terms of the convertible debentures were discharged in connection with the sale of JAGfn and the warrants issued in connection with the convertible debenture were cancelled. In addition, the terms of the Equity Line of Credit Agreement and the warrants issued in connection with it were cancelled as well.

On February 1, 2001, we sold our 85% interest in JAGfn to the Investor for consideration comprised primarily of (i) a payment of approximately $1,002,000 in cash, (ii) an agreement to cancel our obligation our obligations to repay the Investor under the convertible debentures, and the accrued interest thereon. The Investor also agreed to, among other things, assume substantially all our contractual obligations including, but not limited to, our leases, employment and consulting agreements; the cancellation of warrants to purchase 3,912,000 shares of our common stock; the cancellation of the Equity Financing Agreement; and the issuance of an option to us for the purchase of a 10% membership interest in JAGfn for $5,000,000 at any time prior to July 31, 2002. We also agreed to cancel JAGfn's obligation to repay intercompany advances.

The assets and liabilities of JAGfn as of January 31, 2001 are summarized below:


Current assets-prepaid expenses                                  $ 225,000

Equipment, net                                                     567,343
Capitalized web site development costs, net                         64,224
Other assets                                                        96,793
                                                             -------------
           Total assets                                            953,360
                                                             -------------

Current liabilities:
        Accounts payable and accrued expenses                     (341,044)
        Current portion of capital lease obligations               (47,186)
        Intercompany advances                                   (4,553,373)
                                                             -------------
           Total current liabilities                            (4,941,603)

Capital lease obligations, net of current portion                  (20,743)
                                                             -------------
           Total liabilities                                    (4,962,346)
                                                             -------------

Members' deficiency (A)                                        $(4,008,986)
                                                             =============


         (A) The members' deficiency at January 31, 2001 is equivalent to JAGfn's operating loss and net loss from the inception of its operations on August 1, 2000 through January 31, 2001. JAGfn did not generate any revenues through January 31, 2001.

As a result of the sale we recorded a gain during the year ended July 31, 2001 of $196,959 as shown below:

Cash paid by purchaser                                       $1,002,147
Net carrying value of cancelled convertible notes
           payable to purchaser (B)                           1,399,405
Members' deficiency of JAGfn                                  4,008,986
                                                             ----------
           Total                                              6,410,538
                                                             ----------

Less write off of:
        Intercompany advances                                $4,553,373
        Unearned compensation (A)                             1,660,206
                                                             ----------
               Total                                          6,213,579
                                                             ----------

Net gain                                                       $196,959
                                                             ==========

         (A) Represents the balance of unamortized unearned compensation associated with consulting and employment agreements assumed by JAGfn.

         (B) Represents the principal balance of the convertible debentures of $4,848,000 and the accrued interest thereon of $133,173 less the related unamortized deferred finance costs associated with the convertible debentures of $405,626 and the unamortized debt discount associated with the convertible debentures of $3,176,142

Through July 31, 2001 we had entered into agreements with approximately eighty-five commentators, employees and other consultants expiring through December 2003. Through July 31, 1999 aggregate consideration paid under these agreements consisted of cash payments of $564,000, the issuance of 120,000 shares of common stock (109,091 and 10,909 of Class A and Series 1 Class B shares, respectively) with a fair value of $1,460,000, the grant of options to purchase 235,000 shares of common stock (all of which were exercisable into Class A shares) at $2.00 per share with a fair value of $1,661,850 and the grant of options to purchase 100,000 shares of common stock (all of which were exercisable into Class A shares at $16.25 per share with a fair value of $165,000. During the year ended July 31, 2000, we paid cash consideration of approximately $2,656,000 and granted options and warrants to purchase 4,282,500 shares of common stock (exercisable into 4,053,591 and 228,909 of Class A and Series 1 Class B shares, respectively) at prices ranging from $1.50-$6.00 per share with a fair value of approximately $11,418,000 in connection with all our employment and consulting agreements. In addition, during the year ended July 31, 2000 pursuant to an amended consulting agreement, we cancelled options to purchase 100,000 shares of common stock (all of which were exercisable into Class A shares) at $16.25 per share and issued the consultant options to purchase 200,000 shares of common stock (all of which were exercisable Class A shares) at $2.00 share with a fair value of $894,000. The fair value of the original options was $165,000. Accordingly, during the year ended July 31, 2000 we recorded additional unearned compensation of $729,000. During the year ended July 31, 2001 we paid aggregate cash consideration of approximately $1,272,000 pursuant to such contracts. In addition, during the year ended July 31, 2001 we granted options and warrants for the purchase of 3,959,000 shares of common stock (all of which were exercisable into Class A shares) at prices ranging from $.10 to $2.00 per share with a fair value of approximately $1,636,000 and recognized a charge for amortization of unearned compensation of approximately $7,881,124. The fair value of the options and warrants granted are computed in accordance with FASB 123 "Accounting for Stock Based Compensation." The unearned compensation will be amortized as a non-cash charge to operations on a straight-line basis over the life of the applicable agreements.

Pursuant to the terms of the purchase agreement for the sale of JAGfn, our obligations under substantially all of the above consulting and employment agreements were assumed by the Investor. As a result, unearned compensation of approximately $1,660,000 was charged against the sale of JAGfn.

During year ended July 31, 2001 we used approximately $5,563,000 in our operations. The major uses of this cash was to fund our net loss for the year ended July 31, 2001. In addition, during the year ended July 31, 2001 we incurred non-cash charges of approximately $8,181,000 related to the amortization of unearned compensation and approximately $1,379,000 of non-cash interest expense charges in connection with the convertible debentures.

During the year ended July 31, 2001 we received approximately $657,000 from investing activities. In connection with the sale of JAGfn we received cash proceeds of approximately $1,002,000. Such proceeds were offset by the use of cash for the purchase of equipment, construction of our real time video studios and additions to our web sites.

During nine months ended April 30, 2002 we used approximately $1,154,000 in our operations. Although we had a net loss of approximately $3,225,000 for the nine months ended April 30, 2002 such loss included non-cash charges of approximately $1,829,000 primarily associated with depreciation and amortization of our equipment and capitalized web site development costs, amortization of unearned compensation, the write-off of capitalized software costs and the issuance of stock options in exchange for services. In addition we financed our operations in part by an increase in trade accounts payable of approximately $295,000.

On August 17, 2001, we entered into an equity line purchase agreement (the "Original Equity Line Agreement") with Cornell Capital Partners, L.P. ("Cornell Capital") pursuant to which we had, in effect, "put" options whereby, subject to certain conditions, we had been able to require the investment partnership to purchase shares of our common stock from time to time at prices based on the market value and average daily trading volume of our shares. The maximum aggregate purchase price under the Original Equity Line Agreement was $10,000,000. The Original Equity Line Agreement was initially scheduled to expire on September 27, 2004. However, it was terminated in April 2002 and was replaced by another agreement with the investment partnership as further described below.



Cornell Capital received 1,500,000 shares of our common stock (equivalent to 1,363,637 and 136,363 Class A and Series 1 Class B shares, respectively) of as of August 17, 2001 as additional consideration for entering into the Original Equity Line Agreement. Certain principals of Cornell Capital agreed to surrender for cancellation outstanding warrants for the purchase of a total of 690,000 shares of the Company's common stock (equivalent to 627,273 and 62,727 Class A and Series 1 Class B shares, respectively) that had been issued for consulting services (the fair value of those warrants, as determined by the Black-Scholes option-pricing model at the date of issuance, had already been charged to expense). Cornell Capital was also entitled to a cash fee equal to 5% of the gross proceeds received by the Company in connection with each put. The 1,500,000 shares of the Company's common stock issued to Cornell Capital had an approximate fair market value of $240,000 and the warrants for the purchase of 690,000 shares that were cancelled had an approximate fair market value of $110,000 as of August 17, 2001. However, the Company did not record the fair values of the 1,500,000 shares that were issued and the warrants to purchase 690,000 shares that were cancelled in connection with the Original Equity Line Agreement since recording such values would have resulted in equivalent increases and decreases in additional paid-in capital and would not have resulted in a charge to any asset, liability or expense account.


During the nine months ended April 30, 2002, Cornell Capital was required to pay $671,459 and it received 5,661,510 shares of common stock (5,146,828 and 514,682 Class A and Series 1 Class B shares, respectively) as a result of the exercise of put options under the Original Equity Line Agreement, and we received proceeds of $632,884, net of $38,575 of placement fees. The placement fees of $38,575 represent primarily a discount of 5% from the gross purchase price for the shares of $671,459. The gross purchase price was 95% of an amount determined based on the market value and average daily trading volume of the Company's shares. The difference between the market value of the shares and the gross purchase price of the shares based on the terms of the Original Equity Line Agreement was approximately $39,000.

On April 9, 2002, we entered into a new equity line purchase agreement (the "New Equity Line Agreement") with Cornell Capital pursuant to which we will have, in effect, new put options whereby, subject to certain conditions, we can require Cornell Capital to purchase shares of our Class A common stock from time to time at an aggregate purchase price of $10,000,000. The term of the New Equity Line Agreement will extend for 24 months. It will become available as of the date a registration statement under the Securities Act of 1933 filed by us for the registration of the shares issuable to Cornell Capital becomes effective, unless the New Equity Line Agreement is terminated earlier at our discretion. The purchase price will be 95% of the lowest closing bid price of our Class A common stock over a specified number of trading days commencing on specified dates. Cornell Capital shall be entitled to a cash fee equal to 5% of the gross proceeds received from Cornell Capital in connection with each put. The timing and amount of the required purchases shall be at our discretion subject to certain conditions including (i) a maximum purchase price to be paid by Cornell Capital for each put of $500,000 and (ii) a requirement that at least five trading days must elapse before we can deliver a new put notice to Cornell Capital. We will be required to issue 10,000 shares of our Class A common stock to placement agents as of the effective date as consideration for their services in connection with the New Equity Line Agreement.

During the nine months ended April 30, 2002, options to purchase 3,417,125 shares of Class A common stock were exercised resulting in proceeds of $144,353.

On April 1, 2001 two of our executive officers loaned the Company a total of $400,000 subject to the terms and conditions of unsecured promissory notes that bear interest at an annual rate of 2.69%. The maturity date of the notes has recently been extended to August 15, 2002. At this time we do not have the means to repay these notes. However, Cornell Capital has agreed to waive the covenant in the New Equity Line that would have prohibited proceeds from being used to repay debt and thereby allow for such officer loans to be repaid.

In addition, during the nine months ended April 30, 2002, we issued 1,196,807 shares of common stock (1,088,066 and 108,801 Class A and Series 1 Class B shares, respectively) with a fair value of $777,390 and issued options to purchase 4,936,725 shares of Class A common stock with a fair value of $561,544 in exchange for services.

On February 21, 2002, our stockholders approved an amendment to the articles of incorporation pursuant to which the name of the Company was changed to JAG Media Holdings, Inc. The stockholders also approved another amendment that authorized the implementation of changes related to a recapitalization plan for the Company that was consummated on April 8, 2002. Pursuant to the recapitalization plan,
(i) the total number of shares of all classes of capital stock authorized for issuance was increased from 100,000,000 shares to 200,000,000 shares with a par value of $.00001 per share, of which 15,000,000 shares became authorized for issuance as preferred stock, 155,000,000 shares became authorized for issuance as Class A common stock and 30,000,000 shares became authorized for issuance as Class B common stock; and (ii) we issued 1 share of Class A common stock and .1 share of Class B common stock designated as Series 1 Class B common stock in exchange for every 1.1 shares of common stock outstanding prior to the recapitalization.

In addition, holders of stock options that were entitled to receive shares of common stock upon exercise of stock options issued pursuant to the our incentive stock option plan became entitled to receive an equivalent number of shares of Class A common stock at the same exercise price upon exercise; holders of all other stock options and warrants became entitled to receive a proportional number of shares of Class A common stock and Series 1 Class B common stock at a proportional exercise price upon exercise.

Each share of Series 1 Class B common stock is immediately convertible into one share of Class A common stock. Each share of Series 1 Class B common stock also may be redeemed by us at any time for either one share of Class A common stock or equivalent cash value. Each share of Class A common stock and Series 1 Class B common stock will be equal in respect to dividends and voting rights. Therefore, each share of Series 1 Class B common stock is, for financial reporting purposes, equivalent to one share of Class A common stock. In addition, 1 share of Class A common stock and .1 share of Series 1 Class B common stock is equivalent to 1.1 shares of common stock that were outstanding before the recapitalization for financial reporting purposes

The recapitalization was effectively equivalent to a stock split and the numbers of shares of common stock outstanding before the recapitalization have been retroactively restated in the accompanying management discussion and analysis.

As stated above, we had a cash balance of only approximately $36,000, a working capital deficiency of $768,000 and an accumulated deficit of approximately $37,764,000 as of April 30, 2002 compared to a cash balance of only $13,000, a working capital deficiency of $290,000 and an accumulated deficit of approximately $34,539,000 as of July 31, 2001.

We believe that, in the absence of a substantial increase in subscription revenues, it is probable that we will continue to incur losses and negative cash flows from operating activities through at least April 30, 2003 and that we will need to obtain additional equity or debt financing to sustain our operations until we can successfully market our services, expand our customer base and achieve profitability.

We believe that we will be able to generate sufficient revenues from our remaining facsimile transmission and web site operations and obtain sufficient financing from our New Equity Line Agreement described above or through other financing agreements to enable us to continue as a going concern through at least April 30, 2003. However, if we cannot generate sufficient revenues and/or obtain sufficient additional financing, if necessary, by that date, we may be forced thereafter to restructure our operations, file for bankruptcy or entirely cease our operations.

We do not believe that our business is subject to seasonal trends or inflation. On an ongoing basis, we will attempt to minimize any effect of inflation on our operating results by controlling operating costs and whenever possible, seeking to insure that subscription rates reflect increases in costs due to inflation.

The FASB and the Accounting Standards Committee of the American Institute of Certified Public Accountants had issued certain accounting pronouncements as of April 30, 2002 that will become effective in subsequent periods; however, we do not believe that any of those pronouncements would have significantly affected our financial accounting measurements or disclosures had they been in effect during the years ended July 31, 2001 and 2000 or the nine months ended April 30, 2002 or that they will have a significant affect at the time they become effective.

                             MARKET FOR COMMON STOCK
                         AND RELATED STOCKHOLDER MATTERS

From March 26, 1999 through April 8, 2002, our common stock was traded in the over-the-counter market on the Nasdaq OTC Bulletin Board under the symbol JNOT. Prior to that date, the stock was traded under the symbol PFSS with only limited and sporadic trading.

The following table reflects quarterly high and low sales prices of our common stock from March 26, 1999 through April 8, 2002, the date of our recapitalization. Such prices are inter-dealer quotations without retail mark-ups, mark-downs or commissions, and may not represent actual transactions.


                                                  High            Low
                                                  ----            ---
Fiscal Year 2000
First Quarter, ending October 31, 1999           $8.19            $5.38
Second Quarter, ending January 31, 2000           8.00             3.38
Third Quarter, ending April 30, 2000              5.50             1.50
Fourth Quarter, ending July 31, 2000              2.88             0.81

Fiscal Year 2001
First Quarter, ending October 31, 2000            2.13             0.94
Second Quarter, ending January 31, 2001           1.16             0.13
Third Quarter, ending April 30, 2001              0.27             0.04
Fourth Quarter, ending July 31, 2001              0.45             0.04


Fiscal Year 2002
First Quarter, ending October 31, 2001            0.32             0.05
Second Quarter, ending January 31, 2002           0.49             0.05
Third Quarter, through April 8 2002               1.40             0.34



On April 8, 2002, we effected a recapitalization of our common stock pursuant to which each one and one-tenth (1.1) shares of our outstanding common stock was reclassified into one (1) share of Class A common stock and one-tenth (1/10th) of a share of Series 1 Class B common stock. Our Class A common stock trades in the over-the-counter market on the Nasdaq OTC Bulletin Board under the symbol JGMHA. The following table reflects quarterly high and low sales prices of our Class A common stock from April 9, 2002 through July 31, 2002. Such prices are inter-dealer quotations without retail mark-ups, mark-downs or commissions, and may not represent actual transactions.



                                                     High             Low
                                                     ----             ---

April 9, 2002 through April 30, 2002                $1.50            $0.50
Fourth Quarter, ending July 31, 2002                 0.82             0.23

Fiscal Year 2003
First Quarter, through August 8, 2002                0.46             0.35


As of July 1, 2002, there were 1,592 stockholders of record of our Class A common stock. On August 8, 2002, the closing bid price for our Class A common stock was $0.35.


We never paid any cash dividends on our common stock and anticipate that, for the foreseeable future, no cash dividends will be paid on our Class A common stock. Payment of future cash dividends will be determined by our Board of Directors based upon conditions then existing, including our financial condition, capital requirements, cash flow, profitability, business outlook and other factors. In addition, our future credit arrangements may restrict the payment of dividends.

                                   THE COMPANY

Our Business Generally

We have been providing financial and investment information within the investment community since 1989. In May 1999, we began offering our services on a subscription fee basis to the general public for the first time through our U.S. web site. At www.jagnotes.com, we offer timely financial data and reports and commentary from the financial community.

From 1989 to 1992, we operated as an unincorporated business entity. In 1992, we incorporated in the State of New Jersey as New Jag, Inc. On December 14, 1993, JagNotes, Inc. merged with and into us, and we changed our name to JagNotes, Inc. We operated as JagNotes, Inc. until March 1999 when we were acquired by Professional Perceptions, Inc., a Nevada corporation, which subsequently changed its name to JagNotes.com, Inc. JagNotes, Inc. remained a wholly-owned subsidiary of JagNotes.com Inc. until August 16, 1999 when it merged with and into JagNotes.com Inc.

Until recently, we targeted only a limited audience of financial professionals and we did not engage in organized sales and marketing efforts. As discussed in more detail below, in 1999 we decided to change our focus by expanding onto the Internet and targeting retail subscribers with the hope of expanding our subscriber base and our business. In September 2000 we started an advertiser-based financial webcast which we sold on February 1, 2001 as we were unable to continue to fund its operating losses.

We have recently undertaken a corporate reorganization in order to distinguish and better manage our areas of business. On January 4, 2002, JAG Media LLC was formed as a Delaware limited liability company and a wholly owned subsidiary of JagNotes. The assets and liabilities of our current fax and Internet subscription business were transferred to JAG Media LLC. Also on January 4, 2002, JAG Company Voice LLC was formed as a Delaware limited liability company and a wholly owned subsidiary of JagNotes. JAG Company Voice LLC will carry out the operations of our "Company Voice" start-up business which aims to provide small to medium size publicly-traded companies with production and distribution services for delivering press releases and other company information over the Internet in streaming video format. The web site for our Company Voice business is located at www.thecompanyvoice.com. In order to better reflect the overall business in which we expect to engage and the corporate structure we intend to use to conduct that business, we changed our corporate name from JagNotes.com Inc. to JAG Media Holdings, Inc. effective April 8, 2002.

Our jagnotes.com web site currently consists of free and subscription-based portions. The free portion provides users with access to market commentary and selected financial data. The subscription-based portion provides more timely reports, including breaking news and potentially market moving information. We currently derive our revenues primarily from the sale of subscriptions.

We are a Nevada corporation. Our address is 6865 S.W. 18th Street, Suite B13, Boca Raton, Florida 33433, and our telephone number is 561-393-0605.

Our Industry Generally

The growth of the Internet has changed the way investors seek information and manage their portfolios. Individual investors are increasingly seeking access to information that was formerly available only to financial professionals. Professional investors who have traditionally relied on print and other media for information are demanding faster information and greater accessibility. As more and more investors begin to trade online, we expect the demands for financial information over the Internet to increase significantly.

The first Internet-based trading systems were introduced in 1995. Since that time, online trading has increased dramatically. According to a January 2001 estimate, there were 7.8 million individuals trading online, making 807,000 trades per day. As of January 2001, there were over 200 broker-dealers providing retail investors with the ability to trade online. See Securities and Exchange Commission, Office of Compliance Inspections and Examinations: Examinations of Broker-Dealers Offering Online Trading: Summary of Findings and Recommendations (January 25, 2001).

According to a February 2002 report by the U.S Commerce Department, as of September 2001 approximately 143 million or 53.9% of Americans used the Internet. This represents an increase of 26 million during the period of August 2000 to September 2001. Additionally, Internet users grow at a rate of 2 million per month. This report also indicates that 8.8% of all Internet users above the age of 15, or approximately 9.75 million users, engage in online trading of stocks, bonds and mutual funds. See U.S. Department of Commerce, A Nation
Online: How Americans Are Expanding Their Use of the Internet (February
2002)(available at www.commerce.gov).

According to J.D. Power & Associates' 2001 Future Online Market Penetration Study, the number of online investors could double in the period between November 2001 and November 2002. Depending on economic conditions, offline investors are expected to migrate online for at least some of their investing activities. The study also stated that the increase of Internet use among Americans could create a surge of new investors in the online trading market. See J.D. Power & Associates Reports, Online Trading Expected to Nearly Double in Next 12 Months: Heavy Trader Population Still Growing (November 1,
2001)(available at www.jdpa.com).

A J.D. Power & Associates report published in March 2002 states that 90% of online investors surveyed indicated that they intended to continue investing online. A third of those investors surveyed also indicated their intention to increase their volume of online trades. The survey did find, however, that there was only a 2% increase in new investors during the period between September 2001 and March 2002. Over this period, online investing among 25-34 year-olds declined; however, the number of seniors (55 years of age and over) who identified themselves as online traders increased. See J.D. Power & Associates Reports, Online Investors Optimistic Despite Caution After September 11 (March 26, 2002)(available at www.jdpa.com).

Our Products

We have been providing financial and investment information within the investment community since 1989. In May 1999, we began offering our services on a subscription fee basis to the general public for the first time through our U.S. web site. At www.jagnotes.com, we offer timely financial data and reports and commentary from the financial community.

Our jagnotes.com web site currently consists of free and subscription-based portions.

On the free portion of our site, we offer commentaries from experienced journalists, money managers, analysts and other Wall Street professionals as well as selected financial data targeted at the active investor and trader.

The commentary on our web site is provided by journalists, money managers, analysts and other Wall Street professionals. Their reports range from analysis of individual stocks and industry sector performance to analysis of broad market and economic matters. In many cases our commentators also provide and analyze technical financial and market data. We select our commentators to offer our subscribers a broad range of analysis to appeal to a broad range of investment and trading styles. The topics of these commentaries vary daily. Although we have no set criteria for choosing our commentators, we look for individuals who:

         o are well respected by members of the Wall Street community, including traders, economists, investment bankers and other institutional investors; and

         o have experience either as a journalist, money manager or financial analyst and/or have an educational background in business, finance or economics.

As of the date of this prospectus, JAG Media has 12 commentators who provide technical analysis and commentary for our web site. The names of these commentators and the columns they write are as follows:


------------------------------- ------------------------------------------
Commentator                     Column
------------------------------- ------------------------------------------
Paul Merriman                   Managing Your Mutual Fund
------------------------------- ------------------------------------------
Lawrence G. McMillan            Option Strategist
------------------------------- ------------------------------------------
Mark Likos                      The Likos Letter
------------------------------- ------------------------------------------
Harry Boxer                     The Technical Trader
------------------------------- ------------------------------------------
John Gabriel                    Stock Market Momentum
------------------------------- ------------------------------------------
Douglas Hughes                  Small Bank Newsletter
------------------------------- ------------------------------------------
Axxel Knutson                   Trading Weapon
------------------------------- ------------------------------------------
Mark Leibovit                   Volume Tracks
------------------------------- ------------------------------------------
Bernie Schaeffer                Schaeffer's Investment Research
------------------------------- ------------------------------------------
Bruce Norrin                    Focus Stock Charts
------------------------------- ------------------------------------------
Harry Aloof                     Wall Street Trader's Column
------------------------------- ------------------------------------------
Greg Gallo                      Kirlin Securities with Greg Gallo
------------------------------- ------------------------------------------

None of the above-referenced commentators have written agreements with JAG Media. Accordingly, they are free to cease providing their commentary at any time.

On our subscription-based portion of our web site, we offer our subscribers two targeted products:

JAGNotes Upgrade/Downgrade Report - The JAGNotes upgrade/downgrade report is a daily consolidated investment report that summarizes newly issued research, analyst opinions, upgrades, downgrades and analyst coverage changes from various investment banks and brokerage houses. Each morning we gather this information, then compile and release it in a concise, easy to read format before the markets open. We believe that this early, convenient access to potentially market moving information gives our subscribers access to some of the information traditionally available when the market opens to institutional investors, professional traders and high net worth individuals. This report is updated from time to time during the trading day.

The JAG Media Rumor Report - Because rumors can move equities, we have established the "Rumor Room" where we post rumors about various stocks that have been heard on the street. When we hear rumors, we post the information in the Rumor Report and indicate the date and time of the rumor. We also attempt to contact the company or companies involved in the rumors for a comment and post the results of this inquiry with the rumor. While we realize that rumors are inherently unreliable as indicated by a cautionary note introducing this portion of our site, we believe that every trader and investor - large and small - should have access to this information to determine its usefulness. The JAGMedia Rumor Report is available to our subscribers and updated throughout the day.

These two products are accessible only to paid subscribers. Subscriptions are offered at the rate of $9.95 per month, or $99.95 per year. We have offered free trial subscriptions at times in the past and may do so in the future.

We also maintain our original JAGNotes fax-based service for a limited number of mostly institutional subscribers. Through this service, we provide these subscribers faxed copies of our daily JAGNotes upgrade/downgrade report, which is updated two or three times every weekday morning before the stock market opens. We also allow these subscribers access to our Internet-based information by providing them with a specified number of access codes. The price for this combined service is approximately $1,500 to $2,000 per year.

The content of our web site contains all of the information provided in the faxed reports as well as the Rumor Report and commentaries described above and other product offerings which do not appear in our faxed reports.

We intend to continue providing our combined fax/Internet service in the future primarily to institutional subscribers. We believe that some financial institutions are willing to pay a higher price for this combined service because they consider a faxed report to be a more efficient means of receiving the information or because their employees do not have direct Internet access.

Company Voice Service - Through our wholly owned subsidiary, JAG Company Voice LLC, we have begun marketing our "Company Voice" service. The Company Voice makes available to publicly traded companies production and distribution services that enable them to deliver press releases and other company messages to stockholders and potential investors in streaming video/audio format. The production and distribution services provided in connection with the Company Voice service include:

         o directly contracting for studios in which Company Voice segments will be taped;

         o        providing interviewers for each Company Voice segment;

         o        assisting clients in preparing for each interview;

         o encoding taped segments to allow distribution via the Internet; and

         o arranging for distribution and streaming of finalized Company Voice segments on affiliate sites such as Lycos

The premium services that will be made available to clients of the Company Voice include:

         o preparation of CD-ROM's containing Company Voice segments which clients can use for other investor and public relations purposes; and

         o opt-in e-mail campaigns whereby a client can select the size of its e-mail campaign and the e-mails will include a link to a Company Voice segment selected by the client


We are currently assembling a network of sites through which the Company Voice will be distributed and have, to date, entered into distribution agreements with Lycos, FreeRealTime and Zacks. The Company Voice will be initially marketed to clients as part of a package of four video/audio segments, each approximately 2-10 minutes in duration, which will be distributed through The Company Voice network of affiliated web sites, which will include Lycos Finance (www.lycos.finance.com), FreeRealTime (www.freerealtime.com), Zacks.com (www.zacks.com) and Zacks Advisor (www.zacksadvisor.com). Clients will be charged an introductory fee for each basic video/audio package and will be given the opportunity to upgrade their packages with various premium services that will be offered through affiliates of The Company Voice network.



As of the date of this prospectus, our Company Voice service has not been officially launched. Based upon our most recent discussions with Lycos, we anticipate a launch date during the first quarter of our fiscal year ending July 31, 2003 but note that our agreement with Lycos provides that Lycos has the sole right to determine the timing of the launch date of its distribution of the Company Voice service. We expect Lycos to be our major distribution channel and therefore do not intend to provide our service on the Zacks and FreeRealTime sites until our service is operational on the Lycos Finance site. Our agreement with Lycos is for a two year term commencing on the launch date. For each video package provided by us to Lycos, we have agreed to pay Lycos the greater of $3,000 or ten percent of the revenue received by us for creating such video package. During the term of the agreement, we have agreed not to provide any of the video content in any form or manner nor grant any license to such content to America Online, Inc., Yahoo! Inc. or Microsoft Corporation. Pursuant to the agreement Lycos shall have the exclusive right to sell advertising on the site where it makes the content available and to retain all revenue generated therefrom.

Pursuant to the terms of the contract, both Lycos and we have the right to terminate the agreement if the other party either becomes insolvent or files for bankruptcy or materially breaches a material provision of the contract and does not cure such breach within 30 days of receiving notice of such breach. In addition, Lycos may unilaterally terminate the agreement for any or no reason on 30 days written notice, and we may unilaterally terminate the agreement for any or no reason on 60 days written notice provided that we pay to Lycos any outstanding placement fees due under the agreement. Lycos may also terminate the agreement or suspend its performance thereunder if the content provided by us violates or fails to comply with any applicable law or regulation, or violates the rights of any third party. In addition, if we fail to pay to Lycos any amount due Lycos under the agreement when such amount is due, Lycos may terminate the agreement immediately by providing us with a written notice of termination.

Furthermore, Lycos and we have agreed to indemnify and hold harmless the other party and the other party's officers, directors, shareholders, employees, agents and affiliates from and against any and all third party claims, damages, liabilities, costs and expenses arising out of or related to any breach of any warranty, representation, covenant or agreement made by the indemnifying party in the agreement. In addition, we have agreed to defend, indemnify and hold harmless Lycos and its officers, directors, shareholders, employees, agents and affiliates against any and all third party claims, damages, liabilities, costs and expenses arising out of or related to the development, operation or maintenance of the video service and the content and the use or misuse of, or reliance on, the content by any user.

Excite and iWon have also offered to serve as distribution channels for the Company Voice upon payment by us of a placement fee of $60,000. We intend to use the proceeds from our equity line agreement with Cornell Capital to fund the placement fee and therefore do not expect to commence providing our services on these sites until the first quarter of our fiscal year 2003. Although we are in discussions with several companies and investor relations firms who have expressed interest in buying Company Voice packages, we have not yet signed placement agreements with any clients.


Advertising Revenue

While we expect the primary source of our revenue from our jagnotes.com web site to be subscriptions, we may supplement this with advertising revenue. Such revenues have, however, not been meaningful to date and we would not expect such revenues to become material until there is a major upturn in Internet banner advertising generally, or we are able to offer advertisers various media advertising alternatives to banners.

Our Business Strategy

Our goal is to position JAG Media as a leading Internet-based provider of fast breaking financial news and information. In time, we hope that JAG Media will become an important information resource for institutional investors and the general public alike.

The success of our business depends on our ability to obtain the requisite financing and be able to:

         o        expand our subscriber base in the United States;

         o        pursue acquisitions and strategic alliances; and

         o        control costs to correspond with subscription revenues.

We plan to continue to service the institutional segment of our business, but we recognize that retail subscribers and viewers represent our largest potential market and are the key to our development. We will use an integrated marketing model to attract new subscribers and, to the extent funding (not now available) permits, will employ a mix of communications media to increase name awareness in the retail market and increase visits by potential subscribers with a view to ultimately generating new subscribers.

         o Expand Subscriber Base. Some avenues that we are exploring to attract new subscribers include:

                  o Introducing limited on-demand and live streaming audio and video programming as our financing permits;

                  o        Offering free trial subscriptions;

                  o        Traditional public relations;

                  o Using our good reputation among financial professionals to attract new subscribers to our web site;

                  o Offering products tailored to the needs of institutional subscribers such as JAGNotes and Rumor pages delivered to company intranets and featuring company branding;

                  o Pursuing distribution arrangements with third party information providers that service financial institutions and individual investors; and

                  o Pursuing strategic alliances with, or acquisition of, existing web-based information providers and other media companies.

         o Pursue Strategic Alliances. We believe that we can effectively grow our business by pursuing strategic affiliations, partnerships, joint ventures or other relationships with strategic partners. We are currently pursuing alliances with investment firms, online brokerage houses, market news providers, webcasting services and web portals in an effort to obtain additional content, expand our name recognition and increase our subscriber base.

         o Curtail Costs. We sold our webcasting business to reduce our cash flow requirements. In addition, we have discontinued various commentators in order to save costs where we concluded that the cost was not justified by our subscribers' interest.

We will require additional funds in order to implement our business strategy. At our current usage rate of cash, the cash generated from our operations will not be sufficient to fund the liquidity requirements of our current business strategy. Accordingly, we will need to raise additional funds through public or private financing, strategic relationships or other arrangements. There can be no assurances that we will be able to do so.

Note: These are our strategies, goals and targets. We believe in them, but we cannot guarantee that we will be successful in implementing them or that, even if implemented, they will be effective in creating a profitable business. In addition we are dependent on having sufficient cash to carry out our strategy. Alternatively, we may have to continue to reduce services to a level subscribers may not find valuable. Please read "Risk Factors" beginning on page 9 before making any investment decision.

Regulation

The securities industry is subject to extensive regulation under federal and state laws in the United States, and companies that provide financial advice to investors are generally required to register as investment advisers at either the federal or state level. We believe that our business consists of a publishing activity for which investment adviser registration and regulation does not apply under applicable federal or state law, and thus we are not registered as an investment adviser with either the SEC or any of the various states. The regulatory environment in which we operate is subject to change, however, and we could be required to register as an investment adviser with an appropriate regulatory agency at some point in the future.

In addition, we operate in an environment of tremendous uncertainty about potential government regulation of the Internet and Internet-based service providers. We believe that our business is not currently subject to direct regulation other than regulations applicable to businesses generally. However, the Internet is evolving rapidly, and governmental agencies have not yet been able to adapt all existing regulations to the Internet environment. The United States Congress has recently passed legislation that regulates certain aspects of the Internet, including on-line content, copyright infringement, user privacy, taxation, access charges, liability for third-party activities and jurisdiction. In addition, federal, state, local and foreign governmental organizations also are considering other legislative and regulatory proposals that would regulate the Internet.

We cannot predict what new laws will be enacted or how courts will interpret both existing and new laws. As a result, we are uncertain as to how new laws or the application of existing laws may affect our business. For example, while we are not aware of any pending laws or regulations that would restrict our ability to disseminate market-based rumors and other information of unsubstantiated reliability, it is possible that such laws or regulations may be passed in the future. Increased regulation in this area could decrease the demand for our services, increase our cost of doing business or otherwise have a material adverse effect on our business, results of operations and financial condition.

Competition

Providing financial information and analysis over the Internet is a relatively new business, but it is already intensely competitive. A large number of web-based financial information providers are competing for subscribers, customers, advertisers, content providers, analysts, commentators and staff. In addition, cable television is an increasingly important source of competition.

We provide a variety of categories of information to our subscribers, including daily financial news, technical analysis of stock activity and selected financial data of corporations. Each of these components of our business competes to a different degree with the following information sources:

         o Online financial news and information providers including Yahoo Finance, CBSMarketwatch.com, TheStreet.com, Briefing.com, America Online Personal Finance Channel, WebFN.com, Reuters PLC and MotleyFool.com;

         o Internet portals and search engines such as America Online, MSN and Yahoo;

         o Traditional media sources such as The Wall Street Journal, The Financial Times, Barrons, CNNfn, CNBC and FOX financial news programming, all of whom also have an Internet presence;

         o        Webcasts of financial news, including WebFN;

         o Terminal-based financial news providers including Bloomberg, Reuters and Dow Jones; and

         o        Online brokerage firms such as E*Trade, Charles Schwab or CSFB
                  Direct.

Because there is not a readily defined market in which we compete, we cannot predict which information source or sources will be our primary competition in the future. However, we expect competition from each of the above information sources to intensify and increase in the future. Most of our current and potential competitors have greater name recognition, larger financial, technical and marketing resources, and more extensive customer bases than we do, all of which could be leveraged to gain market share to our detriment.

The barriers to entry into our business are relatively low - i.e., it is not difficult for new competitors to enter the market. Much of the information we provide is publicly available and we do not have any patented or otherwise protected technologies that would preclude or inhibit competitors from entering our markets. Our current and future competitors may develop or offer services that have significant price, content, creative or other advantages over the services we provide.

In order for us to successfully compete in this business, we will need to reliably provide valuable services at a competitive price to a large subscriber base. We believe that a successful implementation of our business strategy will allow us to do so and to compete successfully as a leading financial and investment information provider.

Intellectual Property

We are the owner of pending federal trademark applications for JAG, JAGNOTES and RUMOR ROOM. We do not consider these trademarks to be material to our business.

Web Site Technical Information

We lease two web servers, which are the computer systems on which all content for our web sites are maintained and through which we operate our web sites. Our U.S. servers are maintained by Woodbourne Solutions and are located in their facility in Germantown, Maryland. Our two back-up servers are maintained by Above.net and PC Communications and are located in San Jose, California and Jersey City, New Jersey.

Our web site was redesigned in July 2000 by Zero-G at a cost of approximately $500,000. Subsequent redesigns have been handled internally and by John Fendrick, a technical consultant to JAG Media.

Employees

As of July 1, 2002, we had ten employees. As of that date, we had entered into employment agreements with three of our employees, each of whom is an officer and director of JAG Media.

Facilities

Our executive and administrative headquarters is currently located at 6865 SW 18th Street, Suite B13, in Boca Raton, Florida. We rent this space at a cost of $1,050.00 per month. We are in the process of seeking a suitable space to house our executive and administrative personnel and related administrative equipment in the New York/New Jersey metropolitan area. The servers for our web site are housed at separate locations as indicated above (see "Web Site Technical Information"). We believe that we will be able to locate suitable new office space and obtain a suitable replacement for our Florida office space, if our lease is not renewed, on commercially reasonable terms.

Equity Line of Credit

As of April 9, 2002, we entered into an agreement with Cornell Capital Partners, L.P. for a $10 million equity line pursuant to which are able to sell our shares of Class A common stock to Cornell Capital from time to time over a 24-month period. The purpose of the offering is to provide general working capital for JAG Media, including working capital which might be required by virtue of our strategic plan. Upon the effectiveness of the registration statement of which this prospectus forms a part, our original equity line purchase agreement with Cornell Capital, dated August 17, 2001, will be superseded by the new agreement and will be of no further force and effect.

Legal Proceedings


On June 20, 2002, JAG Media and its President and Chief Executive Officer, Gary Valinoti, filed a complaint in the 165th District Court of Harris County, Texas against over 150 brokerage firms, alleging, among other things, a conspiracy among the defendants to short sell JAG Media stock. The original lawsuit was subsequently amended on June 24, 2002 and was recently removed to the United States District Court for the Southern District of Texas. In this action, the plaintiffs seek an immediate accounting of all short positions, an accounting of all profits made by the defendants in trading JAG Media stock, disgorgement of any profits made by those defendants, actual damages incurred as a result of the defendants' trading activities, exemplary damages for the defendants' intentional conduct and attorneys fees and costs incurred as a result of this litigation. In our view, unusual patterns of trading suggest a substantial illegal short position in our shares, which we hope to verify through various pre-trial discovery procedures.

On July 29, 2002, the same plaintiffs filed a related complaint against the same defendants in the United States District Court for the District of Nevada. This action alleges violations of various securities laws, including but not limited to, sections 9 (a) and 10 (b) of the Securities Exchange Act of 1934, violations of 18 U.S.C.A. 1962 and 1964 (commonly known as the Racketeer Influenced and Corrupt Organizations Act), common law fraud, conspiracy and negligent misrepresentation by the defendants. In this action, the plaintiffs seek an accounting of all profits made by the defendants in trading JAG Media stock, disgorgement of any profits made by those defendants, actual damages incurred as a result of the defendants' trading activities, exemplary damages for the defendants' intentional conduct, treble damages for the defendants' alleged RICO violations and attorneys fees and costs incurred as a result of this litigation. In our view, unusual patterns of trading suggest an illegal coordinated effort to affect the price of our shares, which we hope to verify through various pre-trial discovery procedures.



There are no currently pending material law suits or similar administrative proceedings against JAG Media and, to the best of our knowledge, there is presently no basis for any other suit or proceeding.

Where you can find more information about us

We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any of this information at the SEC's public reference room in Washington, D.C. Please call the SEC at (800) SEC-0330 if you would like further information on the public information room. This information is also available from the SEC's web site at http://www.sec.gov.

We also distribute annual reports containing audited financial statements and other information to our stockholders after the end of each fiscal year. We do not intend to regularly distribute quarterly reports to our stockholders, but we will gladly send them to you upon your written request to Thomas J. Mazzarisi, Esq., our executive vice president, chief financial officer and general counsel, at 6865 S.W. 18th Street, Suite B13, Boca Raton, Florida 33433.

                      MANAGEMENT AND EXECUTIVE COMPENSATION

Management

Following is certain information about our executive officers and directors.

Gary Valinoti, age 44, was a co-founder of the predecessor to JAG Media Holdings, Inc. and has served as our President and Chief Executive Officer and as a member of our Board of Directors since March 1999. Mr. Valinoti has been a member of our Board of Directors since July 1999. From August 1992 until March 1999 Mr. Valinoti served as President, and as a member of the Board of Directors, of JagNotes, Inc., the company that produced the JAGNotes fax service throughout that period. Prior to his involvement with JagNotes, Inc., Mr. Valinoti held positions with various firms in the securities industry including Mosely, Hallgarten, Estabrook & Weeden where he was involved in institutional and currency trading, and started the firm's arbitrage department. Mr. Valinoti attended Wagner College.

Thomas J. Mazzarisi, age 45, has served as our Executive Vice President and General Counsel since March 1999. Mr. Mazzarisi has also served as our Chief Financial Officer since November 9, 2001. Mr. Mazzarisi has been a member of our Board of Directors since July 1999. From 1997 until joining JAG Media Holdings, Inc., Mr. Mazzarisi practiced law from his own firm in New York, specializing in international commercial transactions. From 1988 until 1997, Mr. Mazzarisi was a Senior Associate at the law firm of Coudert Brothers where he also specialized in international commercial transactions. Prior to joining Coudert Brothers, Mr. Mazzarisi was Deputy General Counsel of the New York Convention Center Development Corporation. Mr. Mazzarisi is a graduate of Fordham University where he received a B.A. in Political Economy and was elected to Phi Beta Kappa. Mr. Mazzarisi received his J.D. from Hofstra University School of Law.

Stephen J. Schoepfer, age 43, has served as our Executive Vice President, Chief Operating Officer and Secretary since July 1999. Mr. Schoepfer has been a member of our Board of Directors since July 1999. Prior to joining the Company in July 1999, he was a Financial Advisor with the investment firm of Legg Mason Wood Walker. Prior to joining Legg Mason, Mr. Schoepfer served as a Financial Advisor and Training Coordinator at Prudential Securities. Mr. Schoepfer attended Wagner College.

Executive Compensation


The following table sets forth certain summary information regarding compensation paid to our Chief Executive Officer and certain executive officers for services rendered during the fiscal years ended July 31, 2000, 2001 and 2002. Except as listed in the table below, no executive officer holding office in fiscal year 2002 received total annual salary and bonus exceeding $100,000. No such officers have been awarded any stock options, stock appreciation rights or other long term or incentive compensation not reflected below.


                                                    Annual Compensation
                                                    -------------------

                                                                                                  Long-Term
                                                                                                 Compensation
                                                                                                Common Shares
                                                                                  Other           Subject to
                                    Fiscal                                       Annual             Options          All Other
Name and Principal Position          Year         Salary          Bonus        Compensation         Granted         Compensation
---------------------------          ----         ------          -----        ------------       ---------------   ------------
Gary Valinoti, President,           2002           $150,000            --             --           1,000,000(1)        --
Chief Executive Officer,
President and director              2001           $150,000            --             --             900,000(2)        (3)

                                    2000           $100,000            --             --               --              --


Stephen J. Schoepfer,               2002           $150,000            --             --           1,000,000(1)        --
Executive Vice President,
Chief Operating Officer and         2001           $150,000            --             --             900,000(2)        (3)
Secretary
                                    2000           $100,000       $50,000             --               --              --


Thomas J. Mazzarisi,                2002           $150,000            --             --           1,000,000(1)        --
Executive Vice President,
Chief Financial Officer and         2001           $150,000            --             --             900,000(2)        (3)
General Counsel
                                    2000           $100,000            --             --               --              --


Raymond G. Taylor,                  2002            $25,000            --             --               --              --
(Mr. Taylor served as Chief
Financial Officer of JAG            2001            $65,000            --             --               --              --
Media Holdings, Inc. from
April 1, 2001 to November 9,        2000                 --            --             --               --              --
2001, but is no longer
employed by JAG Media.)


Stephen R. Russo                    2002                 --            --             --               --              --
(Mr. Russo served as Chief
Financial Officer of JAG            2001                 --            --              --              --              --
Media Holdings, Inc. until
April 2001, but is no longer        2000            $20,000            --              --              --              --
employed by JAG Media.)


Jeffrey Goss (Mr. Goss              2002                 --            --             --               --              --
served as Secretary and Vice
President of JAG Media              2001                 --            --             --               --              --
Holdings, Inc. until June
2000, but is no longer              2000            $86,997            --             --               --              --
employed by JAG Media.)






(1) In lieu of the 900,000 options granted to the executive on December 14, 2000, which options were cancelled effective August 31, 2001, the executive was granted options to purchase 1,000,000 shares of our common stock at an exercise price of $0.02 per share pursuant to an amended and restated employment agreement dated August 31, 2001.

(2) Received a grant of options to purchase 900,000 shares of our common stock at an exercise price of $0.25 per share on December 14, 2000, pursuant to the terms of an employment agreement with us, which options were cancelled effective August 31, 2001.

(3) Received grant of a 5% equity interest in JAGfn Broadband LLC, our former webcast subsidiary, on December 14, 2000 which had no value at the time of grant.

Option Grants/Exercises/Repricings in Fiscal Year 2002

No freestanding SARs or restricted stock awards were granted to, or exercised by, any of our named executive officers during the fiscal year ended July 31, 2002.

The following table sets forth information regarding options to acquire shares of our common stock granted under our Long-Term Incentive Plan to our Chief Executive Officer and our other three executive officers as of July 31, 2002.

    OPTION GRANTS IN PERIOD BEGINNING AUGUST 1, 2001 AND ENDING JULY 31, 2002




                                              Percentage of
                                                  Total
                                           Options Granted to
                                                Employees
                                                in the period
                              Number of         beginning
                              Securities   August 1, 2001 and
                              Underlying          ended             Exercise or
                               Options          July 31,          Base Price Per     Market Price on
Name                           Granted            2002               ($/Share)      the Date of Grant    Expiration Date
----                           -------            ----               ---------      -----------------    ---------------
Gary Valinoti            1,000,000(1)(2)            29.2%              $0.02(1)         $0.08             08/31/11(1)

Stephen J. Schoepfer     1,000,000(1)(2)            29.2%               0.02(1)          0.08             08/31/11(1)

Thomas J. Mazzarisi      1,000,000(1)(2)            29.2%               0.02(1)          0.08             08/31/11(1)

Raymond G. Taylor                0                     0%                 *                *                   *

* Not applicable.

(1) On August 31, 2001 we granted to each of Messrs. Valinoti, Schoepfer and Mazzarisi options to purchase 1,000,000 shares of our common stock exercisable at a price per share of $0.02. Each of these stock options vested immediately on August 31, 2001 and terminate on the earlier of August 31, 2011 or the 90th day following the termination of such executive's employment with us.

(2) Options are subject to the terms of our 1999 Long-Term Incentive Plan, as amended, and can be exercised, in whole or in part, by the executive on a cashless basis.

The following table sets forth certain information regarding the stock options exercised during 2002 and the stock options held as of July 31, 2002 by our Chief Executive Officer and our other three executive officers. None of these executive officers exercised options in the fiscal year ended July 31, 2002.


                AGGREGATE OPTION EXERCISES IN 2001 OPTION VALUES



                                                      Number of Shares of Common                       Value of Unexercised
                                                  Stock Underlying Unexercised Options                 In-the-Money Options
                                                            at July 31, 2002                             At July 31, 2002
                  Shares Acquired on   Value      ------------------------------------          ----------------------------------
           Name        Exercise       Realized         Exercisable      Unexercisable            Exercisable          Unexercisable
           ----   ------------------ -----------       -----------      -------------            -----------          -------------
Gary Valinoti                 0             0            1,000,000                0                  $80,000                  0
Stephen J. Schoepfer    500,000      $437,721              500,000                0                  $40,000                  0
Thomas J. Mazzarisi     500,000      $522,719              500,000                0                  $40,000                  0
Raymond G. Taylor       100,000      $ 35,475                    0                0                  $     0                  0



Mr. Taylor resigned from his position as Chief Financial Officer of JAG Media effective November 9, 2001 and subsequently exercised his options into shares of common stock. To our knowledge, Mr. Taylor no longer owns any shares of JAG Media stock.

During March 2002, Mr. Mazzarisi and Mr. Schoepfer each exercised options to purchase 500,000 shares of our common stock.

As a result of the recapitalization of our common stock into Class A shares and Class B shares, all outstanding options entitling the holders thereof to purchase shares of our common stock now enable such holders to purchase, upon exercise of their options, the same number of shares of Class A common stock.

Director Compensation

We currently do not compensate our directors for their services in such capacity.

1999 Long-Term Incentive Plan

         In October, 1999 the Board of Directors approved the 1999 Long-Term Incentive Plan. This plan was most recently amended in April 2002. The purpose of the plan is to allow us to attract and retain officers, employees, directors, consultants and certain other individuals and to compensate them in a way that provides additional incentives and enables such individuals to increase their ownership interests in JAG Media. Individual awards under the plan may take the form of:

         o        either incentive stock options or non-qualified stock options;

         o        stock appreciation rights;

         o        restricted or deferred stock;

         o        dividend equivalents;

         o bonus shares and awards in lieu of our obligations to pay cash compensation; and

         o other awards, the value of which is based in whole or in part upon the value of the common stock.

The plan will generally be administered by a committee appointed by the board of directors, except that the board will itself perform the committee's functions under the plan for purposes of grants of awards to directors who serve on the committee. The board may also perform any other function of the committee. The committee generally is empowered to select the individuals who will receive awards and the terms and conditions of those awards, including exercise prices for options and other exercisable awards, vesting and forfeiture conditions, performance conditions, the extent to which awards may be transferable and periods during which awards will remain outstanding. Awards may be settled in cash, shares, other awards or other property, as the committee may determine.

The maximum number of shares that may be subject to outstanding awards under the plan will not exceed 6,000,000 shares of Class A common stock. As of April 30, 2002, there were a total of 2,279,600 shares of common stock subject to outstanding options granted under the plan. These options have an exercise price ranging from $0.02 to $2.00 per share. As a result of the recapitalization which was effected on April 8, 2002, the foregoing options are now exercisable into 2,279,600 shares of Class A common stock.

The plan will remain in effect until terminated by the board of directors. The plan may be amended by the board of directors without the consent of our stockholders, except that any amendment, although effective when made, will be subject to stockholder approval if required by any Federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which our common stock may then be listed or quoted. The number of shares reserved or deliverable under the plan, the annual per-participant limits, the number of shares subject to options automatically granted to non-employee directors, and the number of shares subject to outstanding awards are subject to adjustment in the event of stock splits, stock dividends and other extraordinary corporate events.

We generally will be entitled to a tax deduction equal to the amount of compensation realized by a participant through awards under the plan, except no deduction is permitted in connection with incentive stock options if the participant holds the shares acquired upon exercise for the required holding periods; and deductions for some awards could be limited under the $1.0 million deductibility cap of Section 162(m) of the Internal Revenue Code. This limitation, however, should not apply to certain options, stock appreciation rights and performance-based awards granted thereafter if JAG Media complies with certain requirements under Section 162(m).

Employment Contracts

On August 31, 2001, we entered into amended and restated three-year employment agreements with each of Gary Valinoti (our President and Chief Executive Officer), Stephen J. Schoepfer (our Executive Vice President and Chief Operating Officer) and Thomas J. Mazzarisi (our Executive Vice President, Chief Financial Officer and General Counsel). These agreements amended and superseded the original employment agreements, dated December 14, 2000, between us and the executives named above. Each of these amended and restated employment agreements expires on August 31, 2004 and provides for an annual base salary of $150,000. In addition, each executive is entitled to receive annual incentive stock bonuses as follows:

         o 500,000 shares of common stock if the average closing bid price of our common stock for year 1 under the contract is $1.00 or greater;

         o 500,000 shares of common stock if the average closing bid price of our common stock for year 2 under the contract is $2.00 or greater; and

         o 500,000 shares of common stock if the average closing bid price of our common stock for year 3 under the contract is $3.00 or greater.

As a result of the recapitalization of our common stock, each of the annual incentive stock bonuses referred to above will, if earned, be issued as shares of Class A common stock.

In addition, each executive is entitled to receive a 5% non-dilutable interest (i.e., a constant percentage ownership interest) in any subsidiary established by JAG Media for its Hispanic/Latin operations. The executives shall also be granted an option to purchase a 5% ownership interest in any subsidiary that JAG Media successfully creates and spins off during the term of their employment contracts.

In addition, pursuant to these amended and restated employment agreements, each of the above named executives is entitled to the same medical and other benefits, including health and life insurance coverage, as are provided to other employees of JAG Media. In the event JAG Media terminates the employment of any of such executives without cause or such executive resigns for good reason as defined in the executive agreements, such executive shall be entitled to receive
(i) continued medical and life insurance coverage for a period equal to the greater of one year or the number of years and fractions thereof between the date of such termination and the end of the term (the Severance Period), (ii) a lump sum cash payment equal to the executive's highest rate of annual salary in effect during the term multiplied by the Severance Period, (iii) a lump sum cash payment equal to the number of accrued and unused vacation days calculated at the executive's then current salary rate and (iv) accelerated vesting of all of the executive's outstanding stock options. Such cash payments will be made within 10 days of termination of employment, and shall not be subject to offset for amounts earned by the executive in respect of any subsequent employment, nor is the executive required to seek any such subsequent employment.

Further, immediately prior to a "change in control" (as defined in our Long-Term Incentive Plan) of JAG Media, the above-named executives shall also be granted an option to acquire 1,000,000 shares of our Class A common stock (subject to equitable adjustments for stock splits, etc.) at an exercise price equal to 25% of the closing bid price of the stock immediately prior to such change in control, which option shall be fully vested and immediately exercisable in full and expire on a date which is the earlier of ten years from such change in control and three years after termination of employment. Generally, under our Long-Term Incentive Plan a "change in control" shall be deemed to have occurred
(i) if there is an acquisition 30% or more of our then outstanding shares of Class A common stock, (ii) Messrs. Valinoti, Schoepfer and Mazzarisi cease for any reason to constitute at least a majority of the members of our Board, or
(iii) a merger, consolidation, recapitalization, reorganization, sale or disposition of all or a substantial portion of our assets, or similar transaction shall have occurred. However, a change in control shall not be deemed to have occurred if consummation of such a transaction would result in at least 70% of the total voting power represented by the voting securities of JAG Media outstanding immediately after such transaction being beneficially owned by at least 75% of the holders of outstanding voting securities of JAG Media immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction.


In the unlikely event that we issue to Cornell Capital under the equity line more than 12,600,000 shares of our Class A common stock and Cornell Capital does not sell any such shares and we issue no other shares, such issuance to Cornell Capital would result in the acquisition by Cornell Capital of more than 30% of our then outstanding shares of Class A common stock and would trigger the change in control provisions in the employment agreements of our executive officers. As a result, each of Messrs. Valinoti, Schoepfer and Mazzarisi would be granted an option to acquire 1,000,000 shares of our Class A common stock at an exercise price equal to 25% of the closing bid price of the stock immediately prior to such change in control, which option would be fully vested and immediately exercisable in full and expire on a date which would be the earlier of ten years from such change in control and three years after termination of such person's employment. The occurrence of the change of control would also permit each executive to resign from JAG Media if they so chose and be entitled to all of the severance benefits described above, including medical and life insurance coverage, accelerated vesting of outstanding stock options and certain lump sum cash payments.


As part of the sale of our 85% stake in JAGfn Broadband LLC to CALP II Limited Partnership, we entered into a services agreement with JAGfn. pursuant to which it was agreed that JAGfn would pay the salary payable under the existing employment agreements, dated December 14, 2000, between us and each of Messrs. Valinoti, Schoepfer and Mazzarisi and we agreed to reimburse JAGfn for 10% of such salary cost. As a result of JAGfn's reincorporation as Financial Broadband Network, Inc. following the sale, Financial Broadband Network assumed such obligations and made such payments from February 1, 2001 through August 24, 2001. See "Certain Relationships and Related Transactions--Services Agreement."

Pursuant to the terms and conditions of the amended and restated employment agreements, we cancelled outstanding options granted to each of Messrs. Valinoti, Schoepfer and Mazzarisi to purchase an aggregate of 900,000 shares of our common stock exercisable at a price per share of $0.25. In lieu of these options, we have granted to each of Messrs. Valinoti, Schoepfer and Mazzarisi to purchase an aggregate of 1,000,000 shares of our common stock exercisable at a price per share of $0.02, all of which vested immediately upon the execution of the amended and restated agreements. These options are subject to the terms of our 1999 Long-Term Incentive Plan, as amended, and may be exercised, in whole or in part, by the executives on a cashless basis.

In connection with our recapitalization on April 8, 2002 we amended our Long-Term Incentive Plan to provide that all stock options issued pursuant to the plan, including each of the executive options referred to above, would be exercisable into shares of Class A common stock in lieu of common stock.

Indemnification of Officers and Directors

Our Articles of Incorporation provide that we shall indemnify our officers, directors, employees and agents to the full extent permitted by Nevada law. Our Bylaws include provisions to indemnify our officers and directors and other persons against expenses (including judgments, fines and amounts paid for settlement) incurred in connection with actions or proceedings brought against them by reason of their serving or having served as officers, directors or in other capacities. We do not, however, indemnify them in actions in which it is determined that they have not acted in good faith or have acted unlawfully or not in JAG Media's best interest. In the case of an action brought by or in the right of JAG Media, we shall indemnify them only to the extent of expenses actually and reasonably incurred by them in connection with the defense or settlement of these actions and we shall not indemnify them in connection with any matter as to which they have been found to be liable to JAG Media, unless the deciding court determines that, notwithstanding such liability, that person is fairly entitled to indemnity in light of all the relevant circumstances.

We do not currently maintain director's and officer's liability insurance but we may do so in the future.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Loans from Officers of the Company.

On April 1, 2002, Thomas J. Mazzarisi, our Executive Vice President, Chief Financial Officer and General Counsel, loaned us $200,000 out of proceeds that he received from the sale of shares of our common stock in the open market. The loan is subject to the terms and conditions of an unsecured promissory note issued by us to Mr. Mazzarisi on such date. The note bears interest at a rate of 2.69% per annum. and may be prepaid in whole or part at any time without premium or penalty. Pursuant to an amendment dated June 26, 2002, the maturity date of this note was extended from July 1, 2002 to August 15, 2002.

On April 1, 2002, Stephen J. Schoepfer, our Executive Vice President and Chief Operating Officer, loaned us $200,000 out of proceeds that he received from the sale of shares of our common stock in the open market. The loan is subject to the terms and conditions of an unsecured promissory note issued by us to Mr. Schoepfer on such date. The note bears interest at a rate of 2.69% per annum. and may be prepaid in whole or part at any time without premium or penalty. Pursuant to an amendment dated June 26, 2002, the maturity date of this note was extended from July 1, 2002 to August 15, 2002.

We have used the proceeds of these loans to fund existing payables and for general corporate purposes.

Sale of JAG fn Broadband Subsidiary;
Interest of Certain Officers and Directors in Financial Broadband Holdings and Financial Broadband Network.

Pursuant to the terms and conditions of a Securities Purchase Agreement, dated as of February 1, 2001, by and among us, JAGfn Broadband LLC and CALP II Limited Partnership, we effected a sale of our 85% membership interest in our webcast subsidiary JAGfn to CALP II. As of the date of the sale CALP II had been our primary source of financing since June 2000 when it entered into an equity line of credit agreement with us. The equity line of credit agreement was terminated in connection with this transaction.

As consideration for the purchase of the membership interest in JAGfn, CALP II delivered to us at the closing $1,002,146.81 in immediately available funds and a non-interest bearing promissory note in the amount of $500,000 payable in full on February 22, 2001, which is secured by the membership interest. This note was subsequently amended and then canceled. Such $1,500,000 represented the amount we required in order to pay our outstanding current liabilities as of February 1, 2001. In addition, CALP II agreed to discharge us from all of our obligations in connection with $4,350,000 principal amount outstanding of convertible debentures and to cancel, and discharge us from our obligations under, that certain warrant to purchase 3,000,000 shares of our common stock issued to CALP II on October 30, 2000.

Pursuant to the Securities Purchase Agreement, we agreed to contribute all intercompany indebtedness owed to us by JAGfn to the capital of JAGfn. JAGfn agreed to assume our obligations under certain debentures and to issue to CALP II a five-year warrant to purchase a two percent membership interest in JAGfn. JAGfn also agreed to assume our on-going liabilities under our lease and other agreements related to our webcast activities.

Our key executive officers and directors, Messrs. Valinoti, Schoepfer and Mazzarisi, retained their 5% membership interests in JAGfn, but agreed as a condition of the transaction that their interests would no longer be non-dilutable. Mr. Valinoti received an additional 2.5% membership interest pursuant to a subsequent transfer by CALP II.

Following the closing of this transaction, JAGfn was reincorporated in Delaware as Financial Broadband Network, Inc., a wholly owned subsidiary of Financial Broadband Holdings, Inc. In connection with this reorganization, Messrs. Valinoti, Schoepfer and Mazzarisi received shares of common stock and preferred stock of Financial Broadband Holdings, representing, in the aggregate, 17.5% of the issued and outstanding shares of capital stock of that company.


From February 1, 2001 through August 24, 2001, Messrs. Valinoti, Shoepfer and Mazzarisi also served as officers of Financial Broadband Network, Inc. Mr. Valinoti also served as a director of Financial Broadband Holdings and Financial Broadband Network during that period. Financial Broadband Holdings and Financial Broadband Network ceased conducting operations in August 2001. At that time, Messrs. Valinoti, Schoepfer and Mazzarisi resigned from their respective positions in those entities and their shares in Financial Broadband Holdings became worthless.


Services Agreement.

In connection with the sale of JAGfn Broadband LLC to CALP II Limited Partnership. we entered into a one-year services agreement, dated as of February 1, 2001, with JAGfn for shared facilities and administrative services to help reduce our costs. Pursuant to the agreement,. JAGfn agreed to pay the salary payable under the existing employment agreements between us and each of Messrs. Valinoti, Schoepfer and Mazzarisi and we agreed to reimburse JAGfn for 10% of such salary costs. Financial Broadband Network assumed such obligations and made such payments from February 1, 2001 through August 24, 2001. In addition, during this period Financial Broadband Network provided us with office space at its Chelsea studio location in New York City and provided technical support for our web site as well as bookkeeping, telephone and fax services. This agreement ceased to be of further force and effect when Financial Broadband Network ceased conducting operations in August 2001 and defaulted in its performance under the agreement.

           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Class A common stock as of July 1, 2002 (except as otherwise indicated) by
(i) each person known by JAG Media to be the beneficial owner of more than 5% of our Class A common stock, (ii) each director and nominee to be a director, (iii) each named executive officer and (iv) all directors and executive officers as a group. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

Name and Address of Beneficial Owner                  Number of Shares Beneficially Owned       Percentage of Class(2)
------------------------------------                  -----------------------------------       ----------------------
Gary Valinoti (President, CEO and Director)                    4,994,500(1)(3)(4)                          16.0%
6865 SW 18th Street, Suite B13, Boca Raton,
Florida 33433

Thomas Mazzarisi (Executive Vice President,                      610,000(1)(5)                              2.0%
Chief Financial Officer, General Counsel and
Director)
6865 SW 18th Street, Suite B13, Boca Raton,
Florida 33433

Stephen Schoepfer (Executive Vice President,                     575,000(1)(5)                              1.9%
Chief Operating Officer and Director)
6865 SW 18th Street, Suite B13, Boca Raton,
Florida 33433

All executive officers and directors as a                        6,179,500                                 19.2%
group (3 persons)

         (1) Assumes the conversion of all Series 1 Class B common shares into Class A common shares on a one-for-one basis.

         (2) Based on 29,402,887 shares of Class A common stock issued and outstanding as of July 1, 2002, plus the number of shares of Class A common stock which the beneficial owner has the right to acquire within 60 days, if any.

         (3) Includes 476,818 shares of Class A common stock and 47,682 shares of Series 1 Class B common stock (convertible on a one-for-one basis into Class A shares) owned by Mr. Valinoti's wife, Cathleen Valinoti.

         (4) Includes 1,000,000 shares of Class A common stock issuable upon the exercise of stock options.

         (5) Includes 500,000 shares of Class A common stock issuable upon the exercise of stock options.

                              SELLING STOCKHOLDERS

The following table sets forth information with respect to the selling stockholders, including: (i) the number and approximate percentage of shares beneficially owned by each of them as of July 1, 2002; (ii) the number of shares registered for sale; and (iii) the number and approximate percentage of shares to be owned by each of them after the completion of this offering. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated. The table set forth below assumes that each selling stockholder has or will convert its shares of Series 1 Class B common stock into shares of Class A common stock on a one-for-one basis.


                                                                      Maximum Number of      Shares Beneficially Owned
                                              Number of Shares        Shares to Be Sold       after Offering (Assuming
                                             Beneficially Owned       Pursuant to this       Sale of All Shares Covered
Name                                          Prior to Offering          Prospectus             by this Prospectus)
----                                         ------------------       -----------------      --------------------------

                                                                                               Number          Percent
                                                                                               ------          -------
Cornell Capital Partners, L.P.                            0            20,000,000(1)                0               0
Gary Valinoti                                     4,994,500             1,000,000(2)        3,994,500            12.8%
Stephen J. Schoepfer                                575,000               575,000(3)                0               0
Thomas J. Mazzarisi                                 610,000               610,000(3)                0               0
M.S. Farrell & Co., Inc.                            750,000               750,000(4)                0               0
Strategic Growth International, Inc.                941,807               941,807(5)                0               0
Westrock Advisors, Inc.                              10,000                10,000(6)                0               0
Butler Gonzalez LLP                                  25,000                25,000(7)                0               0
First Allied Capital Group, LLC                   1,000,000                1,000,000                0               0
Total                                             8,906,307               24,911,807        3,994,500            12.8%

         (1) Includes 20,000,000 shares which may be issued to Cornell Capital under our equity line.

         (2) Includes 1,000,000 shares issuable upon the exercise of stock options granted on August 31, 2001.

         (3) Includes 500,000 shares issuable upon the exercise of stock options granted on August 31, 2001.

         (4) Includes 750,000 shares issuable upon the exercise of a stock purchase warrant, dated March 15, 2000.

         (5) Includes 500,000 shares issuable upon the exercise of a stock option granted on March 14, 2000 and 441,807 shares issued pursuant to a Settlement Agreement, dated October 5, 2001, between us and Strategic Growth International Inc.

         (6) Includes 10,000 shares issuable as a placement agent fee in connection with our equity line purchase agreement dated as of April 9, 2002.

         (7) Includes 25,000 shares issuable upon the exercise of a stock purchase warrant, dated June 12, 2000.

The address of Cornell Capital Partners, L.P. is 101 Hudson Street, Suite 3606, Jersey City, New Jersey 07302. The address of Messrs. Valinoti, Schoepfer and Mazzarisi is c/o JAG Media Holdings, Inc., 6865 SW 18th Street, Suite B13, Boca Raton, Florida 33433. The affairs of Cornell Capital are managed by Yorkville Advisors Management, LLC. The principals who exercise voting and investment control over Yorkville Advisors Management are Messrs. Mark Angelo, Joseph Donohue, Robert Farrell, Matthew Beckman and Meir Levin. Cornell Capital is party to an equity line purchase agreement dated August 17, 2001 with us, which agreement is being superseded by a new equity line purchase agreement dated April 9, 2002. The shares issuable to Cornell Capital pursuant to the new agreement are being registered on the registration statement of which this prospectus forms a part.

The address of Butler Gonzalez LLP is 1000 Stuyvesant Avenue, Suite #6, Union, New Jersey 07083. The sole members of Butler Gonzalez are Thomas Butler and David Gonzalez. Butler Gonzalez served as counsel to Cornell Capital in connection with the two equity line transactions noted above. Butler Gonzalez also served as counsel to a placement agent in connection with a private placement of our securities that was consummated in June 2000.

The address of Westrock Advisors, Inc. is 230 Park Avenue, Floor 9, New York, New York 10169. The principals who exercise voting and investment control over Westrock Advisors are Messrs. Gregory Martino and Donald Hunter. Westrock Advisors is serving as the placement agent for our new equity line with Cornell Capital.

The address of M.S. Farrell & Co., Inc. is 67 Wall Street, New York, New York 10005. The principals of M.S. Farrell are Martin Schacker, Thomas Gallo, Douglas Gass, Brendan Rempel, Keith Schacker, Albert Auer and James Giglio. M.S. Farrell has provided investment banking services to us since March 2000.

The address of Strategic Growth International, Inc. is 111 Great Neck Road, Suite 606, Great Neck, New York 11021-5402. Strategic Growth is controlled by its two shareholders, Richard Cooper and Stanley Altschuler. Strategic Growth has provided investor relations services to us since March 2000.

The address of First Allied Capital Group, LLC is 60 East 42nd Street, Suite 2544, New York, New York 10165. The controlling persons of First Allied Capital Group, LLC are Adam Antoniades and Daniel Purjes. First Allied Capital Group, LLC commenced providing investment banking services to us in January 2002.

The address of Messrs. Valinoti, Schoepfer and Mazzarisi is c/o JAG Media Holdings, Inc., 6865 SW 18th Street, Suite B13, Boca Raton, Florida 33433. Gary Valinoti was a co-founder of the predecessor to JAG Media Holdings, Inc. and has served as our President and Chief Executive Officer and as a member of our Board of Directors since March 1999. Thomas J. Mazzarisi has served as our Executive Vice President and General Counsel since March 1999. Mr. Mazzarisi has also served as our Chief Financial Officer since November 9, 2001. Mr. Mazzarisi has been a member of our Board of Directors since July 1999. Stephen J. Schoepfer has served as our Executive Vice President, Chief Operating Officer and Secretary since July 1999. No other selling stockholder has ever held any position or office with us.

                              PLAN OF DISTRIBUTION

Overview

As of April 9, 2002, we entered into an equity line purchase agreement with Cornell Capital Partners, L.P. Pursuant to the agreement, Cornell Capital agreed to purchase our shares of common stock during the 24-month period commencing on the date the registration statement, of which this prospectus forms a part, is declared effective by the SEC. We have agreed to bear all expenses, including legal and accounting fees, incurred in connection with the registration of shares issuable pursuant to the equity line purchase agreement.

The equity line purchase agreement provides for the purchase by Cornell Capital of up to $10 million worth of shares of our Class A common stock over a 24-month period. During this period, we may, at our sole discretion, request a draw on the equity line by causing Cornell Capital to purchase our Class A common stock. Cornell Capital will be obligated to buy the shares, subject to the terms of the agreement. Cornell Capital is acquiring the shares in the ordinary course of business, and has no agreements or understandings, direct or indirect, with any person with respect to the distribution of our Class A common stock.

The sales price for the shares we sell to Cornell Capital is not fixed, but will be equal to 95% of the lowest closing bid price for the Class A common stock during the 5 trading days commencing on the date after we request a draw on the equity line. There is no minimum amount that we can draw at any one time. The maximum amount that we can draw at any one time is $500,000. The maximum amount that we can sell over the 24-month term of the agreement is $10 million. Generally, we must wait five trading days between draws on the equity line.

The following are some of the conditions that we must meet before Cornell Capital is obligated to buy our shares:

         o the registration statement, of which this prospectus is a part, must be declared effective by the SEC and remain effective;

         o our representations and warranties given to Cornell Capital must be true and correct, and we must comply with the provisions of the agreement with Cornell Capital; and

         o our Class A common stock must remain traded on the Nasdaq OTC Bulletin Board or another trading market or exchange.

There is no guarantee that we will be able to meet these or any other conditions under the equity line purchase agreement, or that we will be able to draw on any portion of the $10 million equity line.

In connection with the equity line purchase agreement, we agreed to pay to Cornell Capital a cash fee on each closing date under the equity line in an amount equal to five percent (5%) of the total advance made to us by Cornell Capital at such closing, which cash fee may be deducted by Cornell Capital from the gross proceeds due and payable to us.

In connection with the equity line purchase agreement, we also engaged Westrock Advisors, Inc. to act as our exclusive placement agent. Westrock has informed us that it is a member of the National Association of Securities Dealers, Inc., and is a broker-dealer registered as such under the Exchange Act. Pursuant to the terms and conditions of a placement agent agreement, we agreed to issue to Westrock Advisors, Inc. 10,000 shares of our Class A common stock as a placement agent fee within three business days following the effectiveness of the registration statement of which this prospectus forms a part. We are registering the 10,000 shares of Class A common stock issuable to Westrock for resale under this prospectus.


The following table shows, based on the hypothetical variables shown in the table, (i) the fee payable to Cornell Capital, (ii) the net proceeds to be received by us, (iii) the number of shares we would issue to Cornell Capital,
(iv) the price Cornell Capital would pay for those shares, (v) the percentage of our currently outstanding shares represented by the number of shares issued to Cornell Capital and (vi) the amount of decrease in the net tangible book value per share that would occur as a result of such issuance. Our net tangible book value as of April 30, 2002 was $(702,962), representing a net tangible book value per share of our Class A common stock, based on the number of such shares outstanding as of July 1, 2002, of $(.024).




                                                                                                                   Change in
                                                               Number of                       Percent of      Tangible Net Book
Market Price  Advance Amount   Investor Fee   Net Proceeds    Shares Issued  Purchase Price  Outstanding Shares Value per Share
------------  --------------   ------------   ------------    -------------  --------------  ------------------ ---------------
$0.40(3)      $500,000 (1)     $25,000        $475,000         1,315,790      $0.38(2)            4.5%(7)           $0.017
$0.30 (4)     $500,000 (1)     $25,000        $475,000         1,754,386      $0.285(2)           6.0%(7)           $0.017
$0.20(5)      $500,000 (1)     $25,000        $475,000         2,631,579      $0.19(2)            9.0%(7)           $0.017
$0.10(6)      $500,000(1)      $25,000        $475,000         5,263,158      $0.095(2)           17.9%(7)          $0.017


(1) Represents the maximum advance amount under the equity line purchase agreement.

(2) Represents 95% of Market Price (as defined in the equity line purchase agreement).

(3) Represents the Market Price of our Class A common stock assuming our put right was exercised on July 19, 2002.

(4) Represents a 25% decline in the Market Price of our Class A common stock

(5) Represents a 50% decline in the Market Price of our Class A common stock.

(6) Represents a 75% decline in the Market Price of our Class A common stock.


(7) Based on 29,402,887 shares of Class A common stock issued and outstanding as of July 1, 2002.

Manner of sales; Broker-dealer compensation

Cornell Capital may resell any shares of Class A common stock that it acquires from us pursuant to the equity line of credit agreement. It may elect to sell any of these shares in privately negotiated transactions or in the over-the-counter market through brokers and dealers. These brokers and dealers may act as agent or as principals and may receive compensation in the form of discounts, concessions or commissions from Cornell Capital or from the purchasers of its shares of Class A common stock for whom the broker-dealers may act as agent or to whom the broker-dealers may sell as principal, or both. Cornell Capital also may sell the shares in reliance upon Rule 144 under the Securities Act from time to time if it is eligible to do so. We have been advised by Cornell Capital that it has not made any arrangements for the distribution of the shares. Broker-dealers who effect sales for Cornell Capital may arrange for other broker-dealers to participate. Broker-dealers engaged by Cornell Capital will receive commissions or discounts from it in amounts to be negotiated prior to the sale.

If Cornell Capital notifies us that it has entered into a material arrangement (other than a customary brokerage account agreement) with a broker or dealer for the sale of shares of Class A common stock under this prospectus through a block trade, purchase by a broker or dealer or similar transaction or has made any other material changes to the plan of distribution described above, we will file a post-effective amendment to the registration statement of which this prospectus forms a part, if required, disclosing:

         o        the name of each broker-dealer;

         o        the number of shares involved;

         o        the price at which those shares were sold;

         o the commissions paid or discounts or concessions allowed to the broker-dealer(s);

         o if applicable, that the broker-dealer(s) did not conduct any investigation to verify the information contained or incorporated by reference in this prospectus, as amended; and

         o        any other facts material to the transaction.

Persons deemed to be underwriters

Cornell Capital is an "underwriter" within the meaning of the Securities Act in connection with the sale of the shares it may receive pursuant to the equity line purchase agreement. Accordingly, both the 5% discount on the purchase of the Class A common stock to be received by Cornell Capital and the 5% cash fee received by Cornell Capital on each closing date under the equity line will be underwriting discounts under the Securities Act. In addition, any broker-dealers that participate with Cornell Capital in the sale of those shares also will be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. Accordingly, any discounts, concessions or commissions received by any of these broker-dealers acting on behalf of Cornell Capital and any profits received by them on the resale of the shares of Class A common stock will be deemed to be underwriting discounts and commissions under the Securities Act.

Cornell Capital has, prior to any sales, agreed not to effect any offers or sales of our Class A common stock in any manner other than as specified in this prospectus and not to purchase or induce others to purchase our Class A common stock in violation of any applicable state or federal securities laws, rules and regulations and the rules and regulations of the Nasdaq OTC Bulletin Board. Except for the equity line documents described herein, there are no agreements or understandings, formal or informal, pertaining to the distribution of the shares described in this prospectus.

In addition to the shares issuable to Cornell Capital pursuant to our equity line purchase agreement, the following shares which are covered by this prospectus may be offered and sold from time to time by the selling stockholders:

         o shares issuable upon the exercise by Gary Valinoti of an option to purchase 1,000,000 shares of our Class A common stock;

         o shares issuable upon the exercise by Stephen J. Schoepfer of an option to purchase 500,000 shares of our Class A common stock;

         o shares issuable upon the exercise by Thomas J. Mazzarisi of an option to purchase 500,000 shares of our Class A common stock;

         o        shares issuable upon the exercise by M.S. Farrell & Co., Inc.
                  of a five-year warrant to purchase 750,000 shares of our Class A common stock (assuming conversion of all Series 1 Class B shares into Class A shares);

         o shares issuable upon the exercise by Butler Gonzalez LLP of a five-year warrant to purchase 25,000 shares of our Class A common stock;

         o shares issuable upon the exercise by Strategic Growth International, Inc. of an option to purchase 500,000 shares of our Class A common stock (assuming conversion of all Series 1 Class B shares into Class A shares);

         o 441,807 shares of Class A common stock issued to Strategic Growth International, Inc. as part of a settlement agreement (assuming conversion of all Series 1 Class B shares into ClassA shares);

         o 10,000 shares of Class A common stock issuable to Westrock Advisors, Inc. as a placement agent fee in connection with our equity line purchase agreement;

         o        1,000,000 shares owned by First Allied Capital Group, LLC;

         o        110,000 shares of Class A common stock owned by Thomas J.
                  Mazzarisi (assuming conversion of all Series 1 Class B shares into Class A shares); and

         o        75,000 shares of Class A common stock owned by Stephen J.
                  Schoepfer (assuming conversion of all Series 1 Class B shares into Class A shares).

The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the shares on the Nasdaq OTC Bulletin Board at prices and at terms then prevailing or at prices related to the then current market price or in private sales at negotiated prices directly or through brokers.

Any broker-dealer participating in transactions as agent may receive commissions from the selling stockholders, and, if acting as agent for the purchase of the shares, from the purchaser. Usual and customary brokerage fees will be paid by the selling stockholders. Broker-dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for the selling stockholders, to purchase as principal any unsold share at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire shares as principal may then resell the shares from time to time in transactions in the over-the-counter market, in negotiated transactions or by a combination of these methods of sale, at market prices prevailing at the time of sale or at negotiated prices, and in connection with resales may pay to or receive from the purchasers of the shares commissions as described above.

In order to comply with the securities laws of some states, if applicable, the shares will be sold in some jurisdictions only through registered or licensed brokers or dealers. In some states, the shares may not be sold unless the shares have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Stock Repurchase Programs

We do not have a stock repurchase program and have no intention of establishing such a program at this time. From time to time our affiliates may purchase our stock in the secondary market for their own account. Any such purchases will be conducted in compliance with the anti-manipulation rules under the Exchange Act.

Regulation M

We have advised the selling stockholders that the anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and any of its affiliates. The selling stockholders have advised us that during the time as the selling stockholders may be engaged in the attempt to sell shares registered under this prospectus, they will:

         o not engage in any stabilization activity in connection with any of the shares;

         o not bid for or purchase any of the shares or any rights to acquire the shares, or attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act;

         o not effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution; and

         o effect all sales of shares in broker's transactions through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against some liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act if the broker-dealers purchase shares as principal.

Pursuant to the equity line purchase agreement, Cornell Capital has agreed that it will not engage, and will not induce any of its affiliates to engage, in short sales of the Class A common stock it purchases from us under the equity line.

                            DESCRIPTION OF SECURITIES

We have the authority to issue two hundred million (200,000,000) shares, of which: (i) one hundred fifty-five million (155,000,000) shares shall be Class A common stock, par value $0.00001; (ii) thirty million (30,000,000) shares shall be Class B common stock, par value $0.00001, of which three million (3,000,000) shares have been designated Series 1 Class B common stock; and (iii) fifteen million (15,000,000) shares shall be preferred stock.

As of July 1, 2002, we had (i) 29,402,887 shares of Class A common stock issued and outstanding, (ii) 1,939,076 shares of Series 1 Class B common stock issued and outstanding, and (iii) no shares of preferred stock issued and outstanding.

General. Except as otherwise required by the laws of the State of Nevada or as otherwise provided in our Articles of Incorporation, as amended, each share of Class A common stock will have identical rights, preferences, privileges and restrictions as the existing common stock. The Series 1 Class B common stock will have identical rights, preferences, privileges and restrictions as the existing common stock except that each full share of Series 1 Class B common stock will be convertible, at the option of the holder, into one share of Class A common stock. In addition, all shares of Series 1 Class B common stock will be redeemable by JAG Media at any time. The redemption price for each share of Series 1 Class B common stock is equal to the closing price of one share of Class A common stock for the business day immediately prior to the date of redemption as quoted on the Nasdaq OTC Bulletin Board. At the option of our Board of Directors, we may pay the redemption price in either cash, shares of Class A common stock valued at the closing price of one share of Class A common stock for the business day immediately pror to the date of redemption or a combination thereof.. Our Board of Directors is also authorized to issue other series of Class B common stock and preferred stock with the designation of each series and their rights, preferences, privileges and restrictions to be determined by our Board of Directors. All outstanding shares of Class A common stock, Series 1 Class B common stock and preferred stock, when validly issued, will be fully paid and non-assessable.

Voting. All shares of Class A common stock will be entitled to one vote on any matter to be voted on by the stockholders of JAG Media. Each share of Series 1 Class B common stock will be entitled to one vote on any matter to be voted on by the stockholders of JAG Media and shall vote together with the Class A common stock, except as provided by law. There is no provision in our Articles of Incorporation permitting cumulative voting. Under our Articles of Incorporation and the laws of the State of Nevada, only the affirmative vote of the holders representing a majority of the outstanding voting power of Class A common stock and Series 1 Class B common stock entitled to vote will be required to amend our Articles of Incorporation.

Dividends and Distributions. Each share of Class A common stock and Series 1 Class B common stock will be equal in respect to dividends and other distributions in cash, stock or property, including distributions in connection with any recapitalization and upon liquidation, dissolution, or winding up of JAG Media.

Mergers, Consolidations and Liquidation. Each holder of Class A common stock and Series 1 Class B common stock will be entitled to receive an equal amount per share consideration in the event of a merger, consolidation or liquidation.

Preemptive Rights. None of the Class A common stock or Series 1 Class B common stock will carry any preemptive rights enabling a holder to subscribe for or receive shares of JAG Media of any class or any other securities convertible into any class of our shares.

Other Series of Class B Common Stock. Our Board of Directors is authorized to issue new series of Class B common stock other than the Series 1 Class B common stock and the terms of any new series of Class B common stock, including dividend rates, conversion prices, voting rights, redemption prices and similar matters, shall be determined by our Board of Directors.

Preferred Stock. Our Board of Directors is authorized to issue the preferred stock and the terms of the preferred stock, including dividend rates, conversion prices, voting rights, redemption prices and similar matters, shall be determined by our Board of Directors.

Future Financings and Acquisitions.We have authorized 155,000,000 shares of Class A common stock, 30,000,000 shares of Class B common stock, of which 3,000,000 shares have been designated as Series 1 Class B common stock, and 15,000,000 shares of preferred stock. Therefore, our Board of Directors may issue additional shares of Class A common stock and Class B common stock and shares of preferred stock, from time to time in the future, for any proper corporate purpose, including public and private equity offerings, convertible debt offerings, stock splits, stock dividends, acquisitions, warrants, stock option plans, and funding of employee benefit plans. No further action or authorization by our stockholders would be necessary prior to the issuance of additional shares of Class A common stock or Class B common stock or the issuance of the preferred stock. The future issuance by us of shares of Class A common stock, Class B common stock or preferred stock may dilute the equity ownership position and the rights, preferences and privileges of existing stockholders. Unissued shares of common stock or preferred stock could be issued in circumstances that would serve to preserve control of our existing management.

Anti-Takeover Effects. We recently implemented a recapitalization which involved the authorization of 100,000,000 additional shares of stock. Without further stockholder action, our Board of Directors could authorize the issuance of all or any part of such additional shares, including a new series of Class B common stock and/or preferred stock with special voting rights by class or with more than one vote per share, to a "white knight" in order to deter a potential buyer of JAG Media. As a result, the recapitalization might have the effect of preventing or discouraging an attempt by a party unable to obtain the approval of the Board of Directors of JAG Media to take over or otherwise gain control of JAG Media. As of the date of this prospectus, management knows of no specific effort to accumulate securities of JAG Media or to obtain control of JAG Media by means of a merger, amalgamation, tender offer or solicitation in opposition to management or otherwise.

Options

As of April 30, 2002, there were options outstanding to purchase an aggregate of 2,734,145 shares of our Class A common stock and 45,455 shares of our Series 1 Class B common stock at exercise prices ranging from $0.02 to $3.50 per share, subject to certain vesting requirements, at any time prior to various dates through March 2012, provided, however, that certain of these options will expire prior to such dates upon the termination of certain contracts with us.

Warrants

As of April 30, 2002, the following warrants to purchase shares of our Class A common stock and Series 1 Class B common stock were outstanding:

         o warrants to purchase, at any time prior to March 15, 2005, 681,818 shares of Class A common stock and 68,182 shares of Series 1 Class B common stock at $6.00 per share;

         o warrants to purchase, at any time prior to June 12, 2005, 25,000 shares of our Class A common stock at $2.00 per share; and

         o warrants to purchase, at any time prior to July 21, 2005, 509,091 shares of our Class A common stock and 50,909 shares of Series 1 Class B common stock at $2.00 per share.

                          REGISTRAR AND TRANSFER AGENT

The registrar and transfer agent for our Class A common stock is Computershare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, Colorado 80401.

                                  LEGAL MATTERS

The validity of the shares offered hereby was passed upon for JAG Media by Jones Vargas, Las Vegas, Nevada.

                                     EXPERTS

JAG Media's consolidated financial statements as of July 31, 2001 and for the years ended July 31, 2001 and 2000 have been audited by J.H. Cohn LLP, independent public accountants, and have been included in this prospectus in reliance upon the report of J.H. Cohn LLP (which is also included in this prospectus and includes an explanatory paragraph concerning the Company's ability to continue as a going concern) and upon their authority as experts in accounting and auditing.

JAG Media engaged J.H. Cohn LLP as its independent public accountants in April, 1999. JAG Media did not consult with any other accounting firm regarding the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of opinion that might be rendered regarding JAG Media's financial statements, nor did it consult with J.H. Cohn LLP with respect to any accounting disagreement or any reportable event, at any time prior to the appointment of such firm.

                                OTHER INFORMATION

This prospectus is part of a registration statement on Form SB-2 that we have filed with the SEC. Certain information is contained in the registration statement that is not contained in this prospectus. Please consult the registration statement for further information.

You should rely only on the information contained in this prospectus. We have not authorized any person to provide any other information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of this prospectus or any supplement. This prospectus is neither offering to sell nor seeking an offer to buy any securities other than the shares covered by this prospectus, nor is this prospectus offering to sell or seeking an offer to buy securities in any unlawful way.

                    JAG Media Holdings, Inc. and Subsidiaries
                  (formerly JagNotes.com Inc. and Subsidiaries)




                          Index to Financial Statements
                          -----------------------------


                                                                         PAGE
                                                                         ----
Report of Independent Public Accountants                                  F-2

Consolidated Balance Sheet
     July 31, 2001                                                        F-3

Consolidated Statements of Operations
     Years Ended July 31, 2001 and 2000                                   F-4

Consolidated Statements of Changes in Stockholders' Equity
     Years Ended July 31, 2001 and 2000                                 F-5/6

Consolidated Statements of Cash Flows
     Years Ended July 31, 2001 and 2000                                   F-7

Notes to Consolidated Financial Statements                             F-8/28

Condensed Consolidated Balance Sheet
     April 30, 2002 (Unaudited)                                          F-29

Condensed Consolidated Statements of Operations
     Nine Months Ended April 30, 2002 and 2001 (Unaudited)               F-30

Condensed Consolidated Statement of Changes in Stockholders' Equity
(Deficiency)
     Nine Months Ended April 30, 2002 (Unaudited)                        F-31

Condensed Consolidated Statements of Cash Flows
     Nine Months Ended April 30, 2002 and 2001 (Unaudited)               F-32

Notes to Condensed Consolidated Financial Statements                  F-33/43



                                      * * *

                    Report of Independent Public Accountants
                    ----------------------------------------


To the Board of Directors and Stockholders
JAG Media Holdings, Inc.


We have audited the accompanying consolidated balance sheet of JAG Media Holdings, Inc. (formerly JagNotes.com Inc.) and Subsidiaries as of July 31, 2001, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended July 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of JAG Media Holdings, Inc. and Subsidiaries as of July 31, 2001, and their results of operations and cash flows for the years ended July 31, 2001 and 2000, in conformity with accounting principles generally accepted in the United States of America.

The consolidated financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As further discussed in Note 2 to the consolidated financial statements, the Company's operations have generated recurring losses and it had a working capital deficiency and an accumulated deficit as of July 31, 2001. Such matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.



                                                J.H. Cohn LLP


Roseland, New Jersey
September 12, 2001, except for Note 11
  as to which the date is April 9, 2002

                    JAG Media Holdings, Inc. and Subsidiaries

                           Consolidated Balance Sheet
                                  July 31, 2001




                                        Assets
                                        ------
Current assets:
    Cash and cash equivalents                                                   $     13,438
    Accounts receivable                                                               41,084
    Other current assets                                                              99,620
                                                                                ------------
           Total current assets                                                      154,142

Equipment, net of accumulated depreciation of $76,950                                 93,608
Capitalized web site development costs, net of accumulated
    amortization of $175,830                                                         351,671
                                                                                ------------

           Total                                                                $    599,421
                                                                                ============


                            Liabilities and Stockholders' Equity
                            ------------------------------------
Current liabilities:
    Accounts payable and accrued expenses                                       $    263,501
    Deferred revenues                                                                180,364
                                                                                ------------
           Total liabilities                                                         443,865
                                                                                ------------

Commitments and contingencies

Stockholders' equity:
    Preferred stock; par value $.00001 per share; 15,000,000
        shares authorized; none issued
    Class A common stock, par value $.00001 per share; 155,000,000 shares
        authorized; 17,557,097 shares issued and outstanding                             175
    Class B common stock, par value $.00001 per share;
        30,000,000 shares authorized; 1,755,710 shares of
        Series 1 issued and outstanding                                                   18
    Additional paid-in capital                                                    35,669,723
    Unearned compensation                                                           (975,090)
    Accumulated deficit                                                          (34,539,270)
                                                                                ------------
           Total stockholders' equity                                                155,556
                                                                                ------------

           Total                                                                $    599,421
                                                                                ============


See Notes to Consolidated Financial Statements.

                    JAG Media Holdings, Inc. and Subsidiaries

                      Consolidated Statements of Operations
                       Years Ended July 31, 2001 and 2000




                                                                                2001                 2000
                                                                           ------------          ------------
Revenues                                                                   $  1,001,463          $  1,042,033
                                                                           ------------          ------------

Operating expenses:
    Cost of revenues                                                          6,905,174             8,360,578
    Write-off of capitalized web site costs                                                           407,375
    Selling expenses                                                            147,300             1,865,212
    General and administrative expenses                                       8,497,629             5,553,837
                                                                           ------------          ------------
        Totals                                                               15,550,103            16,187,002
                                                                           ------------          ------------

Loss from operations                                                        (14,548,640)          (15,144,969)

Other income (expense):
    Interest income                                                              13,223               147,809
    Gain on sale of subsidiary                                                  196,959
    Write-off of investments in other companies                                (500,000)
    Interest expense                                                         (1,826,811)           (1,666,498)
                                                                           ------------          ------------

Net loss                                                                   $(16,665,269)         $(16,663,658)
                                                                           ============          ============


Basic net loss per share                                                          $(.93)               $(1.18)
                                                                                  =====                ======


Basic weighted average common shares outstanding                             17,853,515            14,166,218
                                                                           ============          ============


See Notes to Consolidated Financial Statements.

                    JAG Media Holdings, Inc. and Subsidiaries

            Consolidated Statement of Changes in Stockholders' Equity
                       Years Ended July 31, 2001 and 2000


                                                        Common Stock
                             --------------------------------------------------------------------
                                                              Class A            Series 1 Class B
                                                       --------------------     --------------------      Additional
                               Number of               Number of                Number of                  Paid-in
                                Shares     Amount        Shares      Amount       Shares      Amount        Capital
                             ------------- ------     ------------   ------     -----------   ------    ---------------
Balance, August 1, 1999        13,996,290     $140                                                         $10,920,215

Effects of recapitaliza-
   tion                       (13,996,290)    (140)     12,723,900     $127       1,272,390      $13

Sales of common stock
   through private place-
   ment, net of expenses
   of $275,040                                             714,286        7          71,429        1         2,474,952

Exercise of stock options                                   16,364                    1,636                     36,000

Effects of issuance of
   stock options and
   warrants in exchange
   for services                                                                                             12,146,863

Effects of issuance of
   beneficial conversion
   rights and warrants in
   connection with private
   placement of convertible
   debenture                                                                                                 3,099,500

Amortization of unearned
   compensation

Net loss
                             ------------- ------     ------------   ------     -----------   ------    ---------------
Balance, July 31, 2000          -              -        13,454,550      134       1,345,455       14        28,677,530








                                 Unearned       Accumulated
                                Compensation      Deficit           Total
                                ------------   -------------     -----------
Balance, August 1, 1999        $  (3,015,388)   $  (1,210,343)   $   6,694,624

Effects of recapitaliza-
   tion

Sales of common stock
   through private place-
   ment, net of expenses
   of $275,040                                                       2,474,960

Exercise of stock options                                               36,000

Effects of issuance of
   stock options and
   warrants in exchange
   for services                  (12,146,863)

Effects of issuance of
   beneficial conversion
   rights and warrants in
   connection with private
   placement of convertible
   debenture                                                         3,099,500

Amortization of unearned
   compensation                    6,281,700                         6,281,700

Net loss                                          (16,663,658)     (16,663,658)
                                ------------   -------------     -------------
Balance, July 31, 2000            (8,880,551)     (17,874,001)      1,923,126


                    JAG Media Holdings, Inc. and Subsidiaries

            Consolidated Statement of Changes in Stockholders' Equity
                       Years Ended July 31, 2001 and 2000


                                                        Common Stock
                             --------------------------------------------------------------------
                                                              Class A            Series 1 Class B
                                                       --------------------     --------------------      Additional
                               Number of               Number of                Number of                   Paid-in
                                Shares     Amount        Shares      Amount       Shares      Amount        Capital
                             ------------- ------     ------------   ------     -----------   ------    ---------------
Sales of common stock
   and warrants pur-
   suant to equity
   financing agreement,
   net of expenses of
   $116,670                                              1,032,591    $  10         103,259     $  1      $  1,049,989

Partial conversion of
   convertible debenture                                 3,069,956       31         306,996        3         1,088,564

Effects of issuance of
   stock options and
   warrants in exchange
   for services                                                                                              1,635,870

Effects of issuance of
   beneficial conversion
   rights and warrants
   in connection with
   private placement of
   convertible debentures                                                                                    3,217,770

Amortization of unearned
   compensation

Effects of sale of sub-
   sidiary

Net loss
                             ------------- ------     ------------   ------     -----------   ------    ---------------

Balance, July 31, 2000          -           $  -        17,557,097     $175       1,755,710      $18       $35,669,723
                             ============= ======     ============   ======     ===========   ======    ==============




                                Unearned       Accumulated
                               Compensation      Deficit           Total
                               ------------   -------------     -----------
Sales of common stock
   and warrants pur-
   suant to equity
   financing agreement,
   net of expenses of
   $116,670                                                     $  1,050,000

Partial conversion of
   convertible debenture                                           1,088,598

Effects of issuance of
   stock options and
   warrants in exchange
   for services               $(1,635,870)

Effects of issuance of
   beneficial conversion
   rights and warrants
   in connection with
   private placement of
   convertible debentures                                          3,217,770

Amortization of unearned
   compensation                 7,881,124                          7,881,124

Effects of sale of sub-
   sidiary                      1,660,207                          1,660,207

Net loss                                        $(16,665,269)    (16,665,269)
                              -------------     ------------    ------------

Balance, July 31, 2000        $  (975,090)      $(34,539,270)   $    155,556
                              =============     ============    ============



See Notes to Consolidated Financial Statements.

                    JAG Media Holdings, Inc. and Subsidiaries

                      Consolidated Statements of Cash Flows
                       Years Ended July 31, 2001 and 2000


                                                                                               2001                 2000
                                                                                           ------------         -------------
Operating activities:
    Net loss                                                                               $(16,665,269)        $(16,663,658)
    Adjustments to reconcile net loss to net cash used in
        operating activities:
        Depreciation                                                                            114,429               24,076
        Amortization of capitalized web site development costs                                  199,578
        Write-off of capitalized web site development costs                                                          407,375
        Write-off of investments in other companies                                             500,000
        Amortization of unearned compensation                                                 7,881,124            6,281,700
        Gain on sale of subsidiary                                                             (196,959)
        Charges to interest expense for:
           Issuance of beneficial conversion rights                                             217,770            1,565,715
           Amortization of deferred financing costs and debt discount                         1,461,234               75,783
        Changes in operating assets and liabilities:
           Accounts receivable                                                                    8,950              (31,134)
           Other current assets                                                                 661,306             (382,394)
           Other assets                                                                         (22,540)
           Accounts payable and accrued expenses                                                295,345              177,805
           Deferred revenues                                                                   (162,336)              59,478
           Noncurrent accrued interest payable                                                  144,771               25,000
                                                                                           ------------         ------------
               Net cash used in operating activities                                         (5,562,597)          (8,460,254)
                                                                                           ------------         ------------

Investing activities:
    Purchases of equipment                                                                     (268,575)            (385,740)
    Web site development costs capitalized                                                      (77,068)            (702,500)
    Proceeds from sale of subsidiary                                                          1,002,147
    Investments in other companies                                                                                  (350,000)
    Purchases of other assets                                                                                        (62,248)
                                                                                           ------------         ------------
               Net cash provided by (used in) investing activities                              656,504           (1,500,488)
                                                                                           ------------         ------------

Financing activities:
    Payments of capital lease obligations                                                       (37,055)             (37,554)
    Proceeds from private placement of convertible debentures                                 3,400,000            2,500,000
    Costs paid in connection with private placement of
        convertible debentures                                                                 (300,000)            (285,000)
    Net proceeds from private placements of common stock
        and units of common stock and warrants                                                1,050,000            2,474,960
    Proceeds from exercise of stock options                                                                           36,000
                                                                                           ------------         ------------
               Net cash provided by financing activities                                      4,112,945            4,688,406
                                                                                           ------------         ------------

Net decrease in cash and cash equivalents                                                      (793,148)          (5,272,336)
Cash and cash equivalents, beginning of year                                                    806,586            6,078,922
                                                                                           ------------         ------------

Cash and cash equivalents, end of year                                                     $     13,438         $    806,586
                                                                                           ============         ============

Supplemental disclosure of cash flow data:
    Interest paid                                                                          $          -          $         -
                                                                                           ============         ============


    Income taxes paid                                                                      $          -          $         -
                                                                                           ============         ============


See Notes to Consolidated Financial Statements.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements


Note 1 - Organization and business:
                JAG Media Holdings, Inc., a Nevada corporation, and its subsidiaries (the "Company") gather and compile financial and investment information from contacts at financial institutions, experienced journalists, money managers, analysts and other Wall Street professionals and generate revenues by releasing such information to subscribers on a timely basis through facsimile transmissions and a web site, www.jagnotes.com. Subscribers receive, among other things, a daily early-morning investment report that summarizes newly issued research, analyst opinions, upgrades, downgrades and analyst coverage changes from various investment banks and brokerage houses. Management considers all of the financial services provided to subscribers to be within the same business segment.

                The Company commenced operations in 1989 and its subscribers were initially limited primarily to institutional investors. During the year ended July 31, 2000, the Company opened its web site and began targeting retail subscribers in an effort to expand its subscriber base. In September 2000, a subsidiary, JAGfn Broadband, L.L.C. ("JAGfn"), started an advertiser-based financial webcast which was sold on February 1, 2001 (see Note
                6). Another subsidiary, JagNotes.Euro.com Ltd. ("Euro"), was attempting to generate foreign revenues. Euro's activities were terminated prior to January 31, 2001.

                Prior to February 21, 2002, JAG Media Holdings, Inc. was known as JagNotes.com Inc. As further explained in Note 11, on February 21, 2002, the stockholders of the Company approved an amendment to the articles of incorporation pursuant to which the name of the Company was changed and another amendment that authorized the implementation of changes related to a recapitalization plan for the Company that was consummated on April 8, 2002. Pursuant to the recapitalization plan, the Company issued 1 share of Class A common stock and .1 share of Class B common stock designated as Series 1 Class B common stock in exchange for every 1.1 shares of common stock outstanding prior to the recapitalization.

                In addition, holders of stock options that were entitled to receive shares of common stock upon exercise of stock options issued pursuant to the Company's incentive stock option plan became entitled to receive an equivalent number of shares of Class A common stock at the same exercise price upon exercise; holders of all other stock options and warrants became entitled to receive a proportional number of shares of Class A common stock and Series 1 Class B common stock at a proportional exercise price upon exercise.

                Each share of Series 1 Class B common stock is immediately convertible into one share of Class A common stock. Each share of Class A common stock and Series 1 Class B common stock will be equal in respect to dividends and voting rights. Therefore, each share of Series 1 Class B common stock is, in substance, equivalent to one share of Class A common stock for financial reporting purposes. In addition, each share of Class A common stock and each share of Series 1 Class B common stock is equivalent to one share of common stock that was outstanding before the recapitalization for financial reporting purposes.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements


Note 1 - Organization and business (concluded):
                The recapitalization was effectively equivalent to a stock split and the numbers of shares of common stock outstanding before the recapitalization have been retroactively restated in the accompanying consolidated financial statements and these notes as an equivalent number of shares of Class A common stock and Series 1 Class B common stock. However, the numbers of common shares and the per share amounts reflected in the accompanying consolidated financial statements and these notes prior to the recapitalization are equivalent to the numbers of Class A common shares and the per share amounts after the recapitalization on a fully diluted basis assuming the conversion of the Series 1 Class B common stock and, accordingly, the recapitalization did not have any overall effect on per share amounts.


Note 2 - Basis of presentation and summary of significant accounting policies:

         Basis of presentation:
                    The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. However, as shown in the accompanying consolidated financial statements, the Company only generated revenues of approximately $1,001,000 and $1,042,000, and it incurred net losses of approximately $16,665,000 and $16,664,000 and cash flow deficiencies from operating activities of approximately $5,563,000 and $8,460,000 during 2001 and 2000, respectively. As a result, the Company had a cash balance of only $13,000, a working capital deficiency of $290,000 and an accumulated deficit of approximately $34,539,000 as of July 31, 2001. In addition, management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities through at least July 31, 2002. These matters raise substantial doubt about the Company's ability to continue as a going concern.

                    The Company's net losses in 2001 and 2000 included noncash operating expenses of approximately $10,177,000 and $8,355,000, respectively. Primarily as a result of the sale of the advertiser-based financial webcast operations of JAGfn as of the beginning of the six months ended July 31, 2001 and the termination of its efforts to generate foreign revenues prior to January 31, 2001, the Company reduced its net loss from approximately $14,111,000 for the six months ended January 31, 2001 to $2,554,000 for the six months ended July 31, 2001. The net loss of approximately $2,554,000 for the six months ended July 31, 2001 included noncash charges for depreciation and amortization of approximately $1,441,000. Management believes that, in the absence of a substantial increase in subscription revenues, it is probable that the Company will continue to incur losses and negative cash flows from operating activities through at least July 31, 2002 and that the Company will need to obtain additional equity or debt financing to sustain its operations until it can market its services, expand its customer base and achieve profitability.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements

Note 2 - Basis of presentation and summary of significant accounting policies (continued):

                 Basis of presentation (concluded):
                    As further explained in Note 11, the Company entered into an agreement with an investment partnership on August 17, 2001 pursuant to which the Company had, in effect, "put" options whereby, subject to certain conditions, it had been able to require the investment partnership to purchase shares of its common stock from time to time at prices based on the market value and average daily trading volume of its shares. The maximum aggregate purchase price under this equity line was $10,000,000.

                    The original agreement with the investment partnership was initially scheduled to expire on September 27, 2004. As also explained in Note 11, the agreement was terminated in April 2002 and was replaced by another agreement with the investment partnership that provides for a new $10,000,000 equity line that will become available as of the date an appropriate registration statement pursuant to the Securities Act of 1933 (the "Act") covering the shares issuable under the new equity line is declared effective by the Securities and Exchange Commission.

                    Management believes that the Company will be able to generate sufficient revenues from its remaining facsimile transmission and web site operations and obtain sufficient financing from its agreement with the investment partnership or through other financing agreements to enable it to continue as a going concern through at least July 31, 2002. However, if the Company cannot generate sufficient revenues and/or obtain sufficient additional financing, if necessary, by that date, the Company may be forced thereafter to restructure its operations, file for bankruptcy or entirely cease its operations.

                    The accompanying consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

                Use of estimates:
                    The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                Principles of consolidation:
                    The accompanying consolidated financial statements include the accounts of JAG Media Holdings, Inc. and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

                Revenue recognition:
                    Fees for subscriptions are generally billed in advance on a monthly, quarterly, semi-annual or annual basis. Revenues from subscriptions are recognized ratably over the subscription period. Subscription fees collected that relate to periods subsequent to the date of the consolidated balance sheet are included in deferred revenues.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements



Note 2 - Basis of presentation and summary of significant accounting policies (continued):

                Cash equivalents:
                    Cash equivalents consist of highly liquid investments with a maturity of three months or less when acquired.

                Equipment:
                    Equipment is stated at cost, net of accumulated depreciation. Depreciation is provided using accelerated methods over the estimated useful lives of the assets which range from three to seven years.

                Web site development costs:
                    The Company accounts for costs incurred in connection with the development of a web site in accordance with Statement of Position 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use" and Emerging Issues Task Force Issue No. 00-2, "Accounting for Web Site Development Costs." Accordingly, all costs incurred in planning the development of a web site are expensed as incurred. Costs, other than general and administrative and overhead costs, incurred in the web site application and infrastructure development stage, which involves acquiring or developing hardware and software to operate the web site, are capitalized. Fees paid to an Internet service provider for hosting a web site on its server(s) connected to the Internet are expensed over the estimated period of benefit. Other costs incurred during the operating stage, such as training, administration and maintenance costs, are expensed as incurred. Costs incurred during the operating stage for upgrades and enhancements of a web site are capitalized if it is probable that they will result in added functionality. Capitalized web site development costs are amortized on a straight-line basis over their estimated useful life.

                    The Company capitalized costs of approximately $527,000 and $702,000 in 2001 and 2000, respectively, that were incurred in connection with the acquisition and development of software in the application and infrastructure development stage and the enhancement of its web sites. The Company also redesigned the software it initially developed for its web site and wrote down previously capitalized web site development costs of approximately $407,000 during 2000.

                Debt issuance costs and debt discount:
                    Loan fees and other debt issuance costs are deferred and amortized to interest expense over the term of the related loan on a straight-line basis. Debt discount is offset against the principal balance and amortized using the interest method over the term of the related loan.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements



Note 2 - Basis of presentation and summary of significant accounting policies (continued):

                Impairment of long-lived assets:
                    The Company has adopted the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121"). Under SFAS 121, impairment losses on long-lived assets, such as equipment and capitalized web site development costs, are recognized when events or changes in circumstances indicate that the undiscounted cash flows estimated to be generated by such assets are less than their carrying value and, accordingly, all or a portion of such carrying value may not be recoverable. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts.

                Advertising:
                    The Company expenses the cost of advertising and promotions as incurred. Advertising costs charged to operations amounted to $49,164 and $1,296,386 in 2001 and 2000, respectively.

                Income taxes:
                    The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                Stock based compensation:
                    The Company accounts for stock options, common stock and other similar equity instruments issued to employees as compensation using fair value based methods pursuant to Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). Accordingly, the Company estimates the fair value of stock options using an option-pricing model (generally, the Black-Scholes model) that meets criteria set forth in SFAS 123 and common stock using its market value. It records such value through charges to compensation cost and corresponding credits to equity. The charges to compensation cost are amortized to expense over the vesting period.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements



Note 2 - Basis of presentation and summary of significant accounting policies (continued):

                Stock based compensation (concluded):
                    In accordance with SFAS 123, all other issuances of common stock, stock options or other equity instruments to employees and nonemployees as the consideration for goods or services received by the Company are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Such fair value is measured as of an appropriate date pursuant to the guidance in the consensus for EITF Issue No. 96-18 (generally, the earlier of the date the other party becomes committed to provide goods or services or the date performance by the other party is complete) and capitalized or expensed as if the Company had paid cash for the goods or services.

                    The Company accounts for the intrinsic value of beneficial conversion rights arising from the issuance of convertible debt instruments with nondetachable conversion options that are in-the-money at the commitment date pursuant to the consensuses for EITF Issue No. 98-5 and EITF Issue No. 00-27. Such value is allocated to additional paid-in capital and the resulting debt discount is amortized to interest expense using the effective yield method over the period to the debt instrument's earliest conversion date. Such value is determined after first allocating an appropriate portion of the proceeds received to any other detachable instruments included in the exchange.

                Net earnings (loss) per share:
                    The Company presents "basic" earnings (loss) per share and, if applicable, "diluted" earnings per share pursuant to the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income or loss by the weighted average number of common shares outstanding during each period. The calculation of diluted earnings per share is similar to that of basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of stock options and warrants and the conversion of convertible debentures, were issued during the period, the treasury stock method had been applied to the proceeds from the exercise of the options and warrants and the interest costs applicable to the convertible debentures had been added back to the numerator.

                    Diluted per share amounts have not been presented in the accompanying consolidated statements of operations because the Company had a net loss in 2001 and 2000 and the assumed effects of the exercise of all of the Company's stock options and warrants and the conversion of the convertible debentures would have been anti-dilutive.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements

Note 2 - Basis of presentation and summary of significant accounting policies (concluded):

                  Net earnings (loss) per share (concluded):
                    The following table presents the components of the basic weighted average common shares outstanding for the years ended July 31, 2001 and 2000 as retroactively adjusted for the effects of the recapitalization:

                                                     2001             2000
                                                  ----------       ----------
                         Class A                  16,230,468       12,878,380
                         Series 1 Class B          1,623,047        1,287,838
                                                  ----------      -----------
                             Totals               17,853,515       14,166,218
                                                  ==========       ==========

                    However, as explained in Note 1, the recapitalization had no effect on the total number of weighted average common shares outstanding used in the computation of basic net loss per share in each period.

                Recent accounting pronouncements:
                    In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS 144"). SFAS 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. Among other things, SFAS 144 provides guidance on the implementation of SFAS 121 and other previous pronouncements related to when and how to measure impairment losses and how to account for discontinued operations. Management does not believe that the adoption of SFAS 144 will have a material impact on the Company's consolidated financial position or results of operations.

                    The Financial Accounting Standards Board, the Emerging Issues Task Force (the "EITF") and the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants had issued certain other accounting pronouncements as of July 31, 2001 that will become effective in subsequent periods; however, management of the Company does not believe that any of those pronouncements would have significantly affected the Company's financial accounting measurements or disclosures had they been in effect during 2001 and 2000, and it does not believe that any of those pronouncements will have a significant impact on the Company's consolidated financial statements at the time they become effective.


Note 3 - Investments in other companies:
                During 2000, the Company purchased a 7% equity interest in another Internet-based provider of financial and investment information and a 2.5% equity interest in a company that had developed software that management believed had the potential to facilitate access to the Company's web sites through web sites maintained by other providers of financial and investment information. The investees were not public companies and, accordingly, these investments were accounted for pursuant to the cost method. The aggregate carrying value of the investments was $500,000 as of July 31, 2000. During the fourth quarter of 2001, management determined that the Company would not be able to recover any portion of these investments and, accordingly, the aggregate carrying value of $500,000 was written off.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements



Note 4 - Income taxes:
                As of July 31, 2001, the Company had net operating loss carryforwards of approximately $19,850,000 available to reduce future Federal taxable income which will expire from 2019 through 2021.

                As of July 31, 2001, the Company's deferred tax assets consisted of the effects of temporary differences attributable to the following:


                    Deferred revenues, net                    $     72,000
                    Unearned compensation                        5,747,000
                    Net operating loss carryforwards             7,930,000
                                                              ------------
                                                                13,749,000
                    Less valuation allowance                   (13,749,000)
                                                              ------------

                        Total                                 $        -
                                                              ============

                Due to the uncertainties related to, among other things, the changes in the ownership of the Company, which could subject its net operating loss carryforwards to substantial annual limitations, and the extent and timing of its future taxable income, the Company offset its net deferred tax assets by an equivalent valuation allowance as of July 31, 2001.

                The Company had also offset the potential benefits of approximately $7,093,000 and $440,000 from its net deferred tax assets by equivalent valuation allowances as of July 31, 2000 and 1999, respectively. As a result of the increase in the valuation allowance of $6,686,000 and $6,553,000 during 2001 and 2000, respectively, there are no credits for income taxes reflected in the accompanying consolidated statements of operations to offset pre-tax losses.


Note 5 - Financing provided by CALP II Limited Partnership:
                Convertible debentures:
                    On June 12, 2000, the Company sold CALP II Limited Partnership (the "Investor") a convertible debenture (the "Debenture") that had a principal balance of $2,500,000, was initially scheduled to mature on June 12, 2003 and bore interest at an annual rate of 8%. The Company received gross proceeds of $2,500,000 from the sale, which was made through a private placement that was intended to be exempt from registration under the Act. The principal balance of, and interest accrued on, the Debenture was convertible, in whole or in part, at the option of the Investor into shares of the Company's common stock at the lesser of $1.31 per share or 75% of the average of the lowest closing bid prices for such shares over a specified period. The Company had the option to require such conversion in amounts that depended on the market price and daily trading volume of the shares over a specified period.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements



Note 5 - Financing provided by CALP II Limited Partnership
                (continued):

                Convertible debentures (continued):
                    As additional consideration in connection with the sale of the Debenture, the Company also issued a warrant to the Investor for the purchase of 428,571 shares of the Company's common stock (389,610 and 38,961 Class A and Series 1 Class B shares, respectively) at $1.75 per share that was initially scheduled to be exercisable through June 12, 2005. The Company also issued warrants for the purchase of 275,000 shares of the Company's common stock (252,273 and 22,727 Class A and Series 1 Class B shares, respectively) at $2.00 per share that were initially scheduled to be exercisable through June 12, 2005 as consideration for legal and other professional services received in connection with the sale of the Debenture. The Company valued the warrant issued to the Investor at $934,285 and the warrants issued for legal and other professional services at $599,500 based on estimated fair values determined by using the Black-Scholes option-pricing model pursuant to the provisions of SFAS 123. Accordingly, the Company initially increased additional paid-in capital by $1,533,785 for the fair value of all of the warrants and reduced the carrying value of the Debenture by $934,285 from the principal balance of $2,500,000 to $1,565,715 for the debt discount attributable to the fair value of the warrant issued to the Investor and increased deferred financing costs by $599,500 for the fair value of the warrants issued for services. The Company also increased deferred financing costs by $285,000 for other payments made for legal and other professional services received in connection with the sale of the Debenture.


                    The fair value of the Company's common stock on June 12, 2000 was $2.25 per share which exceeded the conversion price for the Debenture. Pursuant to the consensus for EITF Issue No. 98-5, such excess constituted a beneficial conversion feature or right for which the value was measured as of that date by the difference between the aggregate conversion price and the fair value of the common stock into which the securities are convertible, multiplied by the number of shares into which the securities are convertible (the intrinsic value method). Accordingly, the beneficial conversion rights attributable to the issuance of the Debenture had a fair value of approximately $1,794,000, which equaled the excess of the aggregate proceeds the Investor would have received if the Investor had converted the Debenture and sold the 1,908,397 shares of common stock (the amount of shares that would have been received if conversion occurred on June 12, 2000) for approximately $4,294,000 based on the fair market value of $2.25 per share on June 12, 2000. Since the Debenture became convertible upon issuance, the Company recorded a charge of $1,565,715 to interest expense for the beneficial conversion rights (the charge was limited to the principal balance of the Debenture of $2,500,000 net of the fair value of $934,285 allocated to the warrants) and a corresponding increase in additional paid-in capital on June 12, 2000.

                    Pursuant to the applicable guidance in the consensus for EITF Issue No. 00-27 which became effective on November 16, 2000, the Company was required to determine the value of the beneficial conversion feature using the effective conversion price instead of the intrinsic value method described above. Although the application of EITF 00-27 and the use of the effective conversion price would have increased the value of the beneficial conversion feature from approximately $1,794,000 to $2,728,000, the incremental amount was not recorded because of the limit of $1,565,715 imposed by EITF 98-5 and, accordingly, no retroactive adjustments were made.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements



Note 5 - Financing provided by CALP II Limited Partnership (continued):
              Convertible debentures (continued):
                    During the period from October 20, 2000 to December 1, 2000, the Company sold the Investor convertible debentures (the "New Debentures") that had an aggregate principal balance of $3,000,000, were initially scheduled to mature at various dates through December 1, 2003 and bore interest at an annual rate of 8%. The Company received gross proceeds of $3,000,000 from the sale, which was made through a private placement that was intended to be exempt from registration under the Act. The principal balance of, and interest accrued on, each of the New Debentures was convertible, in whole or in part, at the option of the Investor into shares of the Company's common stock at the lesser of $.80 per share or 75% of the average of the lowest closing bid prices for such shares over a specified period. The Company had the option to require such conversion in amounts that depended on the market price and daily volume of the shares over a specified period.

                    In connection with the sales of all of the New Debentures, the Company also issued a warrant to the Investor for the purchase of 3,000,000 shares of the Company's common stock (2,727,273 and 272,727 Class A and Series 1 Class B shares, respectively) at $1.25 per share that was initially scheduled to be exercisable through October 20, 2005. Although the estimated fair value of the warrant was $3,450,000, as determined by the Black-Scholes option-pricing model, the Company only received gross proceeds of $3,000,000 from the sale of the New Debentures. Accordingly, the amount of debt discount and additional paid-in capital recorded by the Company in connection with the issuance of the warrant was limited to the gross proceeds of the New Debentures of $3,000,000. The Company also paid a party related to the Investor a 10% placement fee for each New Debenture issued and, accordingly, the Company charged a total of $300,000 to deferred financing costs in connection with the sales of all of the New Debentures. The debt discount and the deferred financing costs were to be amortized to interest expense over the related terms of the New Debentures.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements

Note 5 - Financing provided by CALP II Limited Partnership (continued):
             Convertible debentures (continued):
                    As additional consideration in connection with the sale of the New Debentures, the Company also reduced the conversion price for the Debenture to the lesser of $1.31 per share to $.80 per share or 75% of the average of the lowest closing bid prices for such shares over a specified period, which was also the conversion price for the New Debentures. The fair value of the Company's common stock on October 20, 2000 was $1.25 per share which exceeded the adjusted conversion price for the Debenture and the conversion price for the New Debentures of $.80 per share. Such excess constituted beneficial conversion rights for which the value was measured, as explained above, by the difference between the aggregate conversion price and the fair value of the common stock into which the securities were convertible, multiplied by the number of shares into which the securities were convertible. The beneficial conversion rights had an aggregate fair value of $2,800,000 at October 20, 2000, of which approximately $1,600,000 and $1,200,000 applied to the Debenture and the New Debentures, respectively. However, the Company did not record any additional charges for the fair values of the beneficial conversion rights since the fair values of the beneficial conversion rights and/or warrants previously issued to the Investor in connection with the Debenture and the fair value of the warrants issued to the Investor in connection with the New Debentures had already offset the proceeds allocated to the Debenture and the New Debentures.

                    The Company also agreed to issue to the Investor on each date on which the Investor converted any portion of a New Debenture a warrant to purchase a number of shares of common stock equal to 20% of the number of shares issued upon conversion of that portion of the New Debenture. The exercise price for these warrants was to be equal to 110% of the average bid price of the Company's common stock over a specified period preceding the date of conversion.

                    In January 2001, the Investor purchased two additional convertible debentures each of which had a principal balance of $200,000 (the "Additional Debentures"). The sales of the Additional Debentures were made through private placements intended to be exempt from registration under the Act. The terms for the conversion of the Additional Debentures were the same as those for the Debenture and the New Debentures. The fair value of the Company's common stock on the dates of issuance exceeded the adjusted conversion price for the Additional Debentures. Such excess constituted beneficial conversion rights which had a fair value of $217,770, for which the value was measured, as explained above, by the difference between the aggregate conversion price and the fair value of the common stock into which the securities were convertible, multiplied by the number of shares into which the securities were convertible. Since the Additional Debentures were convertible immediately upon issuance, the fair value of the beneficial conversion rights attributable to the issuance of the Additional Debentures was charged to interest expense during the six months ended January 31, 2001.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements

Note 5 - Financing provided by CALP II Limited Partnership (concluded):
             Convertible debentures (concluded):
                    The issuances of the beneficial conversion rights and the warrants in connection with the sales of the Debenture, the New Debentures and the Additional Debentures were noncash transactions and, accordingly, they are not reflected in the accompanying consolidated statements of cash flows.

                    The Debenture, the New Debentures and the Additional Debentures were all cancelled concurrent with the sale of JAGfn on February 1, 2001 (see Note 6).

                    During the portion of 2001 prior to the sale of JAGfn, amortization of deferred financing costs and debt discount applicable to the Debenture, the New Debentures and the Additional Debentures totaled $742,020 and $719,214, respectively. During 2000, amortization of deferred financing costs and debt discount applicable to the Debenture totaled $36,854 and $38,929, respectively.

                    During the portion of 2001 prior to the sale of JAGfn and the cancellation of the Debenture, the Investor received 3,376,952 shares of the Company's common stock (3,069,956 and 306,996 Class A and Series 1 Class B shares, respectively) upon the conversion of a portion of the Debenture with an aggregate principal balance of $1,052,000 and a carrying value, net of debt discount, of $715,043 and the conversion of accrued interest of $36,598.

                    The issuances of the warrants in connection with the sales of the Debentures and the New Debentures and the issuances of the shares upon the partial conversion of the Debenture were transactions intended to be exempt from registration under the Act.

                    As of February 1, 2001, the date of their cancellation, the Debenture, the New Debentures and the Additional Debentures had an aggregate principal balance of $4,848,000 and a carrying value of $1,399,406, net of unamortized debt issuance costs of $405,626 and unamortized debt discount $3,176,142. In addition, accrued interest of $71,418 applicable to the Debenture, the New Debentures and the Additional Debentures was cancelled as of February 1, 2001.

                Equity financing agreement:
                    As of June 14, 2000, the Company entered into another financing agreement (the "Equity Financing Agreement") with the Investor pursuant to which it could have required the Investor to purchase shares of the Company's common stock from time to time at an aggregate purchase price of $10,000,000 and a price per share equal to 85% of the average of the lowest closing bid prices for such shares over a specified period preceding the date of each required purchase. The Company also agreed to: (i) issue to the Investor on each date on which the Investor advanced funds to the Company under the Equity Financing Agreement a warrant to purchase a number of shares equal to 20% of the number of shares that were subject to the advance with an exercise price of 110% of the highest closing bid price for such shares over a specified period preceding the date of each advance; and (ii) pay a fee to the placement agents and their counsel equal to 10% of the proceeds from the sale of any shares made pursuant to the Equity Financing Agreement.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements

Note 5 - Financing provided by CALP II Limited Partnership (concluded):
             Equity financing agreement (concluded):
                    The Equity Financing Agreement was originally due to expire in December 2002; however, it was cancelled concurrent with the sale of JAGfn on February 1, 2001 (see Note 6).

                    During the period from June 14, 2001 through April 30, 2001, the Investor paid a total of $1,166,670 pursuant to the Equity Financing Agreement for 1,135,850 shares of common stock (1,032,591 and 103,259 Class A and Series 1 Class B shares, respectively) and warrants to purchase 227,168 shares of common stock (206,516 and 20,652 Class A and Series 1 Class B shares, respectively), all of which remained outstanding until they were cancelled concurrent with the sale of JAGfn. As a result, the Company received proceeds of $1,050,000, net of $116,670 of placement fees. The issuances of such shares and warrants were transactions intended to be exempt from registration under the Act.

Note 6 - Disposition of JAGfn:
                During 2001, the Company transferred a total of 15% of the membership interests in JAGfn to three of its executives pursuant to the terms of their employment contracts. Management believes that the fair value of the interests transferred was immaterial and, accordingly, the Company did not record any charges in connection with the transfers.

                On February 1, 2001, the Company sold its remaining 85% interest in JAGfn to the Investor for consideration comprised primarily of (i) a payment of approximately $1,002,000 in cash, and (ii) an agreement to cancel the Company's obligation to repay the Debenture, the New Debentures and the Additional Debentures and the accrued interest thereon. The Investor also agreed to, among other things, assume substantially all of the Company's contractual obligations including, but not limited to, those under its lease, employment and consulting agreements; the cancellation of certain warrants to purchase shares of the Company's common stock; the cancellation of the Equity Financing Agreement; and the issuance of an option to the Company for the purchase of a 10% membership interest in JAGfn for $5,000,000 at any time prior to January 31, 2002. The Company also agreed to cancel JAGfn's obligation to repay intercompany advances.

                The assets and liabilities of JAGfn as of January 31, 2001 are summarized below:


                    Current assets - prepaid expenses                       $    225,000
                    Equipment, net                                               567,343
                    Capitalized web site development costs, net                   64,224
                    Other assets                                                  96,793
                                                                            ------------
                           Total assets                                          953,360
                                                                            ------------
                    Current liabilities:
                        Accounts payable and accrued expenses                    341,044
                        Current portion of capital lease obligations              47,186
                        Intercompany advances                                  4,553,373
                                                                            ------------
                           Total current liabilities                           4,941,603
                    Capital lease obligations, net of current portion             20,743
                                                                            ------------
                           Total liabilities                                   4,962,346
                                                                            ------------

                    Members' deficiency                                     $ (4,008,986)
                                                                            ============


                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements


Note 6 - Disposition of JAGfn (concluded):
                The members' deficiency at January 31, 2001 was equivalent to JAGfn's operating loss and net loss from the inception of its operations on August 1, 2000 through January 31, 2001. JAGfn did not generate any revenues through January 31, 2001.

                As a result of the sale, the Company recorded a gain during 2001 of $196,959 as shown below:


                    Cash paid by purchaser                                      $  1,002,147
                    Net carrying value of cancelled convertible notes
                        payable to the Investor (Note 5)                           1,399,406
                    Members' deficiency of JAGfn                                   4,008,986
                                                                                ------------
                        Total                                                      6,410,539
                                                                                ------------

                    Less write-off of:
                        Intercompany advances                                      4,553,373
                        Unearned compensation (A)                                  1,660,207
                                                                                ------------
                        Total                                                      6,213,580
                                                                                ------------

                    Net gain                                                    $    196,959
                                                                                ============


                    (A) This amount represented the balance as of January 31, 2001 of the unamortized unearned compensation associated with consulting and employment agreements assumed by JAGfn (see Note 7).

                    The sale of JAGfn in exchange for the consideration shown above involved, in part, noncash transactions that are not reflected in the accompanying consolidated statement of cash flows for 2001.

Note 7 - Issuances of common stock, warrants and stock options:
                Private placements of common stock and warrants:
                    As further explained in Note 5, the Company issued to the Investor 3,376,952 shares of common stock (3,069,956 and 306,996 Class A and Series 1 Class B shares, respectively) upon the conversion of a portion of the Debenture with an aggregate principal balance of $1,052,000 and accrued interest of $36,598 and 1,135,850 shares (1,032,591 and
                    103,259 Class A and Series 1 Class B shares, respectively) and warrants to purchase 227,168 shares (206,516 and 20,652 Class A and Series 1 Class B shares, respectively) pursuant to the Equity Financing Agreement for which it received net proceeds of $1,050,000 during 2001. The Company also issued to the Investor a warrant for the purchase of 3,000,000 shares (2,727,273 and 272,727 Class A and Series 1 Class B shares, respectively) at $1.25 per share in connection with the sale of the New Debentures in 2001 and a warrant for the purchase of 428,571 shares (389,610 and 38,961 Class A and Series 1 Class B shares, respectively) at $1.75 per share in connection with the sale of the Debenture in 2000. All of the warrants issued to the Investor were cancelled concurrent with the sale of JAGfn on February 1, 2001. The issuances of such shares and warrants were transactions intended to be exempt from registration under the Act.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements

Note 7 - Issuances of common stock, warrants and stock options (continued):
                Private placements of common stock and warrants (concluded):
                    During 2000, the Company received proceeds of $2,474,960, net of related costs and expenses of $275,040, from the sale of 785,715 shares of common stock (714,286 and 71,429 Class A and Series 1 Class B shares, respectively) to other investors through private placements intended to be exempt from registration under the Act.

                    During 1999, the Company issued warrants to purchase 555,130 shares of common stock (504,664 and 50,466 Class A and Series 1 Class B shares, respectively) at $14.00 per share in connection with a private placement of units of common stock and warrants intended to be exempt from registration under the Act. All of those warrants expired in April 2000.

                Options, warrants and other equity instruments issued for services:
                    In addition to the warrants issued to the Investor and sold through the private placement described above, the Company has issued, from time to time, stock options, warrants and/or shares of common stock to employees as compensation and to other nonemployees, including investment analysts and commentators that have entered into agreements to provide the Company with financial information that is released to subscribers, as consideration for consulting, professional and other services. As explained in Note 2, the Company recognizes the cost of such issuances based on the fair value of the equity instruments issued over the periods in which the related services are rendered in accordance with the provisions of SFAS 123.

                    The following table reconciles the number of shares of common stock subject to options and warrants that were outstanding at August 1, 1999 as a result of issuances as a result of issuances of those options and warrants to employees and nonemployees as compensation for services to the number outstanding at July 31, 2001 and sets forth other related information:


                                                                                Number of Shares
                                                                      ----------------------------------
                                                                                               Series 1
                                                                                   Class A      Class B         Range of
                                                                         Common    Common       Common          Exercise
                                                                         Stock      Stock        Stock          Prices
                                                                      ---------- -----------   ----------    --------------
                    Options and warrants issued for services
                        outstanding, August 1, 1999 (A)                  335,000                             $2.00 - $16.25
                    Effects of recapitalization                         (335,000)    335,000                 $2.00 - $16.25
                    Warrants issued for legal and other
                        professional services (B)                                    252,273      22,727             $ 2.00
                    Options and warrants granted to employees,
                        investment analysts and commentators
                        (C)                                                        4,153,591     228,909     $1.50 - $ 6.00
                    Options cancelled (C)                                           (100,000)                        $16.25
                    Options exercised                                                (16,364)     (1,636)            $ 2.00
                                                                  -------------- -----------   ---------
                    Options and warrants issued for services
                        outstanding, August 1, 2000                                4,624,500     250,000    $1.50 -  $ 6.00
                    Options granted to employees, investment
                        analysts and commentators (C)                              3,959,000                $ .10 -  $ 2.00
                    Warrants cancelled (D)                                          (227,273)    (22,727)            $ 2.00
                                                                  -------------- -----------   ---------
                    Options and warrants issued for services
                        outstanding, July 31, 2001 (E) (F)                  -      8,356,227     227,273    $  .10 - $ 6.00
                                                                  ==============  ==========    ========



                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements



Note 7 - Issuances of common stock, warrants and stock options (continued):
                Options, warrants and other equity instruments issued for services (concluded):
                    (A) The cost of these options and warrants of $1,826,850, determined based on their aggregate estimated fair values at the respective dates of issuance, was initially charged to unearned compensation in 1999.

                    (B) The warrants were issued for services received in connection with the sale of the Debenture. The cost of the warrants of $599,500, determined based on their aggregate estimated fair value at the date of issuance, was initially charged to debt financing costs in 2000 as further explained in Note 5.

                    (C) The cost of the options and warrants of $1,635,870 and $12,146,863, determined based on their aggregate estimated fair values at the respective dates of issuance, was initially charged to unearned compensation in 2001 and 2000, respectively, as further explained below. The aggregate cost for 2000 includes $729,000 for the incremental cost of options to purchase 200,000 shares at $2.00 per share that were issued pursuant to an amendment to an agreement with an investment analyst that also provided for the cancellation of options granted in 1999 to purchase 100,000 shares of Class A common stock at $16.25 per share. The incremental cost represents the fair value of the options to purchase 200,000 shares of Class A common stock at the date of grant in 2000 of $894,000, net of the fair value of the options to purchase 100,000 shares of Class A common stock cancelled at the original date of grant in 1999 of $165,000.

                    (D) These warrants were effectively cancelled as a result of the sale of JAGfn to the Investor.

                    (E) These options and warrants also include options for the purchase of 5,741,500 shares of Class A common stock granted pursuant to the Company's 1999 Long-term Incentive Plan (the "Incentive Plan") which was approved by the Board of Directors on October 1, 1999. The Incentive Plan provides for individual awards to officers, employees, directors, consultants and certain other individuals that may take the form of stock options and certain other types of awards for which the value is based in whole or in part upon the fair market value of the Company's common stock. The number of shares of common stock that may be subject to all types of awards under the Incentive Plan may not exceed 6,000,000 shares of Class A common stock. As of July 31, 2001, the options for the purchase of all of the 5,741,500 shares of Class A common stock remained outstanding.

                    (F) These options and warrants will expire at various dates from June 2005 through July 2011.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements



Note 7 - Issuances of common stock, warrants and stock options (continued):
                Options, warrants and other equity instruments issued for services (continued):
                    The following table summarizes information about the number of shares of common stock subject to options and warrants that were outstanding at July 31, 2001 as a result of issuances of those options and warrants to employees and nonemployees as compensation for services:


                                                                                                  Options and
                                  Options and Warrants Outstanding                            Warrants Exercisable
                          ----------------------------------------------------------        ------------------------
                                                             Weighted
                                                             Average
                                                             Years of       Weighted                       Weighted
                                                            Remaining       Average                        Average
                        Exercise           Number           Contractual     Exercise          Number       Exercise
                         Prices         Outstanding            Life           Price         Exercisable      Price
                        --------        -----------         -----------     ---------       -----------    ---------
                   $        .10              550,000           9.75          $ .10              550,000       $ .10
                        .25-.38            2,880,000           9.36            .25            2,880,000         .25
                           1.50               50,000           8.92           1.50               50,000        1.50
                           2.00            3,853,500           7.12           2.00            3,691,407        2.00
                           3.50              500,000           3.63           3.50              500,000        3.50
                           6.00              750,000           3.63           6.00              515,625        6.00
                                          ----------                                         ----------

                   $.10 - $6.00            8,583,500           7.54          $1.73            8,187,032       $1.60
                   ============            =========           ====          =====            =========       =====



                    A total of $1,635,870 and $12,146,863 was charged to unearned compensation during 2001 and 2000, respectively, as a result of the options, warrants and shares issued and/or transferred as compensation to employees and as consideration for consulting, professional and other services in the transactions described above. Unearned compensation is being amortized to expense on a straight-line basis over the period in which the related services are rendered (such period is limited to the initial term of any related employment or consulting agreement). A total of $7,881,124 and $6,281,700 was amortized during 2001 and 2000, respectively. The unamortized balance of $975,090 and $8,880,551 has been reflected as a reduction of stockholders' equity as of July 31, 2001 and 2000, respectively.

                    Unearned compensation of $1,660,207 as of January 31, 2001 was attributable to compensation for employees of, and consulting, professional and other services provided to, JAGfn and, accordingly, that amount was charged against the proceeds from the sale of JAGfn on February 1, 2001 in connection with the determination of the gain from that sale, as explained in Note 6.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements

Note 7 - Issuances of common stock, warrants and stock options (concluded):
                Options, warrants and other equity instruments issued for services (concluded):
                    The fair values of the options, warrants and shares issued and/or transferred as compensation to employees and as consideration for consulting, professional and other services in the transactions described above were determined in accordance with SFAS 123 using the "minimum value method" through October 31, 1999 (due to the limited amount of trading of the Company's shares through that date) and the Black-Scholes option-pricing model thereafter. The fair values were determined in 2001 and 2000 based on the following assumptions:

                         Expected years of option life:                    5
                         Risk-free interest rate:                          6%
                         Dividend yield:                                   0%
                         Volatility:
                            February 1, 2000 through April 30, 2000      110%
                            May 1, 2000 through July 31, 2000            154%
                            August 1, 2000 through October 31, 2000      161%
                            November 1, 2000 through April 30, 2001      191%
                            May 1, 2001 through July 31, 2001            263%


Note 8 - Employee benefit plans:
                The Company maintains a profit-sharing plan and a money purchase plan for the benefit of all eligible employees. The Company's contributions to these defined contribution plans are made on a discretionary basis. The Company made no contributions to the plans in 2001 and 2000.


Note 9 - Commitments and contingencies:
                Concentrations of credit risk:
                    Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. From time to time the Company's cash balances exceed Federal insurance limits although there was no such excess at July 31, 2001. The Company reduces its exposure to credit risk by maintaining its cash deposits with major financial institutions and monitoring their credit ratings.

                    The Company extends credit to its customers. Generally, it does not require any collateral. The Company closely monitors the extension of credit while maintaining appropriate allowances for potential credit losses. Accordingly, management does not believe that the Company was exposed to significant credit risk at July 31, 2001.

                Consulting and employment agreements:
                    As of July 31, 2001, the Company was obligated to make approximate cash payments under consulting and employment agreements totaling approximately $1,370,000, of which $639,000, $581,000 and $150,000 is payable in the years ending July 31, 2002, 2003 and 2004, respectively (see Note
                    11).

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements



Note 9 - Commitments and contingencies (concluded):
                Leases:
                    The Company had been leasing office space under month-to-month leases and noncancelable leases. Rent expense under all such leases, which were classified as operating leases, totaled approximately $1,212,000 and $766,000 for 2001 and 2000, respectively. As of July 31, 2001, the Company was not subject to any significant noncancelable office leases.

                    Prior to the sale of JAGfn, the Company had used computer equipment under lease agreements that were classified as capital leases. The Company effectively acquired equipment at a cost of $46,315 and $96,223 in 2001 and 2000, respectively, by incurring capital lease obligations. These noncash transactions are not reflected in the accompanying consolidated statements of cash flows.

                Litigation:
                    The Company is a party to various claims and lawsuits incidental to its business. In the opinion of management, it is probable that the resolution of such contingencies will not materially affect the consolidated financial position or results of operations of the Company in subsequent years.


Note 10- Fair value of financial instruments:
                The Company's material financial instruments at July 31, 2001 for which disclosure of estimated fair value is required by certain accounting standards consisted of cash and cash equivalents, accounts receivable and accounts payable. In the opinion of management, cash and cash equivalents, accounts receivable and accounts payable were carried at values that approximated their fair values at July 31, 2001 because of their liquidity and/or their short-term maturities.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements



Note 11- Subsequent events:
                Equity financing agreements:
                    On August 17, 2001, the Company entered into an equity line purchase agreement (the "Original Equity Line Agreement") with Cornell Capital Partners, L.P. ("Cornell Capital") pursuant to which the Company had, in effect, "put" options whereby, subject to certain conditions, it had been able to require the investment partnership to purchase shares of its common stock from time to time at prices based on the market value and average daily trading volume of its shares. The maximum aggregate purchase price under the Original Equity Line Agreement was $10,000,000. The Original Equity Line Agreement was initially scheduled to expire on September 27, 2004. However, it was terminated in April 2002 and was replaced by another agreement with the investment partnership as further described below.



                    Cornell Capital received 1,500,000 shares of the Company's common stock (1,363,637 and 136,363 Class A and Series 1 Class B shares, respectively) as of August 17, 2001 as additional consideration for entering into the Original Equity Line Agreement and certain principals of Cornell Capital agreed to surrender for cancellation outstanding warrants for the purchase of a total of 690,000 shares of the Company's common stock (627,273 and 62,727 Class A and Series 1 Class B shares, respectively) that had been issued for consulting services (the fair value of those warrants, as determined by the Black-Scholes option-pricing model at the date of issuance, had already been charged to expense). Cornell Capital was also entitled to a cash fee equal to 5% of the gross proceeds received by the Company in connection with each put. The 1,500,000 shares of the Company's common stock issued to Cornell Capital had an approximate fair market value of $240,000 and the warrants for the purchase of 690,000 shares that were cancelled had an approximate fair market value of $110,000 as of August 17, 2001. However, the Company did not record the fair values of the 1,500,000 shares that were issued and the warrants to purchase 690,000 shares that were cancelled in connection with the Original Equity Line Agreement since recording such values would have resulted in equivalent increases and decreases in additional paid-in capital and would not have resulted in a charge to any asset, liability or expense account.



                    On April 9, 2002, the Company entered into a new equity line purchase agreement (the "New Equity Line Agreement") with Cornell Capital pursuant to which the Company will have, in effect, new put options whereby, subject to certain conditions, it can require Cornell Capital to purchase shares of its Class A common stock from time to time at an aggregate purchase price of $10,000,000. The term of the New Equity Line Agreement will extend for 24 months. It will become available as of the date a registration statement under the Act filed by the Company for the registration of the shares issuable to Cornell Capital becomes effective, unless the New Equity Line Agreement is terminated earlier at the discretion of the Company. The purchase price will be 95% of the lowest closing bid price of the Company's Class A common stock over a specified number of trading days commencing on specified dates. Cornell Capital shall be entitled to a cash fee equal to 5% of the gross proceeds received from Cornell Capital in connection with each put. The timing and amount of the required purchases shall be at the Company's discretion subject to certain conditions including (i) a maximum purchase price to be paid by Cornell Capital for each put of $500,000 and (ii) a requirement that at least five trading days must elapse before the Company can deliver a new put notice to Cornell Capital. The Company will be required to issue 10,000 shares of its Class A common stock to placement agents as of the effective date as consideration for their services in connection with the New Equity Line Agreement.

                    JAG Media Holdings, Inc. and Subsidiaries

                   Notes To Consolidated Financial Statements

Note 11- Subsequent events (concluded):
                Amended employment agreements:
                    Pursuant to amended and restated employment agreements between the Company and its three senior executives, each dated August 31, 2001, the Company will be obligated to make cash payments of $150,000 to each of the three senior executives annually during the three year period ending August 31, 2004. As a result of the amendments, the Company's obligations for cash payments under all of its consulting and employment agreements during periods subsequent to July 31, 2001 will increase from approximately $1,370,000, as set forth in Note 9, to approximately $1,483,000, of which $545,000, $450,000, $450,000 and
                    $38,000 will be payable in the years ending July 31, 2002, 2003, 2004 and 2005, respectively.

                    The Company also granted options to purchase 1,000,000 shares of its Class A common stock at $.02 per share to each of the three senior executives as additional compensation for services to be rendered under such contracts. The various options granted to the three senior executives pursuant to their original employment agreements, which gave each executive the right to purchase 900,000 shares of Class A common stock at an exercise price of $.25 per share, were cancelled. Each of the three senior executives will also receive an additional option to purchase 500,000 shares of the Company's Class A common stock at a price equal to 25% of the closing bid price on the last day of trading in each of the three years in the period ending August 31, 2004 if the average closing bid price of the Company's Class A common stock is $1.00 per share or greater for the first year, $2.00 per share or greater for the second year and $3.00 per share or greater for the third year.

                Amendments to articles of incorporation:

                    On February 21, 2002, the stockholders of the Company approved an amendment to the articles of incorporation pursuant to which the name of the Company was changed to JAG Media Holdings, Inc. The stockholders also approved another amendment that authorized the implementation of changes related to a recapitalization plan for the Company that was consummated on April 8, 2002. Pursuant to the recapitalization plan, (i) the total number of shares of all classes of capital stock authorized for issuance by the Company increased from 100,000,000 shares to 200,000,000 shares with a par value of $.00001 per share, of which 15,000,000 shares became authorized for issuance as preferred stock, 155,000,000 shares became authorized for issuance as Class A common stock and 30,000,000 shares became authorized for issuance as Class B common stock; and
                    (ii) the Company issued 1 share of Class A common stock and .1 share of Class B common stock designated as Series 1 Class B common stock in exchange for every 1.1 shares of common stock outstanding prior to the recapitalization. As explained in Note 1, the recapitalization was effectively equivalent to a stock split and the numbers of shares of common stock outstanding before the recapitalization have been retroactively restated in the accompanying consolidated financial statements and these notes as an equivalent number of shares of Class A common stock and Series 1 Class B common stock.

                    JAG Media Holdings, Inc. and Subsidiaries

                      Condensed Consolidated Balance Sheet
                                 April 30, 2002
                                   (Unaudited)


                                               Assets
                                               ------

Current assets:
    Cash and cash equivalents                                                   $     36,330
    Accounts receivable                                                               32,344
    Other current assets                                                              82,819
                                                                                ------------
           Total current assets                                                      151,493

Equipment, net of accumulated depreciation of $106,135                                64,853
                                                                                ------------

           Total                                                                $    216,346
                                                                                ============


                              Liabilities and Stockholders' Deficiency
                              ----------------------------------------

Current liabilities:
    Accounts payable and accrued expenses                                       $    418,697
    Deferred revenues                                                                100,611
    Notes payable to officers                                                        400,000
                                                                                ------------
           Total liabilities                                                         919,308
                                                                                ------------

Commitments and contingencies

Stockholders' deficiency:
    Preferred stock; par value $.00001 per share; 15,000,000
        shares authorized; none issued                                                     -
    Class A common stock, par value $.00001 per share;
        155,000,000 shares authorized; 28,572,693 shares
        issued and outstanding                                                           286
    Class B common stock, par value $.00001 per share;
        30,000,000 shares authorized; 2,515,556 shares of
        Series 1 issued and outstanding                                                   25
    Additional paid-in capital                                                    37,596,776
    Unearned compensation                                                           (535,934)
    Accumulated deficit                                                          (37,764,115)
                                                                                ------------
           Total stockholders' deficiency                                           (702,962)
                                                                                ------------

           Total                                                                $    216,346
                                                                                ============



See Notes to Condensed Consolidated Financial Statements.

                    JAG Media Holdings, Inc. and Subsidiaries

                 Condensed Consolidated Statements of Operations
                       Nine Ended April 30, 2002 and 2001
                                  (Unaudited)







                                                              2002               2001
                                                        ------------         ------------
Revenues                                                $    467,962         $    784,595
                                                        ------------         ------------

Operating expenses:
    Cost of revenues                                         821,320            6,910,285
    Selling expenses                                          28,698              123,225
    General and administrative expenses                    2,579,035            7,802,319
    Write-off of capitalized web site
        development costs                                    263,754
                                                        ------------         ------------
          Totals                                           3,692,807           14,835,829
                                                        ------------         ------------

Loss from operations                                      (3,224,845)         (14,051,234)

Other income (expense):
    Interest income                                                                13,111
    Interest expense                                                           (1,526,811)
    Gain on sale of subsidiary                                                    196,959
                                                        ------------         ------------

Net loss                                                $ (3,224,845)        $(15,367,975)
                                                        ============         ============


Basic net loss per share                                $       (.13)        $       (.89)
                                                        ============         ============


Basic weighted average common
    shares outstanding                                    25,112,971           17,354,565
                                                        ============         ============



See Notes to Condensed Consolidated Financial Statements.

                   JAG Media Holdings, Inc. and Subsidiaries

Condensed Consolidated Statement of Changes in Stockholders' Equity (Deficiency)
                        Nine Months Ended April 30, 2002
                                   (Unaudited)


                                                         Common Stock
                             ------------------------------------------------------------------------
                                                             Class A             Series 1 Class B
                                                       --------------------     ----------------------    Additional
                               Number of               Number of                Number of                  Paid-in
                                Shares     Amount        Shares      Amount       Shares      Amount        Capital
                             ------------  ------     ----------     ------     ----------    ------      -----------
Balance, August 1, 2001        19,312,807     $193                                                         $35,669,723

Effects of recapitalization   (19,312,807)    (193)     17,557,097       $176     1,755,710      $17

Sales of common stock
   pursuant to equity
   financing agreement,
   net of expenses of
   $38,575                                               6,510,465         65       651,045        7           632,812

Effects of issuance of
   common stock in
   exchange for services                                 1,088,006         11       108,801        1           777,378

Effects of issuance of
   stock options in
   exchange for services                                                                                       561,544

Options exercised                                        3,417,125         34                                  144,319

Effects of cancellation of
   stock options previously
   issued in exchange for
   services                                                                                                   (189,000)

Amortization of unearned
   compensation

Net loss
                             ------------  ------      ----------     ------     ----------    ------      -----------

Balance, April 30, 2002         -           $  -       28,572,693       $286     2,515,556      $25        $37,596,776
                             ============ =======     ============    ======     ==========    ======      ===========





                                 Unearned        Accumulated
                               Compensation        Deficit           Total
                               ------------      -------------     ----------
Balance, August 1, 2001           $(975,090)      $(34,539,270)    $   155,556

Effects of recapitalization

Sales of common stock
   pursuant to equity
   financing agreement,
   net of expenses of
   $38,575                                                             632,884

Effects of issuance of
   common stock in
   exchange for services           (609,300)                           168,090

Effects of issuance of
   stock options in
   exchange for services                                               561,544

Options exercised                                                      144,353

Effects of cancellation of
   stock options previously
   issued in exchange for
   services                         189,000

Amortization of unearned
   compensation                     859,456                            859,456

Net loss                                            (3,224,845)     (3,224,845)
                                ------------      -------------     ----------

Balance, April 30, 2002          $(535,934)        $(37,764,115)   $  (702,962)
                                ============      =============     ===========



See Notes to Condensed Consolidated Financial Statements.

                    JAG Media Holdings, Inc. and Subsidiaries

                 Condensed Consolidated Statements of Cash Flows
                    Nine Months Ended April 30, 2002 and 2001
                                   (Unaudited)


                                                                                             2002            2001
                                                                                        ------------      ------------
Operating activities:
    Net loss                                                                            $ (3,224,845)     $(15,367,975)
    Adjustments to reconcile net loss to net cash used in
        operating activities:
        Depreciation                                                                          28,755           104,785
        Amortization of unearned compensation                                                859,456         7,660,318
        Amortization of capitalized web site development costs                                87,917           155,624
        Write-off of capitalized web site development costs                                  263,754
        Effects of issuance of common stock and stock options
           in exchange for services                                                          589,460
        Charges to interest expense for:
           Issuance of beneficial conversion rights                                                            217,770
           Amortization of deferred financing costs and debt discount                                        1,161,234
        Gain on sale of subsidiary                                                                            (196,959)
        Changes in operating assets and liabilities:
           Accounts receivable                                                                 8,740            (9,216)
           Other current assets                                                               16,801           737,054
           Other assets                                                                                        (89,789)
           Accounts payable and accrued expenses                                             295,370           210,071
           Deferred revenues                                                                 (79,753)         (159,410)
           Noncurrent accrued interest payable                                                                 144,771
                                                                                        ------------      ------------
               Net cash used in operating activities                                      (1,154,345)       (5,431,722)
                                                                                        ------------      ------------

Investing activities:
    Purchases of equipment                                                                                    (268,575)
    Web site development costs capitalized                                                                     (77,068)
    Proceeds from sale of subsidiary                                                                         1,002,147
                                                                                                          ------------
               Net cash provided by investing activities                                                       656,504
                                                                                                          ------------

Financing activities:
    Proceeds from notes payable to officers                                                  400,000
    Payments of capital lease obligations                                                                      (37,055)
    Proceeds from private placement of convertible debentures                                                3,400,000
    Costs paid in connection with private placement of
        convertible debentures                                                                                (300,000)
    Net proceeds from private placements of common stock                                     632,884         1,050,000
    Proceeds from exercise of stock options                                                  144,353
                                                                                        ------------      ------------
               Net cash provided by financing activities                                   1,177,237         4,112,945
                                                                                        ------------      ------------

Net increase (decrease) in cash and cash equivalents                                          22,892          (662,273)
Cash and cash equivalents, beginning of period                                                13,438           806,586
                                                                                        ------------      ------------

Cash and cash equivalents, end of period                                                $     36,330      $    144,313
                                                                                        ============      ============


See Notes to Condensed Consolidated Financial Statements.

                    JAG Media Holdings, Inc. and Subsidiaries

              Notes To Condensed Consolidated Financial Statements
                                   (Unaudited)



Note 1 - Basis of presentation:
                In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position of JAG Media Holdings, Inc. ("JAG Media") and its subsidiaries as of April 30, 2002, their results of operations for the nine months ended April 30, 2002 and 2001, their changes in stockholders' equity (deficiency) for the nine months ended April 30, 2002 and their cash flows for the nine months ended April 30, 2002 and 2001. Prior to February 21, 2001, JAG Media was known as JagNotes.com Inc. (see Note 2 herein). JAG Media and its subsidiaries are referred to together herein as the "Company." Pursuant to rules and regulations of the Securities and Exchange Commission (the "SEC"), certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted from these consolidated financial statements unless significant changes have taken place since the end of the most recent fiscal year. Accordingly, these condensed consolidated financial statements should be read in conjunction with the consolidated financial statements, notes to consolidated financial statements and the other information in the audited consolidated financial statements of the Company as of July 31, 2001 and for the years ended July 31, 2001 and 2000 (the "Audited Financial Statements") also included in the Prospectus of this Registration Statement.

                The results of the Company's operations for the nine months ended April 30, 2002 are not necessarily indicative of the results of operations to be expected for the full year ending July 31, 2002.

                The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. However, as shown in the accompanying condensed consolidated financial statements, during the nine months ended April 30, 2002 and 2001, the Company only generated revenues of approximately $468,000 and $785,000, respectively; it incurred net losses of approximately $3,225,000 and $15,368,000, respectively; and it had cash flow deficiencies from operating activities of approximately $1,154,000 and $5,432,000, respectively. As a result, the Company had a working capital deficiency of approximately $768,000 and an accumulated deficit of approximately $37,764,000 as of April 30, 2002. In addition, management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities through at least April 30, 2003. These matters raise substantial doubt about the Company's ability to continue as a going concern.

                    JAG Media Holdings, Inc. and Subsidiaries

              Notes To Condensed Consolidated Financial Statements
                                   (Unaudited)

Note 1 - Basis of presentation (continued):
                As further explained in Note 1 to the Audited Financial Statements, the Company gathers and compiles financial and investment information from contacts at financial institutions, experienced journalists, money managers, analysts and other Wall Street professionals and generates revenues by releasing such information to subscribers on a timely basis through facsimile transmissions and a web site. Such activities had been conducted primarily through JAG Media until January 4, 2002. As of that date, JAG Media became a holding company and its newly-formed subsidiary, JAG Media LLC, became responsible for such operations. In September 2000, another subsidiary, JAGfn Broadband, L.L.C. ("JAGfn"), started an advertiser-based financial webcast which was sold on February 1, 2001. Another subsidiary, JagNotes.Euro.com Ltd. ("Euro"), was attempting to generate foreign revenues. Euro's activities were terminated prior to January 31, 2001. On January 4, 2002, another subsidiary, JAG Company Voice LLC, was formed to provide small to medium sized companies with production and distribution services for delivering press releases and other company information over the Internet in streaming video format; however, it had not conducted any significant operations as of April 30, 2002.

                Primarily as a result of the sale of the advertiser-based financial webcast operations and the termination of its efforts to generate foreign revenues during the year ended July 31, 2001, the Company's net loss was reduced to approximately $3,225,000 for the nine months ended April 30, 2002 from approximately $15,368,000 for the nine months ended April 30, 2001. The net losses included net noncash charges of approximately $1,829,000 and $9,102,000 for the nine months ended April 30, 2002 and 2001, respectively, primarily for the depreciation of equipment, the amortization and write-off of capitalized web site development costs, the amortization of unearned compensation, the issuance of common stock and stock options in exchange for services, the issuance of beneficial conversion rights and the amortization of debt financing costs and discount.

                Management believes that, in the absence of a substantial increase in subscription revenues, it is probable that the Company will continue to incur losses and negative cash flows from operating activities through at least April 30, 2003 and that the Company will need to obtain additional equity or debt financing to sustain its operations until it can market its services, expand its customer base and achieve profitability.

                As further explained in Note 5 herein, the Company entered into an agreement with an investment partnership on August 17, 2001 pursuant to which the Company had, in effect, "put" options whereby, subject to certain conditions, it had been able to require the investment partnership to purchase shares of its common stock from time to time at prices based on the market value and average daily trading volume of its shares. The maximum aggregate purchase price under this equity line was $10,000,000. As of April 30, 2002, the Company had received gross proceeds of approximately $671,000 from the exercise of "put" options.

                    JAG Media Holdings, Inc. and Subsidiaries

              Notes To Condensed Consolidated Financial Statements
                                   (Unaudited)



Note 1 - Basis of presentation (concluded):
                The original agreement with the investment partnership was initially scheduled to expire on September 27, 2004. As also explained in Note 5 herein, the agreement was terminated in April 2002 and was replaced by another agreement with the investment partnership that provides for a new $10,000,000 equity line that will become available as of the date an appropriate registration statement pursuant to the Securities Act of 1933 (the "Act") covering the shares issuable under the new equity line is declared effective by the Securities and Exchange Commission.

                Management believes that the Company will be able to generate sufficient revenues from its remaining facsimile transmission and web site operations and obtain sufficient financing from its agreement with the investment partnership or through other financing agreements to enable it to continue as a going concern through at least April 30, 2003. However, if the Company cannot generate sufficient revenues and/or obtain sufficient additional financing, if necessary, by that date, the Company may be forced thereafter to restructure its operations, file for bankruptcy or entirely cease its operations.

                The accompanying condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.


Note 2 - Effects of amendment to the articles of incorporation:
                On February 21, 2002, the stockholders of the Company approved an amendment to the articles of incorporation pursuant to which the name of the Company was changed to JAG Media Holdings, Inc. The stockholders also approved another amendment that authorized the implementation of changes related to a recapitalization plan for the Company that was consummated on April 8, 2002. Pursuant to the recapitalization plan, (i) the total number of shares of all classes of capital stock authorized for issuance by the Company increased from 100,000,000 shares to 200,000,000 shares with a par value of $.00001 per share, of which 15,000,000 shares became authorized for issuance as preferred stock, 155,000,000 shares became authorized for issuance as Class A common stock and 30,000,000 shares became authorized for issuance as Class B common stock; and (ii) the Company issued 1 share of Class A common stock and .1 share of Class B common stock designated as Series 1 Class B common stock in exchange for every 1.1 shares of common stock outstanding prior to the recapitalization.

                    JAG Media Holdings, Inc. and Subsidiaries

              Notes To Condensed Consolidated Financial Statements
                                   (Unaudited)

Note 2 - Effects of amendment to the articles of incorporation (concluded):
                In addition, holders of stock options that were entitled to receive shares of common stock upon exercise of stock options issued pursuant to the Company's incentive stock option plan became entitled to receive an equivalent number of shares of Class A common stock at the same exercise price upon exercise; holders of all other stock options and warrants became entitled to receive a proportional number of shares of Class A common stock and Series 1 Class B common stock at a proportional exercise price upon exercise (see Note 11 to the Audited Financial Statements and Note 5 herein).

                Each share of Series 1 Class B common stock is immediately convertible into one share of Class A common stock. Each share of Series 1 Class B common stock also may be redeemed by the Company at any time for either one share of Class A common stock or equivalent cash value. Each share of Class A common stock and Series 1 Class B common stock will be equal in respect to dividends and voting rights. Therefore, each share of Series 1 Class B common stock is, in substance, equivalent to one share of Class A common stock for financial reporting purposes. In addition, each share of Class A common stock and each share of Series 1 Class B common stock is equivalent to one share of common stock that was outstanding before the recapitalization for financial reporting purposes

                The recapitalization was effectively equivalent to a stock split and the numbers of shares of common stock outstanding before the recapitalization have been retroactively restated in the accompanying unaudited condensed consolidated financial statements and these notes as an equivalent number of shares of Class A common stock and Series 1 Class B common stock. However, the numbers of common shares and the per share amounts reflected in the accompanying unaudited condensed consolidated financial statements and these notes prior to the recapitalization are equivalent to the numbers of Class A common shares and the per share amounts after the recapitalization on a fully diluted basis assuming the conversion of the Series 1 Class B common stock and, accordingly, the recapitalization did not have any overall effect on per share amounts.

Note 3 - Net earnings (loss) per share:
                The Company presents "basic" earnings (loss) per share and, if applicable, "diluted" earnings per share pursuant to the provisions of Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"). Basic earnings (loss) per share is calculated by dividing net income or loss by the weighted average number of common shares outstanding during each period. The calculation of diluted earnings per share is similar to that of basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of outstanding stock options and warrants and the conversion of the outstanding convertible debentures, were issued during the period, the treasury stock method had been applied to the proceeds from the exercise of the options and warrants and the interest costs applicable to the convertible debentures had been added back to the numerator.

                    JAG Media Holdings, Inc. and Subsidiaries

              Notes To Condensed Consolidated Financial Statements
                                   (Unaudited)



Note 3 - Net earnings (loss) per share (concluded):
                Diluted per share amounts have not been presented in the accompanying condensed consolidated statements of operations because the Company had a net loss in the nine months ended April 30, 2002 and 2001 and the assumed effects of the exercise of the Company's stock options and warrants that were outstanding during all or part of those periods and the conversion of its convertible debentures that had been outstanding during part of the nine months ended April 30, 2001 would have been anti-dilutive.

                The following table presents the components of the basic weighted average common shares outstanding for the nine months ended April 30, 2002 and 2001 as retroactively adjusted for the effects of the recapitalization:

                                                   2002              2001
                                                ----------        ----------

                    Class A                     22,837,299        15,776,877
                    Series 1 Class B             2,275,672         1,577,688
                                                ----------       -----------

                         Totals                 25,112,971        17,354,565
                                                ==========        ==========

                However, as explained in Note 2 herein, the recapitalization had no effect on the total number of weighted average common shares outstanding used in the computation of basic net loss per share in each period.


Note 4 - Income taxes:
                As of April 30, 2002, the Company had net operating loss carryforwards of approximately $22,601,000 available to reduce future Federal taxable income which will expire from 2019 through 2022.

                As of April 30, 2002, the Company's deferred tax assets consisted of the effects of temporary differences attributable to the following:

                    Deferred revenues, net                  $       27,000
                    Unearned compensation                        2,255,000
                    Net operating loss carryforwards             9,027,000
                                                             -------------
                                                                11,309,000
                    Less valuation allowance                   (11,309,000)
                                                            --------------

                           Total                            $        -
                                                            ==============

                    JAG Media Holdings, Inc. and Subsidiaries

              Notes To Condensed Consolidated Financial Statements
                                   (Unaudited)

Note 4 - Income taxes (concluded):
                Due to the uncertainties related to, among other things, the changes in the ownership of the Company, which could subject its net operating loss carryforwards to substantial annual limitations, and the extent and timing of its future taxable income, the Company offset its net deferred tax assets by an equivalent valuation allowance as of April 30, 2002.

                The Company had also offset the potential benefits from its net deferred tax assets by an equivalent valuation allowance during the year ended July 31, 2001. As a result of a decrease in the valuation allowance of $2,440,000 during the nine months ended April 30, 2002 and an increase in the valuation allowance of $6,137,000 during the nine months ended April 30, 2001, there are no credits for income taxes reflected in the accompanying condensed consolidated statements of operations to offset pre-tax losses.

                Although the Company had a net loss for the nine months ended April 30, 2002, net deferred tax assets and the offsetting valuation allowance decreased during that period primarily as a result of the cancellation of unexercised options and warrants (see Note 5) and the related reduction in temporary differences attributable to the amounts of unearned compensation recorded for financial statement and tax purposes.


Note 5 - Other issuances of common stock, warrants and stock options:
                Equity financing agreements:
                    As further explained in Note 11 to the Audited Financial Statements, on August 17, 2001, the Company entered into an equity line purchase agreement (the "Original Equity Line Agreement") with Cornell Capital Partners, L.P. ("Cornell Capital") pursuant to which the Company had, in effect, "put" options whereby, subject to certain conditions, it had been able to require the investment partnership to purchase shares of its common stock from time to time at prices based on the market value and average daily trading volume of its shares. The maximum aggregate purchase price under the Original Equity Line Agreement was $10,000,000. The Original Equity Line Agreement was initially scheduled to expire on September 27, 2004. However, it was terminated in April 2002 and was replaced by another agreement with the investment partnership as further described below.


                    Cornell Capital received 1,500,000 shares of the Company's common stock (1,363,637 and 136,363 Class A and Series 1 Class B shares, respectively) as of August 17, 2001 as additional consideration for entering into the Original Equity Line Agreement and certain principals of Cornell Capital agreed to surrender for cancellation outstanding warrants for the purchase of a total of 690,000 shares of the Company's common stock (627,273 and 62,727 Class A and Series 1 Class B shares, respectively) that had been issued for consulting services (the fair value of those warrants, as determined by the Black-Scholes option-pricing model at the date of issuance, had already been charged to expense). Cornell Capital was also entitled to a cash fee equal to 5% of the gross proceeds received by the Company in connection with each put. The 1,500,000 shares of the Company's common stock issued to Cornell Capital had an approximate fair market value of $240,000 and the warrants for the purchase of 690,000 shares that were cancelled had an approximate fair market value of $110,000 as of August 17, 2001. However, the Company did not record the fair values of the 1,500,000 shares that were issued and the warrants to purchase 690,000 shares that were cancelled in connection with the Original Equity Line Agreement to obtain equity financing since recording such values would have resulted in equivalent increases and decreases in additional paid-in capital and would not have resulted in a charge to any asset, liability or expense account.

                    JAG Media Holdings, Inc. and Subsidiaries

              Notes To Condensed Consolidated Financial Statements
                                   (Unaudited)



Note 5 - Other issuances of common stock, warrants and stock options
                 (continued):

               Equity financing agreements (concluded):

                    During the nine months ended April 30, 2002, Cornell Capital was required to pay $671,459 and it received 5,661,510 shares of common stock (5,146,828 and 514,682 Class A and Series 1 Class B shares, respectively) as a result of the exercise of put options under the Original Equity Line Agreement, and the Company received proceeds of $632,884, net of $38,575 of placement fees. The placement fees of $38,575 represent primarily a discount of 5% from the gross purchase price for the shares of $671,459. The gross purchase price was 95% of an amount determined based on the market value and average daily trading volume of the Company's shares. The difference between the market value of the shares and the gross purchase price of the shares based on the terms of the Original Equity Line Agreement was approximately $39,000.


                    On April 9, 2002, the Company entered into a new equity line purchase agreement (the "New Equity Line Agreement") with Cornell Capital pursuant to which the Company will have, in effect, new put options whereby, subject to certain conditions, it can require Cornell Capital to purchase shares of its Class A common stock from time to time at an aggregate purchase price of $10,000,000. The term of the New Equity Line Agreement will extend for 24 months. It will become available as of the date a registration statement under the Act filed by the Company for the registration of the shares issuable to Cornell Capital becomes effective, unless the New Equity Line Agreement is terminated earlier at the discretion of the Company. The purchase price will be 95% of the lowest closing bid price of the Company's Class A common stock over a specified number of trading days commencing on specified dates. Cornell Capital shall be entitled to a cash fee equal to 5% of the gross proceeds received from Cornell Capital in connection with each put. The timing and amount of the required purchases shall be at the Company's discretion subject to certain conditions including (i) a maximum purchase price to be paid by Cornell Capital for each put of $500,000 and (ii) a requirement that at least five trading days must elapse before the Company can deliver a new put notice to Cornell Capital. The Company will be required to issue 10,000 shares of its Class A common stock to placement agents as of the effective date as consideration for their services in connection with the New Equity Line Agreement.

                Options, warrants and other equity instruments issued for services:
                    As explained in Note 7 to the Audited Financial Statements, the Company has issued, from time to time, stock options, warrants and/or shares of common stock to employees as compensation and to other nonemployees, including investment analysts and commentators that have entered into agreements to provide the Company with financial information that is released to subscribers, as consideration for consulting, professional and other services. As explained in Note 2 to the Audited Financial Statements, the Company recognizes the cost of such issuances based on the fair value of the equity instruments issued over the periods in which the related services are rendered in accordance with the provisions of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123").

                    JAG Media Holdings, Inc. and Subsidiaries

              Notes To Condensed Consolidated Financial Statements
                                   (Unaudited)



Note 5 - Other issuances of common stock, warrants and stock options
                (continued):

                Options, warrants and other equity instruments issued for services (continued):

                    The following table reconciles the number of shares of common stock subject to options and warrants that were outstanding at August 1, 2001 as a result of issuances of options and warrants to employees and nonemployees as compensation for services to the number outstanding at April 30, 2002 and sets forth other related information:



                                                                                Number of Shares
                                                                 --------------------------------------
                                                                                              Series 1
                                                                                 Class A       Class B     Range of
                                                                     Common      Common        Common       Exercise
                                                                     Stock       Stock         Stock        Prices
                                                                 ------------  ----------    ----------   -----------
                         Options and warrants issued for
                            services outstanding, August 1,
                            2001 (A)                               8,583,500                              $.10 - $6.00
                         Effects of recapitalization (B)          (8,583,500)   8,356,227     227,273     $.10 - $6.00

                         Options granted to employees and
                            consultants (C)                                     4,936,725                 $.001 -$ .10
                         Options and warrants cancelled
                            (C)(D)                                             (5,925,773)    (62,727)    $.05 - $2.00
                         Options exercised (E)                                 (3,417,125)                $.001 - $.25
                                                                  -----------  ----------     -------

                         Options and warrants issued for
                            services outstanding, April 30,
                            2002 (F)(G)                            -            3,950,054     164,546     $.001 - $6.00
                                                                  ===========  ==========     =======     =============



                         (A) The cost of the options and warrants, determined based on their aggregate estimated fair values at the respective dates of issuance, was initially charged directly to expense or to unearned compensation to be amortized to expense. The balance of unearned compensation as of August 1, 2001 was $975,090.

                         (B) In connection with the Recapitalization (see Note 2 herein), holders of stock options that were entitled to receive shares of common stock upon exercise of stock options issued pursuant to the Company's 1999 Long-term Incentive Plan (the "Incentive Plan") became entitled to receive an equivalent number of shares of Class A common stock at the same exercise price upon exercise; holders of all other stock options and warrants became entitled to receive a proportional number of shares of Class A common stock and Series 1 Class B common stock at a proportional exercise price upon exercise.

                    JAG Media Holdings, Inc. and Subsidiaries

              Notes To Condensed Consolidated Financial Statements
                                   (Unaudited)



Note 5 - Other issuances of common stock, warrants and stock options
                (continued):

                Options, warrants and other equity instruments issued for services (continued):
                         (C) As further explained in Note 11 to the Audited Financial Statements, on August 31, 2001, pursuant to amended and restated employment agreements between the Company and its three senior executives, each dated August 31, 2001, the Company granted options to purchase 1,000,000 shares of, effectively, Class A common stock at $.02 per share to each of the three senior executives as additional compensation for services to be rendered under such contracts. Options previously granted to the three senior executives pursuant to their original employment agreements, which gave each executive the right to purchase 900,000 shares of, effectively, Class A common stock at an exercise price of $.25 per share, were cancelled. In accordance with the provisions of SFAS 123, the Company charged $24,000 to compensation expense in the nine months ended April 30, 2002, which represented the excess of the aggregate fair value of the options to purchase 1,000,000 shares of Class A common stock granted to each executive on August 31, 2001 over the aggregate fair value of the options to purchase 900,000 shares of Class A common stock previously granted to each of the executives immediately prior to the cancellation of those options. . In addition, during the nine months ended April 30, 2002, the Company issued options for the purchase of 1,936,725 shares of, effectively, Class A common stock at exercise prices ranging from $.001 to $.10 per share to employees and consultants that did not have employment or other contractual agreements. The aggregate estimated fair value of the options at the respective dates of issuance of $538,000 was charged directly to compensation and consulting expense during the nine months ended April 30, 2002.

                         (D) As a result of the cancellation of options during the nine months ended April 30, 2002, the Company reversed the unamortized balance of $189,000 of charges recorded as unearned compensation in connection with the original issuances of options to employees and consultants.

                         (E) During the nine months ended April 30, 2002, the Company issued 3,417,125 shares of, effectively, Class A common stock upon the exercise of options and received proceeds of $144,353.

                    JAG Media Holdings, Inc. and Subsidiaries

              Notes To Condensed Consolidated Financial Statements
                                   (Unaudited)



Note 5 - Other issuances of common stock, warrants and stock options
                (continued):

                Options, warrants and other equity instruments issued for services (continued):
                         (F) These options and warrants also include options for the purchase of 2,304,600 shares of, effectively, Class A common stock granted pursuant to the Incentive Plan which provides for individual awards to officers, employees, directors, consultants and certain other individuals that may take the form of stock options and certain other types of awards for which the value is based in whole or in part upon the fair market value of, effectively, the Company's Class A common stock. The number of shares of Class A common stock that may be subject to all types of awards under the Incentive Plan as amended may not exceed 6,000,000 shares. As of April 30, 2002, the options for the purchase of all of the 2,304,600 shares of Class A common stock remained outstanding.

                         (G) These options and warrants will expire at various dates from July 2005 through March 2012. There were no other options and warrants outstanding during the nine months ended April 30, 2002 (see
                               Note 7 to the Audited Financial Statements).

                    A total of $561,544 was charged directly to compensation and consulting expense during the nine months ended April 30, 2002 and $1,908,370 was charged to unearned compensation during the nine months ended April 30, 2001 as a result of the options issued as compensation to employees and as consideration for consulting, professional and other services in the transactions described above and/or in Note 7 to the Audited Financial Statements.

                    In addition, during the nine months ended April 30, 2002, the Company issued 1,196,807 shares of its common stock (1,088,066 and 108,801 Class A and Series 1 Class B shares, respectively) to employees and consultants as compensation to employees and as consideration for consulting, professional and other services. The aggregate estimated fair value of the shares at the respective dates of issuance was $777,390, of which $168,090 was charged directly to compensation and consulting expense and $609,300 was charged to unearned compensation during the nine months ended April 30, 2002.

                    JAG Media Holdings, Inc. and Subsidiaries

              Notes To Condensed Consolidated Financial Statements
                                   (Unaudited)

Note 5 - Other issuances of common stock, warrants and stock options
                (concluded):

                Options, warrants and other equity instruments issued for services (concluded):
                    Unearned compensation is being amortized to expense on a straight-line basis over the period in which the related services are rendered (such period is limited to the initial term of any related employment or consulting agreement). A total of $859,456 and $7,660,318 was amortized during the nine months ended April 30, 2002 and 2001, respectively. A total of $189,000 of unearned compensation was reversed during the nine months ended April 30, 2002 as a result of the cancellation of options. The unamortized balance of charges to unearned compensation of $535,934 has been reflected as a reduction of stockholders' equity as of April 30, 2002.

                    The fair values of the options, warrants and shares issued and/or transferred as compensation to employees and as consideration for consulting, professional and other services in the transactions described above were determined in accordance with SFAS 123 using the Black-Scholes option-pricing model. The fair values were determined during the nine months ended April 30, 2002 based on the following assumptions:

                         Expected years of option life:         5
                         Risk-free interest rate:               4.5%
                         Dividend yield:                        0%
                         Volatility:                       307% - 361%


Note 6 - Notes payable to officers:
                On April 1, 2001, two executive officers loaned the Company a total of $400,000 subject to the terms and conditions of unsecured promissory notes that bear interest at an annual rate of 2.69% and become payable on July 1, 2002.


Note 7 - Write-off of capitalized web site development costs:
                As a result of the Company's continuing losses and the uncertainties related to its ability to generate income in future periods, management determined on January 31, 2002 that the value of the Company's capitalized web site development costs had been impaired and, accordingly, the remaining unamortized balance of approximately $264,000 as of that date was written off.


Note 8 - Legal proceedings:
                The Company is involved in various legal proceedings. In the opinion of management, these actions are routine in nature and will not have any material adverse effects on the Company's consolidated financial statements in subsequent years.


                                      * * *

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers.

The Articles of Incorporation of JAG Media Holdings, Inc. (the "Registrant") provide for the indemnification of the directors, officers, employees and agents of the Registrant to the fullest extent permitted by the laws of the State of Nevada. Section 78.7502 of the Nevada General Corporation Law permits a corporation to indemnify any of its directors, officers, employees or agents against expenses actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except for an action by or in right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, provided that it is determined that such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.751 of the Nevada General Corporation Law requires that the determination that indemnification is proper in a specific case must be made by
(a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding or (c) independent legal counsel in a written opinion (i) if a majority vote of a quorum consisting of disinterested directors is not possible or (ii) if such an opinion is requested by a quorum consisting of disinterested directors.

Other Expenses of Issuance and Distribution.

           Registration fee                                     $493.71
           Blue Sky fees and expenses                              0.00
           Legal fees and expenses                            15,000.00
           Accounting fees and expenses                       10,000.00
           Printing and related expenses                       5,000.00
           Miscellaneous                                       5,000.00
           -------------                                       --------

           TOTAL                                             $35,493.71

All of the above expenses except the SEC registration fee are estimated. All of the above expenses will be paid by the Registrant.

Recent Sales of Unregistered Securities.

The Registrant has made the following sales of unregistered securities within the last three years:

As of April 9, 2002, the Registrant entered into a $10,000,000 Equity Line Purchase Agreement with Cornell Capital Partners, L.P., a limited partnership managed by Yorkville Advisors Management, LLC, a Delaware limited liability company, pursuant to which it can put its shares of Class A common stock, once registered with the SEC, from time to time, at a purchase price equal to 95% of the lowest closing bid price for such shares over the five trading days preceding the sale of such shares. In connection with this Equity Line Purchase Agreement, the Registrant issued Westrock Advisors, Inc. a placement agent fee of 10,000 shares of its Class A common stock. The Registrant also have agreed to pay a 5% cash fee to Cornell Capital payable out of each drawdown under the equity line. The investments under this Equity Line Purchase Agreement will be made in reliance upon Regulation D.

On December 31, 2001, the Registrant (then known as JagNotes.com Inc.) entered into a consulting agreement with FAS Holdings, Inc. pursuant to which it agreed to issue a warrant to acquire 1,000,000 shares of its common stock to FAS in exchange for financial advisory services to be provided by a subsidiary of FAS. The warrant was issued on April 9, 2002. The issuance of such securities was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof. The warrant was subsequently assigned on April 12, 2002 to First Allied Capital Group, LLC, an affiliate of FAS Holdings. On April 10, 2002, First Allied Capital Group,LLC exercised the warrant in full. The issuance of such securities was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof.

On October 5, 2001, the Registrant (then known as JagNotes.com Inc.) entered into a Settlement Agreement with Strategic Growth International, Inc., pursuant to which it agreed to issue to Strategic Growth International 441,807 shares of its common stock in lieu of $57,434.52 in cash payments which were owed to Strategic Growth International under an investor relations services agreement.

On August 17, 2001, the Registrant (then known as JagNotes.com Inc.) entered into a $10,000,000 Equity Line Purchase Agreement with Cornell Capital Partners, L.P., a limited partnership managed by Yorkville Advisors Management, LLC, a Delaware limited liability company, pursuant to which it can put its shares, once registered with the SEC, from time to time, at a purchase price equal to 95% of the lowest closing bid price for such shares over the five trading days preceding the sale of such shares. In connection with this Equity Line Purchase Agreement, the Registrant issued Cornell Capital an investor's fee of 1,500,000 shares of its common stock. The Registrant also have agreed to pay a 5% cash fee to Cornell Capital payable out of each drawdown under the equity line. The investments under this Equity Line Purchase Agreement were made in reliance upon Regulation D. From August 17, 2001 through the date of this prospectus, Cornell Capital was required to pay $671,459 and it received 5,661,510 shares of common stock as a result of the exercise of put options under the equity line, and the Company received proceeds of $632,884, net of $38,575 of placement fees. The per share prices and the number of shares sold under the equity line are as follows:

           -------------------------------- --------------------------------
           Price Per Share                  Number of Shares Sold
           -------------------------------- --------------------------------
           $0.10                            316,873
           -------------------------------- --------------------------------
           $0.057                           555,918
           -------------------------------- --------------------------------
           $0.052                           480,769
           -------------------------------- --------------------------------
           $0.0475                          526,316
           -------------------------------- --------------------------------
           $0.1045                          956,938
           -------------------------------- --------------------------------
           $0.1948                          513,347
           -------------------------------- --------------------------------
           $0.1615                          522,916
           -------------------------------- --------------------------------
           $0.1567                          538,934
           -------------------------------- --------------------------------
           $0.1425                          663,796
           -------------------------------- --------------------------------
           $0.1615                          585,703
           -------------------------------- --------------------------------
           $.1178 (Average Price)           5,661,510 (Total Shares Sold)
           -------------------------------- --------------------------------


Upon the effectiveness of this registration statement, the Registrant's equity line purchase agreement, dated August 17, 2001, will cease to be of further force and effect and will be superseded by a new agreement with Cornell Capital dated as of April 9, 2002.

On July 21, 2000, the Registrant (then known as JagNotes.com Inc.) entered into a consulting agreement with The May Davis Group, Inc. pursuant to which it issued warrants to acquire an aggregate of 1,250,000 shares of its common stock to May Davis and five of its affiliates in exchange for investment banking services. The issuance of such securities was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof.

On June 14, 2000, the Registrant (then known as JagNotes.com Inc.) entered into a $10,000,000 Equity Line of Credit Agreement with CALP II, a Bermuda limited partnership, pursuant to which it could put its shares, from time to time, at a purchase price equal to 85% of the average of the five lowest closing bid prices for such shares over the ten trading days preceding the sale of such shares, subject to volume limitations based upon current trading volumes and market price per share. In connection with the Equity Line of Credit Agreement, the Registrant issued CALP II a five-year stock purchase warrant to purchase 428,571 shares of its common stock. The Registrant agreed to pay a 10% finders' fee and issue warrants to acquire 250,000 shares of its common stock to certain placement agents in connection with this transaction. The investments under the Equity Line of Credit Agreement were made in reliance upon Regulation S. In the equity line of credit agreement, CALP II, a Bermuda limited partnership, represented to the Registrant that it was qualified to make the investments described in the agreement under the provisions of Regulation S. CALP II further represented that it was an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act. In the agreement, CALP II agreed not to transfer any of the securities it was issued under the equity line in the United States or to a "U.S. Person" (as defined in Regulation S), except pursuant to an effective registration statement under the Securities Act or an exemption from such registration and in compliance with any applicable U.S. securities laws or blue sky laws. Discussions with the control person of CALP II regarding the equity line took place while such person was outside of the United States. The issuance of warrants to the placement agents for this transaction was exempt from registration under the Securities Act of 1933 pursuant to
Section 4(2) thereof.

On June 12, 2000, the Registrant (then known as JagNotes.com Inc.) closed a private sale of a convertible debenture in the principal amount of $2,500,000 due June 12, 2003 and bearing interest at 8% per year, which was convertible into shares of the Registrant's common stock, to CALP II, a Bermuda limited partnership. The issuance of such securities was exempt from registration under the Securities Act of 1933, as amended, pursuant to Regulation S promulgated thereunder. In the securities purchase agreement with CALP II, the parties acknowledged that the debenture was being offered to CALP II through Thomson Kernaghan & Company, Ltd. only outside of the United States and to a purchaser that is not a citizen or resident of the United States. Also in the agreement, CALP II, a Bermuda limited partnership, represented to the Registrant that it was buying the debenture, and upon conversion of the debenture it would acquire the underlying shares of common stock, for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempt under the Securities Act. CALP II further represented that it was an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act. The legend on the face of the debenture states that the securities are restricted and may not be offered or sold in the United States or to U.S. Persons (as such term is defined in Regulation S) unless registered under the Securities Act, pursuant to Regulation S or pursuant to available exemptions from the registration requirements of the Securities Act. The legend further states that the investor will provide to the Registrant an opinion of counsel or other information as the Registrant may reasonably require to confirm that such exemptions are available. Discussions with the control person of CALP II regarding the sale of the convertible debenture took place while such person was outside of the United States.


On March 15, 2000, the Registrant (then known as JagNotes.com Inc.) entered into a consulting agreement with M.S. Farrell & Co. pursuant to which it issued warrants to acquire 750,000 shares of its common stock to M.S. Farrell in exchange for investment banking services. The issuance of such securities was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof.

On March 14, 2000, the Registrant (then known as JagNotes.com Inc.) entered into an agreement with Strategic Growth International, Inc. pursuant to which it granted options to acquire 500,000 shares of its common stock to Strategic Growth International in exchange for investor relations services. The issuance of such securities was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) thereof.


In January 2000, the Registrant (then known as JagNotes.com Inc.) closed a private sale of 785,715 shares of common stock to Reliant Limited, a corporation organized under the laws of the Isle of Man, for cash consideration of $2,750,000. The issuance of such securities was exempt from registration under the Securities Act of 1933, as amended, pursuant to Regulation S promulgated thereunder. Reliant executed an Offshore Securities Subscription Agreement dated January 17, 2000 in which it represented to the Registrant that (i) it was not a U.S. Person (as defined in Regulation S), (ii) the common stock was not offered to Reliant in the United States and that, at the time of execution and delivery of the agreement, Reliant was outside the United States, (iii) to the knowledge of Reliant, the Registrant did not conduct any "directed selling efforts" (as defined in Regulation S), (iv) all offers and sales of the securities prior to the expiration of a period commencing on the closing and ending one year thereafter (as prescribed by Rule 903(b) of Regulation S) would not be made to U.S. Persons or for the account or benefit of such persons and (v) all offers and sales of the securities would be made in compliance with the provisions of Regulation S. Reliant further represented that it was an accredited investor (as such term in defined in Regulation D) and that it was purchasing the shares for its own account for investment and not with a view toward distribution. The shares issued to Reliant contained a legend which clearly stated that the shares could not be transferred other than in compliance with Regulation S.

Exhibits.

Exhibit No.         Description
-----------         -----------


2.1 Agreement and Plan of Reorganization dated March 16, 1999 between Professional Perceptions, Inc. (now known as JagNotes.com Inc.); Harold Kaufman, Jr., an officer, director and principal stockholder thereof; NewJag, Inc.; and the stockholders of NewJag, Inc. (1)

2.2 Agreement and Plan of Merger dated as of July 29, 1999 by and among JagNotes Notes, Inc., a New Jersey corporation, and JagNotes.com, Inc., a Nevada corporation. (2)

3.1                 Articles of Incorporation of Registrant. (2)

3.2 Certificate of Amendment to Articles of Incorporation of Registrant as filed with the Secretary of State of the State of Nevada on April 8, 2002. (16)

3.3                 Bylaws of Registrant (2)

4.1 Form of Common Stock Purchase Warrant issued in connection with May 1999 private placement. (6)

4.2 Stock Option to acquire 500,000 shares of common stock granted to Strategic Growth International, Inc. on March 14, 2000, included in Exhibit 10.2. (4)



4.3 Stock Purchase Warrant to acquire 750,000 shares of common stock issued to M.S. Farrell & Co., Inc. on March 15, 2000, included in Exhibit 10.3. (4)

4.4                 2000 8% Convertible Debenture, due June 12, 2003. (5)

4.5 Form of Stock Purchase Warrant issued in connection with June 2000 private placement. (5)

4.6 Form of Stock Purchase Warrant issued in connection with May Davis Consulting Agreement, included in
                    Exhibit 10.9. (7)

4.7 Form of 8% Convertible Debenture issued in connection with October 2000 private placement. (9)

4.8 Stock Purchase Warrant to acquire 3,000,000 shares of common stock issued to CALP II Limited Partnership as of October 30, 2000. (9)

4.9 First Amendment, dated as of October 30, 2000, to 2000 8% Convertible Debenture, due June 12, 2003. (9)

4.10 Amended and Restated Secured Promissory Note issued February 22, 2001 in the amount of U.S.$500,000 by CALP II Limited Partnership payable to the order of the Registrant. (11)

4.11                Form of Class A Common Stock Certificate. (15)

4.12                Form of Series 1 Class B Common Stock Certificate. (15)

4.13 Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Thomas J. Mazzarisi. (16)

4.14 Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Stephen J. Schoepfer. (16)

4.15 Stock Purchase Warrant to acquire 1,000,000 shares of common stock issued to FAS Holdings, Inc. as of April 9, 2002. (18)



4.16 Amendment, dated June 26, 2002, to Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Thomas J. Mazzarisi. (20)

4.17 Amendment, dated June 26, 2002, to Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Stephen J. Schoepfer. (20)

5.1                 Opinion of Jones Vargas, dated August 2, 2002. (20)



10.1 JAG Media Holdings, Inc. 1999 Long Term Incentive Plan, as amended. (17)

10.2 Agreement, dated as of March 14, 2000, by and between Registrant and Strategic Growth International, Inc. (4)



10.3 Consulting Agreement, dated as of March 15, 2000, by and between Registrant and M.S. Farrell & Co., Inc. (4)

10.4 Securities Purchase Agreement, dated as of June 12, 2000, by and between Registrant and CALP II Limited Partnership. (5)

10.5 Equity Line of Credit Agreement, dated as of June 14, 2000, by and between Registrant and CALP II Limited Partnership. (5)

10.6 First Amendment, dated July 19, 2000, to Equity Line of Credit Agreement, dated as of June 14, 2000, between Registrant and CALP II Limited Partnership. (7)

10.7 Second Amendment, dated October 31, 2000, to Equity Line of Credit Agreement, dated as of June 14, 2000 (as amended), between Registrant and CALP II Limited Partnership. (8)

10.8 Placement Agency Agreement, dated as of June 12, 2000, by and between Registrant and Thomson Kernaghan and Co., Ltd. (5)

10.9 Placement Agency Agreement, dated as of June 12, 2000, by and between Registrant and May Davis Group, Inc. (5)

10.10 Consulting Agreement, dated as of July 21, 2000, by and between Registrant and May Davis Group, Inc. (7)

10.11 Letter Agreement, dated October 30, 2000, by and between Registrant and Thomson Kernaghan & Co., Ltd. (8)

10.12 Employment Agreement, dated as of December 14, 2000, by and between Registrant and Thomas J. Mazzarisi. (9)

10.13 Employment Agreement, dated as of December 14, 2000, by and between Registrant and Stephen J. Schoepfer. (9)

10.14 Employment Agreement, dated as of December 14, 2000, by and between Registrant and Gary Valinoti. (9)

10.15 Securities Purchase Agreement, dated as of February 1, 2001, by and among the Registrant, CALP II Limited Partnership and JAGfn Broadband LLC. (10)

10.16 Termination Agreement, dated April 6, 2001, by and among the Registrant, CALP II Limited Partnership and Thomson Kernaghan & Co. Ltd. (12)

10.17 Equity Line Purchase Agreement, dated August 17, 2001, by and between the Registrant and Cornell Capital Partners, L.P. (13)

10.18 Registration Rights Agreement, dated August 17, 2001, by and between the Registrant and Cornell Capital Partners, L.P. (13)

10.19 Amended and Restated Employment Agreement, dated August 31, 2001, by and between the Registrant and Gary Valinoti. (14)

10.20 Amended and Restated Employment Agreement, dated August 31, 2001, by and between the Registrant and Stephen J. Schoepfer. (14)

10.21 Amended and Restated Employment Agreement, dated August 31, 2001, by and between the Registrant and Thomas J. Mazzarisi. (14)

10.22 Settlement Agreement, dated October 5, 2001, by and between the Registrant and Strategic Growth
                    International Inc. (18)

10.23 Equity Line Purchase Agreement, dated as of April 9, 2002, by and between the Registrant and Cornell Capital Partners, L.P. (18)

10.24 Registration Rights Agreement, dated as of April 9, 2002, by and among the Registrant, Cornell Capital Partners, L.P., and Westrock Advisors, Inc. (18)

10.25 Placement Agent Agreement, dated as of April 9, 2002, by and among the Registrant, Cornell Capital Partners, L.P., and Westrock Advisors, Inc. (18)

10.26 Consulting Agreement, dated December 31, 2001, by and between the Registrant and First Allied, as amended by Letter Agreement dated February 1, 2002. (18)


10.27 Content Agreement, dated as of February 14, 2002, by and between Lycos Inc. and JAG Company Voice LLC. (19)

10.28 Affiliate Order, dated February 22, 2002, by and between JAG Company Voice LLC and Freerealtime.com Inc. (19)

10.29 Affiliate Order, dated February 21, 2002, by and between JAG Company Voice LLC and Zacks Investment Research. (19)


10.30               Waiver of Section 5.5 of Equity Line Purchase
                    Agreement, dated June 18, 2002, executed by Cornell Capital Partners, L.P. (20)



21.1                Subsidiaries of Registrant. (18)

23.1                Consent of J.H. Cohn LLP.


23.2 Consent of Jones Vargas, counsel for the Registrant, included in Exhibit 5.1. (20)


99.1 Articles of Merger of JagNotes, Inc. into JagNotes.com, Inc. (including Certificate of Correction related thereto). (2)

(1) Previously filed as an exhibit to our Registration Statement on Form SB-2 filed on July 30, 1999.
(2) Previously filed as an exhibit to Amendment No. 1 to our Registration Statement on Form SB-2 filed on September 30, 1999.
(3) Previously filed as an exhibit to Amendment No. 2 to our Registration Statement on Form SB-2 filed on October 26, 1999.

(4) Previously filed as an exhibit to our Quarterly Report on Form 10-QSB filed on June 16, 2000.
(5) Previously filed as an exhibit to our Current Report on Form 8-K filed on June 16, 2000.
(6) Previously filed as an exhibit to Post-Effective Amendment No. 2 to our Registration Statement on Form SB-2 filed on June 22, 2000.
(7) Previously filed as an exhibit to our Registration Statement on Form SB-2 filed on July 25, 2000.
(8) Previously filed as an exhibit to our Annual Report on Form 10-KSB filed on November 14, 2000.
(9) Previously filed as an exhibit to our Quarterly Report on Form 10-QSB filed on December 20, 2000.
(10) Previously filed as an exhibit to our Current Report on Form 8-K filed on February 2, 2001.
(11) Previously filed as an exhibit to our Current Report on Form 8-K filed on March 1, 2001.
(12) Previously filed as an exhibit to our Current Report on Form 8-K filed on April 9 2001.
(13) Previously filed as an exhibit to our Current Report on Form 8-K filed on August 17, 2001.
(14) Previously filed as an exhibit to Amendment No. 1 to our Registration Statement on Form SB-2 filed on September 26, 2001.
(15) Previously filed as an exhibit to our Registration Statement on Form 8-A filed on March 25, 2002.
(16) Previously filed as an exhibit to our Current Report on Form 8-K filed on April 17, 2002.
(17) Previously filed as an exhibit to our Registration Statement on Form S-8 filed on May 1, 2002.
(18) Previously filed as an exhibit to our Registration Statement on Form SB-2 filed on May 7, 2002.

(19) Previously filed as an exhibit to Amendment No. 1 to our Registration Statement on Form SB-2 filed on July 8, 2002.


(20) Previously filed as an exhibit to Amendment No. 2 to our Registration Statement on Form SB-2 filed on August 2, 2002.


Undertakings.

A. Supplementary and Periodic Information, Documents and Reports

         Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the Registrant hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority in that Section.

B. Item 512 Undertaking with Respect to Rule 415 Under the Securities Act of
1933

The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         C.       Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES




Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on August 12, 2002.





                                            JAG MEDIA HOLDINGS, INC.

                                            By:   /s/ Gary Valinoti
                                                    Name:   Gary Valinoti
                                                    Title: President and CEO


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



/s/ Gary Valinoti                                        August 12, 2002
    -------------
Gary Valinoti, President, Chief Executive
Officer and Director
(Principal Executive Officer)


/s/ Thomas Mazzarisi                                     August 12, 2002
    ----------------
Thomas Mazzarisi, Executive Vice President,
Chief Financial Officer, General Counsel
and Director
(Principal Financial and Accounting Officer)


/s/ Stephen Schoepfer                                    August 12, 2002
   ------------------
Stephen Schoepfer, Executive Vice President,
Chief Operating Officer, Secretary and Director

                                INDEX TO EXHIBITS
                                -----------------


2.1 Agreement and Plan of Reorganization dated March 16, 1999 between Professional Perceptions, Inc. (now known as JagNotes.com Inc.); Harold Kaufman, Jr., an officer, director and principal stockholder thereof; NewJag, Inc.; and the stockholders of NewJag, Inc. (1)

2.2 Agreement and Plan of Merger dated as of July 29, 1999 by and among JagNotes Notes, Inc., a New Jersey corporation, and JagNotes.com, Inc., a Nevada corporation. (2)

3.1            Articles of Incorporation of Registrant. (2)

3.2 Certificate of Amendment to Articles of Incorporation of Registrant as filed with the Secretary of State of the State of Nevada on April 8, 2002. (16)

3.3            Bylaws of Registrant (2)

4.1 Form of Common Stock Purchase Warrant issued in connection with May 1999 private placement. (6)

4.2 Stock Option to acquire 500,000 shares of common stock granted to Strategic Growth International, Inc. on March 14, 2000, included in Exhibit 10.2. (4)

4.3 Stock Purchase Warrant to acquire 750,000 shares of common stock issued to M.S. Farrell & Co., Inc. on March 15, 2000, included in
               Exhibit 10.3. (4)

4.4            2000 8% Convertible Debenture, due June 12, 2003. (5)

4.5 Form of Stock Purchase Warrant issued in connection with June 2000 private placement. (5)

4.6 Form of Stock Purchase Warrant issued in connection with May Davis Consulting Agreement, included in Exhibit 10.9. (7)

4.7 Form of 8% Convertible Debenture issued in connection with October 2000 private placement. (9)

4.8 Stock Purchase Warrant to acquire 3,000,000 shares of common stock issued to CALP II Limited Partnership as of October 30, 2000. (9)

4.9 First Amendment, dated as of October 30, 2000, to 2000 8% Convertible Debenture, due June 12, 2003. (9)

4.10 Amended and Restated Secured Promissory Note issued February 22, 2001 in the amount of U.S.$500,000 by CALP II Limited Partnership payable to the order of the Registrant. (11)

4.11           Form of Class A Common Stock Certificate. (15)

4.12           Form of Series 1 Class B Common Stock Certificate. (15)

4.13 Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Thomas J. Mazzarisi. (16)

4.14 Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Stephen J. Schoepfer. (16)

4.15 Stock Purchase Warrant to acquire 1,000,000 shares of common stock issued to FAS Holdings, Inc. as of April 9, 2002.(18)



4.16 Amendment, dated June 26, 2002, to Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Thomas J. Mazzarisi.
               (20)

4.17 Amendment, dated June 26, 2002, to Promissory Note, dated April 1, 2002 in the amount of $200,000 issued to Stephen J. Schoepfer.
               (20)

5.1            Opinion of Jones Vargas, dated August 2, 2002. (20)


10.1           1999 Long Term Incentive Plan, as amended. (17)

10.2 Agreement, dated as of March 14, 2000, by and between Registrant and Strategic Growth International, Inc. (4)

10.3 Consulting Agreement, dated as of March 15, 2000, by and between Registrant and M.S. Farrell & Co., Inc. (4)

10.4 Securities Purchase Agreement, dated as of June 12, 2000, by and between Registrant and CALP II Limited Partnership. (5)

10.5 Equity Line of Credit Agreement, dated as of June 14, 2000, by and between Registrant and CALP II Limited Partnership. (5)

10.6 First Amendment, dated July 19, 2000, to Equity Line of Credit Agreement, dated as of June 14, 2000, between Registrant and CALP II Limited Partnership. (7)

10.7 Second Amendment, dated October 31, 2000, to Equity Line of Credit Agreement, dated as of June 14, 2000 (as amended), between Registrant and CALP II Limited Partnership. (8)

10.8 Placement Agency Agreement, dated as of June 12, 2000, by and between Registrant and Thomson Kernaghan and Co., Ltd. (5)

10.9 Placement Agency Agreement, dated as of June 12, 2000, by and between Registrant and May Davis Group, Inc. (5)

10.10 Consulting Agreement, dated as of July 21, 2000, by and between Registrant and May Davis Group, Inc. (7)

10.11 Letter Agreement, dated October 30, 2000, by and between Registrant and Thomson Kernaghan & Co., Ltd. (8)

10.12 Employment Agreement, dated as of December 14, 2000, by and between Registrant and Thomas J. Mazzarisi. (9)

10.13 Employment Agreement, dated as of December 14, 2000, by and between Registrant and Stephen J. Schoepfer. (9)

10.14 Employment Agreement, dated as of December 14, 2000, by and between Registrant and Gary Valinoti. (9)

10.15 Securities Purchase Agreement, dated as of February 1, 2001, by and among the Registrant, CALP II Limited Partnership and JAGfn Broadband LLC. (10)

10.16 Termination Agreement, dated April 6, 2001, by and among the Registrant, CALP II Limited Partnership and Thomson Kernaghan & Co. Ltd. (12)

10.17 Equity Line Purchase Agreement, dated August 17, 2001, by and between the Registrant and Cornell Capital Partners, L.P. (13).

10.18 Registration Rights Agreement, dated August 17, 2001, by and between the Registrant and Cornell Capital Partners, L.P. (13).

10.19 Amended and Restated Employment Agreement, dated August 31, 2001, by and between the Registrant and Gary Valinoti. (14)

10.20 Amended and Restated Employment Agreement, dated August 31, 2001, by and between the Registrant and Stephen J. Schoepfer. (14)

10.21 Amended and Restated Employment Agreement, dated August 31, 2001, by and between the Registrant and Thomas J. Mazzarisi. (14)

10.22 Settlement Agreement, dated October 5, 2001, by and between the Registrant and Strategic Growth International Inc.(18)

10.23 Equity Line Purchase Agreement, dated as of April 9, 2002, by and between the Registrant and Cornell Capital Partners, L.P. (18)

10.24 Registration Rights Agreement, dated as of April 9, 2002, by and among the Registrant, Cornell Capital Partners, L.P., and Westrock Advisors, Inc. (18)

10.25 Placement Agent Agreement, dated as of April 9, 2002, by and among the Registrant, Cornell Capital Partners, L.P., and Westrock Advisors, Inc. (18)

10.26 Consulting Agreement, dated December 31, 2001, by and between the Registrant and First Allied, as amended by Letter Agreement dated February 1, 2002. (18)


10.27 Content Agreement, dated as of February 14, 2002, by and between Lycos Inc. and JAG Company Voice LLC. (19)

10.28 Affiliate Order, dated February 22, 2002, by and between JAG Company Voice LLC and Freerealtime.com Inc. (19)

10.29 Affiliate Order, dated February 21, 2002, by and between JAG Company Voice LLC and Zacks Investment Research. (19)


10.30 Waiver of Section 5.5 of Equity Line Purchase Agreement, dated June 18, 2002, executed by Cornell Capital Partners, L.P. (20)


21.1           Subsidiaries of Registrant. (18)

23.1           Consent of J.H. Cohn LLP.


23.2           Consent of Jones Vargas, counsel for the Registrant, included in
               Exhibit 5.1. (20)

99.1           Articles of Merger of JagNotes, Inc. into JagNotes.com, Inc.
               (including Certificate of Correction related thereto). (2)

(1) Previously filed as an exhibit to our Registration Statement on Form SB-2 filed on July 30, 1999.
(2) Previously filed as an exhibit to Amendment No. 1 to our Registration Statement on Form SB-2 filed on September 30, 1999.
(3) Previously filed as an exhibit to Amendment No. 2 to our Registration Statement on Form SB-2 filed on October 26, 1999.
(4) Previously filed as an exhibit to our Quarterly Report on Form 10-QSB filed on June 16, 2000.
(5) Previously filed as an exhibit to our Current Report on Form 8-K filed on June 16, 2000.
(6) Previously filed as an exhibit to Post-Effective Amendment No. 2 to our Registration Statement on Form SB-2 filed on June 22, 2000.
(7) Previously filed as an exhibit to our Registration Statement on Form SB-2 filed on July 25, 2000.
(8) Previously filed as an exhibit to our Annual Report on Form 10-KSB filed on November 14, 2000.
(9) Previously filed as an exhibit to our Quarterly Report on Form 10-QSB filed on December 20, 2000.
(10) Previously filed as an exhibit to our Current Report on Form 8-K filed on February 2, 2001.
(11) Previously filed as an exhibit to our Current Report on Form 8-K filed on March 1, 2001.
(12) Previously filed as an exhibit to our Current Report on Form 8-K filed on April 9 2001.
(13) Previously filed as an exhibit to our Current Report on Form 8-K filed on August 17, 2001.
(14) Previously filed as an exhibit to Amendment No. 1 to our Registration Statement on Form SB-2 filed on September 26, 2001.
(15) Previously filed as an exhibit to our Registration Statement on Form 8-A filed on March 25, 2002.
(16) Previously filed as an exhibit to our Current Report on Form 8-K filed on April 17, 2002.
(17) Previously filed as an exhibit to our Registration Statement on Form S-8 filed on May 1, 2002.
(18) Previously filed as an exhibit to our Registration Statement on Form SB-2 filed on May 7, 2002.

(19) Previously filed as an exhibit to Amendment No. 1 to our Registration Statement on Form SB-2 filed on July 8, 2002.

(20) Previously filed as an exhibit to Amendment No. 2 to our Registration Statement on Form SB-2 filed on August 2, 2002.